                                                                    EXHIBIT 10.2
                                                                  EXECUTION COPY
                                                                         2/26/98













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                                 ALRENCO, INC.

                           REVOLVING CREDIT AGREEMENT

                         DATED AS OF FEBRUARY 26, 1998

                            COMERICA BANK, AS AGENT

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
1.       DEFINITIONS..............................................................................................1

2.       REVOLVING CREDIT........................................................................................21
         2.1      Revolving Credit Commitment....................................................................21
         2.2      Accrual of Interest and Maturity...............................................................21
         2.3      Requests for Advances and Requests for Refundings and Conversions of
                  Revolving Credit Advances......................................................................21
         2.4      Disbursement of Revolving Credit Advances......................................................23
         2.5      Prime-based Advance in Absence of Election or Upon Default.....................................24
         2.6      Revolving Credit Commitment Fee................................................................25
         2.7      Reduction of Indebtedness; Revolving Credit Aggregate Commitment...............................25
         2.8      Optional Reduction or Termination of Revolving Credit Aggregate
                  Commitment.....................................................................................26
         2.9      Extension of Revolving Credit Maturity Date....................................................26
         2.10     Optional Increase in Commitment................................................................27

3.       LETTERS OF CREDIT.......................................................................................29

         3.1      Letters of Credit..............................................................................29
         3.2      Conditions to Issuance.........................................................................29
         3.3      Notice.........................................................................................30
         3.4      Letter of Credit Fees..........................................................................31
         3.5      Other Letter of Credit Fees....................................................................32
         3.6      Draws and Demands for Payment Under Letters of Credit..........................................32
         3.7      Obligations Irrevocable........................................................................33
         3.8      Risk Under Letters of Credit...................................................................34
         3.9      Indemnification................................................................................35
         3.10     Right of Reimbursement.........................................................................36

4.       SWING LINE CREDIT.......................................................................................37

         4.1      Swing Line Advances............................................................................37
         4.2      Accrual of Interest; Margin Adjustments........................................................37
         4.3      Requests for Swing Line Advances...............................................................37
         4.4      Disbursement of Swing Line Advances............................................................39
         4.5      Refunding of or Participation Interest in Swing Line Advances..................................39
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
5.       MARGIN ADJUSTMENTS; INTEREST PAYMENTS...................................................................40

         5.1      Margin Adjustments.............................................................................40
         5.2      Prime-based Interest Payments..................................................................41
         5.3      Eurocurrency-based Interest Payments...........................................................41
         5.4      Quoted Rate Advance Interest Payments..........................................................42
         5.5      Interest Payments on Conversions...............................................................42
         5.6      Interest on Default............................................................................42
         5.7      Prepayment.....................................................................................42

6.       CONDITIONS..............................................................................................43

         6.1      Execution of Notes and this Agreement..........................................................43
         6.2      Corporate Authority............................................................................43
         6.3      Collateral Documents and Guaranties............................................................44
         6.4      Insurance......................................................................................44
         6.5      Compliance with Certain Documents and Agreements...............................................44
         6.6      Merger Documents...............................................................................45
         6.7      Opinion of Counsel.............................................................................45
         6.8      Company's Certificate..........................................................................45
         6.9      Payment of Fees................................................................................45
         6.10     Other Documents and Instruments................................................................45
         6.11     Continuing Conditions..........................................................................46

7.       REPRESENTATIONS AND WARRANTIES..........................................................................46

         7.1      Corporate Authority............................................................................46
         7.2      Due Authorization - Company....................................................................46
         7.3      Due Authorization - Guarantors.................................................................46
         7.4      Liens..........................................................................................47
         7.5      Taxes..........................................................................................47
         7.6      No Defaults....................................................................................47
         7.7      Enforceability of Agreement and Loan Documents -- Company......................................47
         7.8      Enforceability of Loan Documents -- Guarantors.................................................47
         7.9      Compliance with Laws...........................................................................47
         7.10     Non-contravention -- Company...................................................................48
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
         7.11     Non-contravention -- Guarantors................................................................48
         7.12     No Litigation..................................................................................48
         7.13     Consents, Approvals and Filings, Etc...........................................................48
         7.14     Agreements Affecting Financial Condition.......................................................49
         7.15     No Investment Company or Margin Stock..........................................................49
         7.16     ERISA..........................................................................................49
         7.17     Conditions Affecting Business or Properties....................................................50
         7.18     Environmental and Safety Matters...............................................................50
         7.19     Subsidiaries...................................................................................50
         7.20     Accuracy of Information........................................................................50
         7.21     No Change in Requirements of Laws..............................................................51

8.       AFFIRMATIVE COVENANTS...................................................................................51

         8.1      Financial Statements...........................................................................51
         8.2      Certificates; Other Information................................................................52
         8.3      Payment of Obligations.........................................................................53
         8.4      Conduct of Business and Maintenance of Existence...............................................53
         8.5      Maintenance of Property; Insurance.............................................................54
         8.6      Inspection of Property; Books and Records, Discussions.........................................54
         8.7      Notices........................................................................................54
         8.8      Hazardous Material Laws........................................................................56
         8.9      Minimum Tangible Net Worth.....................................................................56
         8.10     Positive Net Income............................................................................56
         8.11     Fixed Charge Coverage Ratio....................................................................56
         8.12     Leverage Ratio.................................................................................56
         8.13     Taxes..........................................................................................57
         8.14     Governmental and Other Approvals...............................................................57
         8.17     Offices........................................................................................58
         8.18     Security.......................................................................................58
         8.19     Performance of Contract Duties, Defense of Collateral..........................................58
         8.20     Possessory Perfection in Contract Collateral...................................................58
         8.21     Use of Proceeds................................................................................58
         8.22     Future Subsidiaries............................................................................58
         8.23     Royalty Payments on Licenses and Trademarks....................................................59
         8.24     Further Assurances.............................................................................59
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
9.       NEGATIVE COVENANTS......................................................................................59

         9.1      Limitation on Debt.............................................................................59
         9.2      Limitation on Liens............................................................................61
         9.3      Limitation on Guarantee Obligations............................................................61
         9.4      Acquisitions...................................................................................61
         9.5      Limitation on Mergers, or Sale of Assets.......................................................61
         9.6      Dividends......................................................................................62
         9.7      Limitation on Capital Expenditures.............................................................63
         9.8      Limitation on Investments, Loans and Advances..................................................63
         9.9      Transactions with Affiliates...................................................................64
         9.10     Sale and Leaseback.............................................................................64
         9.11     Limitation on Negative Pledge Clauses..........................................................64
         9.12     Prepayment of Debts............................................................................64

10.      DEFAULTS................................................................................................65

         10.1     Events of Default..............................................................................65
         10.2     Exercise of Remedies...........................................................................67
         10.3     Rights Cumulative..............................................................................67
         10.4     Waiver by Company of Certain Laws..............................................................67
         10.5     Waiver of Defaults.............................................................................67
         10.6     Set Off........................................................................................68

11.      PAYMENTS, RECOVERIES AND COLLECTIONS....................................................................68

         11.1     Payment Procedure..............................................................................68
         11.2     Application of Proceeds of Collateral..........................................................70
         11.3     Pro-rata Recovery..............................................................................70

12.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS........................................................70

         12.1     Reimbursement of Prepayment Costs..............................................................70
         12.2     Agent's Eurocurrency Lending Office............................................................71
         12.3     Circumstances Affecting Eurocurrency-based Rate Availability...................................71
         12.4     Laws Affecting Eurocurrency-based Advance Availability.........................................71
         12.5     Increased Cost of Eurocurrency-based Advances..................................................72
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
         12.6     Indemnity......................................................................................73
         12.7     Other Increased Costs..........................................................................73
         12.8     Substitution of Banks..........................................................................74

13.      AGENT...................................................................................................75

         13.1     Appointment of Agent...........................................................................75
         13.2     Deposit Account with Agent.....................................................................75
         13.3     Scope of Agent's Duties........................................................................75
         13.4     Successor Agent................................................................................76
         13.5     Agent in its Individual Capacity...............................................................76
         13.6     Credit Decisions...............................................................................77
         13.7     Agent's Fees...................................................................................77
         13.8     Authority of Agent to Enforce Notes and This Agreement.........................................77
         13.9     Indemnification................................................................................77
         13.10    Knowledge of Default...........................................................................78
         13.11    Agent's Authorization; Action by Banks.........................................................78
         13.12    Enforcement Actions by the Agent...............................................................78

14.      MISCELLANEOUS...........................................................................................79

         14.1     Accounting Principles..........................................................................79
         14.2     Consent to Jurisdiction........................................................................79
         14.3     Law of Michigan................................................................................79
         14.4     Interest.......................................................................................79
         14.5     Closing Costs and Other Costs; Indemnification.................................................79
         14.6     Notices........................................................................................81
         14.7     Further Action.................................................................................81
         14.8     Successors and Assigns; Participations; Assignments............................................81
         14.9     Indulgence.....................................................................................84
         14.10    Counterparts...................................................................................85
         14.11    Amendment and Waiver...........................................................................85
         14.12    Confidentiality................................................................................85
         14.13    Withholding Taxes..............................................................................86
         14.14    Taxes and Fees.................................................................................86
         14.15    WAIVER OF JURY TRIAL...........................................................................86
         14.16    Interest.......................................................................................87
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
         14.17    Complete Agreement; Conflicts..................................................................87
         14.18    Severability...................................................................................88
         14.19    Table of Contents and Headings.................................................................88
         14.20    Construction of Certain Provisions.............................................................88
         14.21    Independence of Covenants......................................................................88
         14.22    Reliance on and Survival of Various Provisions.................................................88
         14.23    Amendment and Restatement......................................................................88
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                               TABLE OF CONTENTS
                                  (Continued)

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SCHEDULES
         Schedule 1.1          Applicable L/C Fee Percentage, Applicable Revolving Commitment Fee
                               Percentage and Eurocurrency Margins
         Schedule 1.2          Percentages
         Schedule 2            Insurance Deposits
         Schedule 6.2          Good Standing Certificates
         Schedule 6.3(b)       List of Jurisdictions in which UCC Financing Statements will be filed
         Schedule 7.9          Consumer Credit Laws
         Schedule 7.12         Litigation
         Schedule 7.16         Pension Plans
         Schedule 7.17         Conditions Affecting Business
         Schedule 7.18         Environmental Matters
         Schedule 7.19         Subsidiaries
         Schedule 7.20         Contingent Obligations
         Schedule 7.21         Changes in Requirements of Laws
         Schedule 9.1          Indebtedness
         Schedule 9.2          Liens
         Schedule 9.3          Permitted Guarantees


EXHIBITS
         Exhibit A             Form of Request for Revolving Credit Advance
         Exhibit B             Form of Revolving Credit Note
         Exhibit C             Form of Notice of Letters of Credit
         Exhibit D             Form of Request for Swing Line Advance
         Exhibit E             Form of Swing Line Note
         Exhibit F             Form of Swing Line Participation Certificate
         Exhibit G             Form of New Bank Addendum
         Exhibit H             Form of Covenant Compliance Report
         Exhibit I             Form of Assignment Agreement
         Exhibit J             Form of Guaranty (including Exhibit "A" - Joinder Agreement) Company
         Exhibit K             Form of Borrowing Base Certificate
         Exhibit L             Form of Security Agreement
         Exhibit M             Form of Pledge Agreement
         Exhibit N             Form of Intercompany Note
         Exhibit O             Store Listings
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                           REVOLVING CREDIT AGREEMENT



         THIS REVOLVING CREDIT AGREEMENT ("Agreement") is made as of the 26th day of February, 1998, by and among Comerica Bank-Texas and the other financial institutions from time to time parties hereto as lenders of the Revolving Credit (individually, "Revolving Credit Bank", and collectively "Revolving Credit Banks"), Comerica Bank-Texas, as lender of the Swing Line Credit ("Swing Line Bank" and together with Revolving Credit Banks, individually, a "Bank" and any or all collectively referred to as the "Banks"), Comerica Bank, as agent for the Banks (in such capacity, "Agent"), and Alrenco, Inc., an Indiana corporation ("Company").

         A. Company has requested that the Banks amend, renew and/or extend to it revolving credit and letters of credit as previously extended to Company by the Banks under (i) that certain Amended and Restated Loan and Security Agreement dated as of May 1, 1991, among RTO, Action TV & Appliance Rental, Inc. and Comerica Bank-Texas, as successor by merger to North Park National Bank of Dallas, as amended from time to time (the "Prior Comerica Credit Agreement") and (ii) that certain credit facility between Bank One, Kentucky N.A. and the Company as in effect on the date hereof (the "Prior Bank One Credit Agreement") on the terms and conditions set forth herein.

         B. The Banks are prepared to extend such credit as aforesaid, by amendment and renewal (but not in novation) of the Prior Credit Agreements, but only upon the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the covenants contained herein, Company, the Banks and Agent agree as follows:

         COMPANY, AGENT AND BANKS AGREE:

1.       DEFINITIONS

         For the purposes of this Agreement the following terms will have the following meanings:

         "Account Party(ies)" shall mean, with respect to any Letter of Credit, the account party (which shall be Company or RTO Operating, with the countersignature of the Company) named in an application to the Issuing Bank for the issuance of such Letter of Credit.

         "Action Rent-to-Own" shall mean Action Rent-to-Own Holdings of South Carolina, Inc., a South Carolina corporation.

         "Advance(s)" shall mean Revolving Credit Advance(s) and Swing Line Advance(s).

         "Affected Lender" shall have the meaning set forth in Section 12.8.

         "Affiliate" shall mean, with respect to any Person, any other Person or group acting in concert in respect of the first Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. Unless otherwise specified to the contrary herein, or the context requires otherwise, Affiliate shall refer to the Company's Affiliates.

         "Agent" shall mean Comerica Bank, in its capacity as agent for the Banks hereunder, or any successor agent appointed in accordance with Section
13.4 hereof.

         "Agent's Fees" shall mean those agency, and other fees and expenses required to be paid by Company to Agent under Section 13.7 hereof.

         "Alternate Base Rate" shall mean, for any day, an interest rate per annum equal to the Federal Funds Effective Rate in effect on such day, plus one percent (1%).

         "Applicable Commitment Fee Percentage" shall mean as of any date of determination thereof, the applicable percentage used to calculate the Revolving Credit Commitment Fee due and payable hereunder, determined (based upon the Fixed Charge Coverage Ratio) by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1.

         "Applicable L/C Fee Percentage" shall mean, as of any date of determination thereof, the applicable percentage used to calculate the Letter of Credit Fees due and payable hereunder, determined (based upon the Fixed Charge Coverage Ratio) by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1.

         "Applicable Interest Rate" shall mean (i) in respect of a Revolving Credit Advance, the Eurocurrency-based Rate or the Prime-based Rate, applicable to such Advance (in the case of a Eurocurrency-based Advance, for the relevant Interest Period), and (ii) in respect of a Swing Line Advance, the Prime-based Rate or the Quoted Rate, applicable to such Advance, for the relevant Interest Period, as selected by Company from time to time subject to the terms and conditions of this Agreement.

         "Asset Sale" shall mean the sale, transfer or other disposition by the Company or any Subsidiary of any asset to any Person, other than sales, transfers or other dispositions of inventory in the ordinary course of business.



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



         "ATRO" shall mean "ATRO, Inc., formerly known as RTO Trademark Company, Inc., a South Carolina corporation.

         "Average Receipts" shall mean, as of any date of determination, an amount calculated by taking the sum of the highest two of the immediately preceding three calendar months' Rental Receipts, dividing such sum by two, and multiplying the quotient by four. For the purposes of this definition, "Rental Receipts" shall mean, as of any date of determination, the amount of gross rental payments (including the amount of each such payment allocated to liability damage waiver, club fees, delivery, reinstatement and late fees, but excluding amounts allocated to any sales tax, early payouts and cash sales) received by the Company or any Subsidiary in collected funds from the related Obligor under any Rental Contract; and shall include rental payments received under any Rental Contracts originated by a Person prior to the time such Person became a Subsidiary of the Company (so long as such Person is a Subsidiary on the applicable date of determination) and under any Rental Contracts acquired by the Company or any Subsidiary of the Company, in either case pursuant to a Permitted Acquisition (though such rental payments were not received by the Company or such Subsidiary).

         "Banks" shall mean Comerica Bank-Texas ("Comerica-Texas") and such other financial institutions from time to time parties hereto as lenders and shall include the Revolving Credit Banks, the Swing Line Bank, the Issuing Bank and any assignee which becomes a Bank pursuant to Section 14.8 hereof.

         "Borrowing Base" shall mean, as of any date of determination, the lesser of the (a) Average Receipts, (b) 50% of the Rental Income Value and (c) 100% of Original Cost.

         "Borrowing Base Certificate" shall mean a borrowing base certificate, substantially in the form of Exhibit K, with appropriate insertions and executed by a Responsible Officer.

         "Business Day" shall mean any day on which commercial banks are open for domestic and international business in Detroit, London and New York.

         "Capital Expenditures" shall mean, without duplication, any amounts accrued in respect of a period in respect of any purchase or other acquisition for value of fixed or capital assets; provided that, in no event shall Capital Expenditures include amounts expended in respect of normal repair and maintenance of plant facilities, machinery, fixtures and other like capital assets utilized in the ordinary conduct of business (to the extent such amounts would not be capitalized in preparing a balance sheet determined in accordance with GAAP).

         "Collateral" shall mean all property or rights in which a security interest, mortgage, lien or other encumbrance for the benefit of the Banks is or has been granted or arises or has arisen, under or in connection with this Agreement, the other Loan Documents, or otherwise.



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



         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or which is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Internal Revenue Code.

         "Company" is defined in the Preamble.

         "Consumer Credit Laws" shall mean the requirements of all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to consumer credit and protection or the rent-to-own industry, including without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B, M and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and laws regarding unfair and deceptive practices, and any and all other Consumer Credit Laws regarding the ability of a Person to charge interest or a time price differential at a certain rate, and any equal credit opportunity, discrimination and other disclosure laws and any other consumer credit or equal opportunity disclosure.

         "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Covenant Compliance Report" shall mean the report to be furnished by Company to the Agent pursuant to Section 8.2(a) hereof, in the form of attached Exhibit H and certified by a Responsible Officer, in which report Company shall set forth, among other things, detailed calculations and the resultant ratios or financial tests with respect to the financial covenants contained in Sections 8.9 through 8.12 and Sections 9.6 and 9.8 of this Agreement.

         "Debt" shall mean, as of any applicable date of determination, all items of indebtedness, obligation or liability of a Person, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, that should be classified as liabilities in accordance with GAAP, including without limitation, any items so classified on a balance sheet or the accompanying footnotes and any reimbursement obligations in respect of letters of credit, obligations in respect of bankers acceptances, payment obligations, if any, under interest rate protection agreements (including without limitation interest rate swaps and similar agreements), and currency swaps and hedges and similar agreements; provided, however that for purposes of calculating the aggregate Debt of such Person and its Subsidiaries (if any), the direct and indirect and absolute and contingent obligations of such Person (whether direct or contingent) shall be determined without duplication.

         "De Minimis Matters" shall mean environmental or other matters, the existence of which and any liability which may result therefrom, would not, individually or in the aggregate, reasonably be



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



expected to have a material adverse effect on the financial condition or businesses of the Company and its Subsidiaries (taken as a whole) or on the ability of the Company and Subsidiaries (taken as a whole) to pay their debts, as such debts become due.

         "Default" shall mean any event which with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement.

         "Dollars" and the sign "$" shall mean lawful money of the United States of America.

         "EBITDAR" of any Person shall mean, for any period, the sum of (a) Net Income for such period (without giving effect to (i) any one-time cash charges in an aggregate amount not to exceed $8,000,000 and any one-time non-cash charges in an aggregate amount not to exceed $1,000,000 arising from the Merger and (ii) any one-time charges in an aggregate amount not to exceed $2,000,000 for the four fiscal quarters then ending arising from any acquisition and/or mergers other than the Merger) plus (b) to the extent deducted in the computation of such Net Income, (i) all amounts treated as expenses for depreciation of fixed assets, amortization of intangible assets and interest paid or payable on the Debt of such Person for such period, (ii) all accrued taxes on or measured by income and (iii) the amount of all Rental Expenses, determined in each case in accordance with GAAP.

         "Effective Date" shall mean the date on which all the conditions precedent set forth in Sections 6.1 through 6.10 have been satisfied.

         "Eligible Rental Contract" shall mean a Rental Contract which has been included in a Borrowing Base Certificate to determine the Borrowing Base and as to which Rental Contract the following is true and accurate as of the time it was utilized to determine the Borrowing Base and as of the time the Company has requested an Advance to be based in part thereon:

                  (a) it is substantially in the form of the current form of rental contract for the rental of goods with option to purchase approved for use in each state in which such contract is intended to be used as customized to meet the legal requirements of each such state by the Association of Progressive Rental Organizations or is otherwise in compliance with applicable state law; and

                  (b) it (and the interest of Company or the applicable Subsidiary thereunder) has not been sold, transferred or otherwise assigned or encumbered by the Company or such Subsidiary to any Person, other than to the Banks as security for the Indebtedness hereunder; and

                  (c) the related Obligor thereunder is not an Affiliate of the Company; and

                  (d) as of the last day in the calendar month referenced in such Borrowing Base Certificate, the Rental Contract remains in full force and effect and it is a valid, binding and enforceable obligation of such Obligor; and

                  (e) it complied at the time it was originated or made, and is currently in compliance in all respects, with all applicable laws, rules and regulations, including any Consumer Credit Laws; and

                  (f) subject to repair or replacement thereof by the Company or the applicable Subsidiary in accordance with its obligations under the applicable Rental Contract, the goods covered by the applicable Rental Contract have been delivered to the related Obligor and, on the date of delivery, satisfied all warranties, expressed or implied, made or deemed to be made to such Obligor; and

                  (g) the Company or the applicable Subsidiary owns the goods free and clear of all liens or encumbrances, except the security interest granted by Company or such Subsidiary, as the case may be, to the Banks and except for Liens permitted by Section 9.2 hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code and the regulations in effect from time to time thereunder.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which is part of a group which includes the Company and would be treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code.

         "Eurocurrency-based Advance" shall mean a Revolving Credit Advance which bears interest at the Eurocurrency-based Rate.

         "Eurocurrency-based Rate" shall mean, with respect to any Eurocurrency-Interest Period, the per annum interest rate which is equal to the sum of the Margin plus the quotient of:

         (A) the per annum interest rate at which deposits in eurodollars are offered to Agent's Eurocurrency Lending Office by other prime banks in the eurodollar market in an amount comparable to the relevant Eurocurrency-based Advance and for a period equal to the relevant Eurocurrency-Interest Period at approximately 11:00 a.m. Detroit time two (2) Business Days prior to the first day of such Eurocurrency- Interest Period, divided by

         (B) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurocurrency-Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurodollar funding (currently referred to as "eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System, all as conclusively determined (absent manifest error) by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

         "Eurocurrency-Interest Period" shall mean the Interest Period applicable to a Eurocurrency- based Advance.

         "Eurocurrency Lending Office" shall mean, (a) with respect to the Agent, Agent's office located at Grand Cayman, British West Indies or such other branch or branches of Agent, domestic or foreign, as it may hereafter designate as a Eurocurrency Lending Office by notice to Company and the Banks, and (b) as to each of the Banks, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified thereon as a Eurocurrency Lending Office), or at such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to Company and Agent.

         "Event of Default" shall mean each of the Events of Default specified in Section 10.1 hereof.

         "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it, all as conclusively determined by the Agent, such sum to be rounded upward, if necessary, to the nearest whole multiple of 1/16th of 1%.

         "Fees" shall mean the Revolving Credit Commitment Fee, the Letter of Credit Fees, the Agent's Fees, and the other fees and charges payable by Company to the Banks or Agent hereunder.

         "Financing Lease" shall mean, as applied to any Person, any lease of any personal property the discounted present value of the rental obligations of such Person as lessee under which, in conformity with GAAP, is required to be capitalized on the balance sheet of that Person, and shall exclude any Operating Leases.

         "Fixed Charge Coverage Ratio" shall mean as of any date of determination, a ratio (i) the numerator of which shall be equal to the sum of EBITDAR for the preceding four fiscal quarters then ending, and (ii) the denominator of which shall be Fixed Charges.

         "Fixed Charges" of any Person shall mean, for any date of determination for the preceding four fiscal quarters then ending, the sum, without duplication, of (i) all interest expense paid or payable during such period on the Total Debt of such Person plus (ii) the amount of all Rental Expenses of such Person during such period, all determined in accordance with GAAP plus (iii) all cash dividends paid by Company pursuant to Section 9.6 hereof.

         "Funded Debt" shall mean as of any applicable date of determination, all Debt of a Person for borrowed money (but excluding Debt of such Person to its Subsidiaries, Debt of Subsidiaries of such Person to such Person or to other Subsidiaries, trade payables, accruals and deferred income taxes) or which has been incurred in connection with the acquisition of assets (including the acquisition of assets in connection with the Merger) in each case determined on a consolidated basis and in accordance with GAAP.

         "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect on the date hereof, consistently applied.

         "Governmental Obligations" means noncallable direct general obligations of the United States of America or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America.

         "Guarantor(s)" shall mean (a) as of the Effective Date, RTO Operating, RTO Holding, ATRO and Action Rent-To-Own and (b) thereafter, each of the entities referred to in clause (a) and each other Subsidiary which from time to time guaranties the obligations of the Company hereunder and under the other Loan Documents.

         "Guaranty" shall mean the Guaranty to be made by each of the Guarantors (whether by execution thereof, or by execution of the Joinder Agreement attached as "Exhibit A" to the form of such Guaranty) in favor of the Agent for the ratable benefit of the Banks, substantially in the form of Exhibit J, as amended or otherwise modified from time to time.

         "Guarantee Obligation" shall mean as to any Person (the "guaranteeing person") (a) any obligation of the guaranteeing person or (b) any obligation of another Person (including, without limitation, any bank under any letter of credit), the creation of which was induced by a reimbursement, counter indemnity or similar obligation issued by the guaranteeing person, in either case guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

         "Hazardous Material" shall mean and include any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Hazardous Material Laws.

         "Hazardous Material Law(s)" shall mean all laws, codes, ordinances, rules, regulations, orders, decrees and directives issued by any federal, state, provincial, local, foreign or other governmental or quasi-governmental authority or body (or any agency, instrumentality or political subdivision thereof) pertaining to any hazardous, toxic or dangerous waste, substance or material on or about any facilities owned, leased or operated by Company or any of its Subsidiaries, or any portion thereof including, without limitation, those relating to soil, surface, subsurface ground water conditions and the condition of the ambient air; and any state and local laws and regulations pertaining to any hazardous, toxic or dangerous waste, substance or material and/or asbestos; any so-called "superfund" or "superlien" law; and any other federal, state, provincial, foreign or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect.

         "Hereof", "hereto", "hereunder" and similar terms shall refer to this Agreement and not to any particular paragraph or provision of this Agreement.

         "Indebtedness" shall mean all indebtedness and liabilities (including without limitation interest, fees and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of Company or any Guarantor to any of the Banks or to the Agent, in any manner and at any time, whether evidenced by the Notes, arising under any Guaranty, or any of the other Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by Company or any Guarantor to, any of the Banks or by Agent, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under the Notes or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Company and the Guarantors (whether direct or contingent) shall be determined without duplication.

         "Intercompany Loan" shall mean any loan (or advance in the nature of a loan) by the Company to any Guarantor or by any Guarantor to another Guarantor provided, however that each such loan or advance is subordinated in right of payment and priority to the Indebtedness on terms and conditions satisfactory to Agent and the Banks; and provided further however that, all such loans shall be evidenced by Intercompany Notes (originals of which shall have been delivered to

Agent), which notes shall be pledged to the Agent for the benefit of the Banks as security for the Indebtedness hereunder.

         "Intercompany Loans, Advances or Investments" shall mean any Intercompany Loan and any advance or investment by the Company or any Guarantor (including without limitation any guaranty of obligations or indebtedness to third parties) to or in any 100% Subsidiary.

         "Intercompany Note" shall mean an Intercompany Note evidencing Intercompany Loans substantially in the form of Exhibit N, and otherwise on terms and conditions satisfactory to the Agent and the Banks.

         "Interest Period" shall mean (a) with respect to a Eurocurrency-based Advance, one (1), two (2), three (3), six (6) or twelve (12) months (or any lesser or greater number of days agreed to in advance by Company, Agent and the Revolving Credit Banks) as selected by Company pursuant to Section 2.3, provided, however, that any Eurocurrency-Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month and (b) with respect to a Swing Line Advance, shall mean a period of one (1) to thirty (30) days agreed to in advance by Company and the Swing Line Bank as selected by Company pursuant to Section 4.3. Each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day, and no Interest Period which would end after the Revolving Credit Maturity Date shall be permitted with respect to any Advance.

         "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         "Investment" shall mean, when used with respect to any Person, (a) any loan, investment or advance made by such Person to any other Person (including, without limitation, any contingent obligation) in respect of any capital stock, Debt, obligation or liability of such other Person and (b) any other investment made by such Person (however acquired) in stock or other ownership interests in any other Person, including, without limitation, any investment made in exchange for the issuance of shares of stock of such Person.

         "Issuing Bank" shall mean Comerica Bank-Texas in its capacity as issuer of one or more Letters of Credit hereunder.

         "Issuing Office" shall mean Issuing Bank's office located at 8850 Boedeker St., Dallas, Texas 75225 or such other office as Issuing Bank shall designate as its Issuing Office.

         "Joinder Agreement (Guaranty)" shall mean a joinder agreement in the form attached as "Exhibit A" to the form of the Guaranty (Exhibit J to this Agreement), to be executed and delivered by any Person required to be a Guarantor pursuant to Section 8.21 of this Agreement.

         "Letter(s) of Credit" shall mean any standby letters of credit issued by Issuing Bank at the request of or for the account of an Account Party or Account Parties pursuant to Article 3 hereof.

         "Letter of Credit Agreement" shall mean, in respect of each Letter of Credit, the application and related documentation satisfactory to the Issuing Bank of an Account Party or Account Parties requesting Issuing Bank to issue such Letter of Credit, as amended from time to time.

         "Letter of Credit Fees" shall mean the fees payable to Agent for the accounts of the Banks in connection with Letters of Credit pursuant to Section
3.4 hereof.

         "Letter of Credit Maximum Amount" shall mean as of any date of determination the lesser of:

         (a) Two Million Dollars ($2,000,000); or

         (b) the difference between (A) the lesser of (x) the Revolving Credit Aggregate Commitment as of such date, and (y) the Borrowing Base as of such date, MINUS (B) the aggregate principal amount of Advances outstanding as of such date.

         "Letter of Credit Obligations" shall mean at any date of determination, the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, (b) the aggregate face amount of all Letters of Credit requested but not yet issued as of such date and (c) the aggregate amount of Reimbursement Obligations which have not been reimbursed by the Company as of such date.

         "Letter of Credit Payment" shall mean any amount paid or required to be paid by the Issuing Bank in its capacity hereunder as issuer of a Letter of Credit as a result of a draft or other demand for payment under any Letter of Credit.

         "Leverage Ratio" shall mean as of the last day of any computation period, the ratio of (a) Total Debt as of such day to (b) the sum of Total Debt plus Total Shareholders' Equity as of such day.

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, trust receipt, conditional sale or title retaining contract, sale and leaseback transaction, financing statement or comparable notice or other filing or recording, Financing Lease, subordination or any claim or right, or any other type of lien, charge, encumbrance, preferential or priority arrangement or other claim or right, whether based on common law or statute.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Agreements, the Security Agreement, the Pledge Agreement, the Guaranty(ies) and any other documents, certificates, instruments or agreements executed pursuant to or in connection with any such document or this Agreement, as such documents may be amended or otherwise modified from time to time.

         "Majority Banks" shall mean at any time Banks holding 66-2/3% of the aggregate principal amount of the Indebtedness then outstanding under the Notes (provided that, for purposes of determining Majority Banks hereunder, Indebtedness outstanding under the Swing Line Notes shall be allocated among the Banks based upon their respective Percentages), or, if no Indebtedness is then outstanding, Banks holding 66-2/3% of the Percentages.

         "Margin" shall mean, as of any date of determination thereof, the applicable interest rate margin determined in accordance with the provisions of
Section 5.1 hereof (based upon the Fixed Charge Coverage Ratio) by reference to the appropriate columns in the pricing matrix attached to this Agreement as
Schedule 1.1.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, the Notes or any other Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

         "Merger" shall mean the merger of RTO into the Company pursuant to and in accordance with the Merger Documents.

         "Merger Documents" shall mean the Agreement and Plan of Merger by and between the Company and RTO dated as of September 28, 1997, as amended and the Articles of Merger and Certificate of Merger issued by the secretary of state of Indiana and Delaware, respectively.

         "Multiemployer Plan" shall mean a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Income" shall mean the net income (or loss) of a Person for any period determined in accordance with GAAP.

         "New Bank Addendum" shall mean an Addendum, substantially in the form of Exhibit G hereto, to be executed and delivered by each Bank becoming a party to this Agreement pursuant to Section 2.10 hereof.

         "Notes" shall mean the Revolving Credit Notes and the Swing Line Note.

         "Obligor" shall mean the Person obligated for the payment of rent and other sums under any Rental Contract; and "related Obligor" shall, when used with respect to any Rental Contract, mean the Person so obligated thereunder.

         "Operating Lease" shall mean any lease other than a Financing Lease and shall include, without limitation, any store leases.

         "Original Cost" shall mean as of any date of determination, the original cost of goods which are or may hereafter be subject to a Rental Contract and which goods, as of the date of determination, satisfy (if such goods are, as of such date subject to a Rental Contract), or would satisfy (if such goods are not, as of such date, subject to a Rental Contract) all warranties, expressed or implied, made or deemed to be made to an Obligor under a Rental Contract, and which goods are owned by the Company or such Subsidiary, subject to the security interest granted by Company or the applicable Subsidiary pursuant to the Loan Documents, free and clear of all liens or encumbrances.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation under ERISA, or any successor corporation

         "Pension Plan" shall mean each employee pension benefit plan, as defined in Section 3(2) of ERISA, of the Company or an ERISA Affiliate but only to the extent such Pension Plan is subject to ERISA, as provided in Section 4 of ERISA, and is subject to Section 412 of the Internal Revenue Code and
Section 302 of ERISA.

         "Percentage" shall mean, with respect to any Bank, its percentage share, as set forth on Schedule 1.2 hereto, of the Revolving Credit Aggregate Commitment and Letters of Credit, as the context indicates, as such Exhibit may be revised from time to time by Agent in accordance with provisions of Section 14.8.

         "Permitted Acquisition" shall mean any acquisition by the Company or any of its Subsidiaries of assets, businesses or business interests or shares of stock or other ownership interests of or in any Person, conducted while no Default or Event of Default has occurred and is continuing hereunder (both before and after giving effect thereto) which, in the case of an acquisition pursuant to clause (c)(i) hereof, is approved in writing by the Majority Banks prior to its consummation and is otherwise conducted in accordance with the following requirements:

         (a) Such acquisition is of a business or Person engaged in the rent-to-own business;

         (b) The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the shares of stock or other ownership interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved;

         (c) in the event that the value of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or to be paid or incurred, by the Company or its Subsidiaries with respect thereto, including all indebtedness which is assumed or to which such assets, businesses or business or ownership interests or shares, or any Person so acquired, is subject, but excluding the value of any common shares transferred as a part of such acquisition, shall be

             (i) greater than or equal to Fifteen Million Dollars ($15,000,000), determined as of the date of such acquisition, then not less than thirty (30) nor more than ninety (90) days prior to the date each such proposed acquisition is scheduled to be consummated, the Company provides written notice thereof to Agent, accompanied by (A) draft of the letter of intent and, when available, all material documents pertaining to such proposed acquisition, (B) detail setting forth the acquisition price with supporting documentation and historical financial information (including income statement, balance sheet and cash flows) covering at least three complete fiscal years of the acquisition target prior to the effective date of the acquisition or the entire credit history of the acquisition target, whichever period is shorter (provided, however, that, if the financial information referred to in this subparagraph (B) is not available, Company shall furnish Agent with financial information otherwise reasonably satisfactory to the Majority Banks, and (C) Pro Forma Projected Financial Information, or

             (ii) less than Fifteen Million Dollars ($15,000,000), then not less than ten (10) Business Days after date each such proposed acquisition has been consummated, the Company provides written notice thereof to Agent (with certified copies of all material documents pertaining to such acquisition);

whereupon Agent shall promptly notify each of the Banks of its receipt thereof and upon the written request of any Bank distribute copies of all notices and other materials received from Company under this clause (c) to each Bank;

         (d) on the date of any such acquisition, all necessary or appropriate governmental, quasi-governmental, agency, regulatory or similar approvals of applicable jurisdictions (or the respective agencies, instrumentalities or political subdivisions, as applicable, of such jurisdictions) and all necessary or appropriate non-governmental and other third-party approvals (other than landlord consents for stores purchased in connection with the acquisition) which, in each case, are material to such acquisition have been obtained and are in effect, and the Company and its Subsidiaries are in full compliance therewith, and all necessary or appropriate declarations, registrations or other filings with any court, governmental or regulatory authority, securities exchange or any other person have been made; and

         (e) within thirty (30) days after any such acquisition has been completed, the Company shall deliver to the Agent executed copies of all material documents pertaining to such acquisition and the Company, its Subsidiaries and any of the other business entities involved in such acquisition shall execute or cause to be executed, and provide or cause to be provided to Agent, for the Banks, any Loan Documents required by Section 8.22 hereof.

         "Permitted Guarantees" shall mean those guaranties listed on Schedule
         9.3

         "Permitted Investments" shall mean

                  (a) Governmental Obligations;

                  (b) Obligations of a state of the United States, the District of Columbia or any possession of the United States, or any political subdivision thereof, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest 3 major grades as determined by at least one nationally recognized rating agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which itself or its debt is rated in the highest 3 major grades as determined by at least one nationally recognized rating agency;

                  (c) Banker's acceptances, commercial accounts, certificates of deposit, or depository receipts issued by a Bank or a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $500,000,000;

                  (d) commercial paper with a minimum rating of "A-1" (or better) by S&P or "P-1" (or better) by Moody's, full faith and credit direct obligations of the United States of America, certificates of deposit, and other short term investments (each of a duration of one year or less), maintained by the Company or any of its Subsidiaries consistent with the present investment practices of such parties (as classified in the current financial statements of such parties);

                  (e) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, the market value of which must be maintained at levels at least equal to the amounts advanced and repurchase agreements entered into with counterparties having ratings in either of the highest two rating categories by Moody's or S&P, or the highest rating category by Fitch Investor Services, Duff & Phelps or Thompson Bank Watch and providing for underlying securities to be held by a third party;

                  (f) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (a) through (e) above; and

                  (g) Commercial accounts maintained at a bank, trust company, savings and loan association, savings bank or other financial institution whose deposits are federally insured, which accounts are maintained in the ordinary course of RTO Operating's business with an individual maximum daily balance not to exceed $35,000.

         "Permitted Liens" shall mean:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's liens or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, and deposits securing liability to insurance carriers under insurance or self-insurance arrangements (which deposits are listed on Schedule 2);

                  (d) deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in an aggregate amount not to exceed $100,000 at any one time or (ii) the performance of leases permitted hereunder, in each case given or incurred on terms, in amounts and otherwise in the ordinary course of business; and

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company.

         "Person" shall mean a natural person, corporation, limited liability company, partnership, limited liability partnership, trust, incorporated or unincorporated organization, joint venture, joint stock company, or a government or any agency or political subdivision thereof or other entity of any kind.

         "Pledge Agreement" shall mean a Pledge Agreement executed and delivered by the Company and each of its Subsidiaries in favor of the Agent, in each case substantially in the form of Exhibit M-1 or M-2, as the case may be, as amended or otherwise modified from time to time.

         "Prime-based Advance" shall mean an Advance which bears interest at the Prime-based Rate.

         "Prime-based Rate" shall mean, for any day, that rate of interest which is equal to the greater of (i) the Prime Rate, or (ii) the Alternate Base Rate.

         "Prime Rate" shall mean the per annum rate of interest announced by the Agent, at its main office from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent, to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

         "Prior Bank One Credit Agreement" is defined in the Recitals.

         "Prior Comerica Credit Agreement" is defined in the Recitals.

         "Prior Credit Agreements" shall mean the Prior Comerica Credit Agreement and the Prior Bank One Credit Agreement.

         "Pro Forma Projected Financial Information" shall mean, as to any proposed acquisition, a statement executed by a Responsible Officer of the Company (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition and, pro forma combined projected financial information for the Company and its consolidated Subsidiaries and the acquisition target (if applicable), consisting of projected balance sheets as of the proposed effective date of the acquisition or the closing date and as of the end of at least the next succeeding two (2) fiscal years of Company following the acquisition and projected statements of income for each of those years, including sufficient detail to permit calculation of the amounts and the financial covenants described in Sections 8.9 through 8.12 hereof, as projected as of the effective date of the acquisition and for those fiscal years and accompanied by (i) a statement setting forth a calculation of the ratios and amounts so described,
(ii) a statement in reasonable detail specifying all material assumptions underlying the projections and (iii) such other information as the Majority Banks shall reasonably request.

         "Prohibited Transaction" shall mean any transaction involving a Pension Plan which constitutes a "prohibited transaction" as defined in ERISA
Section 406 and for which no statutory or administrative exemption applies under ERISA Section 408, to the extent applicable to the GCC or any ERISA Affiliate.

         "Purchasing Lender" shall have the meaning set forth in Section 12.8.

         "Quoted Rate" shall mean the rate of interest per annum offered by the Swing Line Bank in its sole discretion with respect to a Swing Line Advance.

         "Quoted Rate Advance" means any Swing Line Advance which bears interest at the Quoted Rate.

         "Rating Agency" shall mean Moody's Investor Services, Standard and Poor's Ratings Group or any other nationally recognized statistical rating organization which is acceptable to the Agent.

         "Reimbursement Obligation(s)" shall mean the obligation of an Account Party or Account Parties under each Letter of Credit Agreement to reimburse the Issuing Bank for each payment made by the Issuing Bank under the Letter of Credit issued pursuant to such Letter of Credit Agreement, together with all other sums, fees, charges and amounts which may be owing to the Issuing Bank under such Letter of Credit Agreement.

         "Rental Contract(s)" shall mean a rental purchase contract, originated by Company or a Subsidiary of the Company and a related Obligor for the rental of goods, whether such contract is now existing or hereafter arising, and which Rental Contract provides by its terms that if the Obligor continuously renews such contract for a set period (set forth in each such contract), or if the Obligor exercises a specified early purchase option, the title to such rental goods will be transferred to the Obligor at the end of such period, or upon exercise of such purchase option.

         "Rental Expense" shall mean with respect to any Person for any period, the aggregate rental obligations of such Person paid or required to be paid in respect of such period under Operating Leases, excluding vehicle leases in the ordinary course of business, (net of income from sub-leases thereof, but including taxes, insurance, maintenance and similar obligations under such leases), whether or not such obligations are reflected as liabilities or commitments on a balance sheet of such Person.

         "Rental Income Value" shall mean, as of any date of determination, the value of the rental payments remaining on all Eligible Rental Contracts, assuming such Eligible Rental Contract will be continuously renewed by the related Obligor until title to the goods rented thereunder has transferred to such Obligor.

         "Request for Revolving Credit Advance" shall mean a Request for Revolving Credit Advance issued by Company under Section 2.3 of this Agreement in the form annexed hereto as Exhibit A, as amended or otherwise modified.

         "Request for Swing Line Advance" shall mean a Request for Swing Line Advance issued by Company under Section 4.3 of this Agreement in the form attached hereto as Exhibit D, as amended or otherwise modified.

         "Requirement of Law" shall mean as to any Person, the certificate of incorporation and bylaws, the partnership agreement or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean the chief executive officer, chief financial officer, or the president of the Company, or any other officer having substantially the same authority and responsibility; or with respect to compliance with financial covenants, the chief financial officer, the treasurer or the vice president of finance of the Company, or any other officer having substantially the same authority and responsibility.

         "Revolving Credit" shall mean the revolving credit loan to be advanced to the Company by the Revolving Credit Banks pursuant to Article 2 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the Revolving Credit Aggregate Commitment.

         "Revolving Credit Advance" shall mean a borrowing requested by Company and made by Revolving Credit Banks under Section 2.1 of this Agreement, including without limitation any readvance, refunding or conversion of such borrowing pursuant to Section 2.3 hereof and any advance in respect of a Letter of Credit under Section 3.6 hereof, and shall include, as applicable, a Eurocurrency-based Advance and/or Prime-based Advance.

         "Revolving Credit Aggregate Commitment" shall mean Fifty Million Dollars ($50,000,000) subject to the increase of the Revolving Credit Aggregate Commitment, pursuant to Section 2.10 hereof, by an amount up to the amount of the Revolving Credit Optional Increase and subject to reduction or termination pursuant to Section 2.8 or 10.2 hereof.

         "Revolving Credit Banks" shall mean Comerica Bank-Texas, and such other financial institutions from time to time parties hereto as lenders of the Revolving Credit.

         "Revolving Credit Commitment Fee" shall mean the fees payable to Agent for distribution to the Revolving Credit Banks pursuant to Section 2.6 hereof.

         "Revolving Credit Maturity Date" shall mean the earlier to occur of
(i) February 26, 2001 as such date may be extended from time to time pursuant to Section 2.9 hereof, and (ii) the date on which the Revolving Credit Aggregate Commitment shall be terminated pursuant to Section 2.8 or Section
10.2 hereof.

         "Revolving Credit Notes" shall mean the revolving credit notes described in Section 2.1 hereof, made by Company to each of the Revolving Credit Banks in the form annexed to this agreement as Exhibit B, as such notes may be amended or supplemented from time to time, and any other notes issued in substitution, replacement or renewal thereof from time to time.

         "Revolving Credit Optional Increase" shall mean an amount up to Fifty Million Dollars ($50,000,000).

         "RTO" shall mean RTO, Inc., a Delaware corporation.

         "RTO Holding" shall mean RTO Holding Co., Inc., a Delaware corporation.

         "RTO Operating" shall mean RTO Operating, Inc., a Delaware corporation.

         "Security Agreement" shall mean the Security Agreement (including the Trademark Agreement which shall be executed concurrently therewith) executed and delivered by the Company and each Guarantor in favor of the Agent substantially in the form of Exhibit L, as amended or otherwise modified from time to time.

         "Subsidiary(ies)" shall mean any other corporation, association, joint stock company, business trust limited liability company or any other business entity of which more than fifty percent (50%) of the outstanding voting stock, share capital, membership or other interests, as the case may be, is owned either directly or indirectly by any Person or one or more of its Subsidiaries, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by any Person and/or its Subsidiaries. Unless otherwise specified to the contrary herein, Subsidiary(ies) shall refer to the Company's Subsidiary(ies).

         "Swing Line Advance" shall mean a borrowing made by Swing Line Bank to Company pursuant to Section 4.1 hereof.

         "Swing Line Credit" shall mean the revolving credit loan to be advanced to the Company by the Swing Line Bank pursuant to Article 4 hereof, in an aggregate amount (subject to the terms hereof), not to exceed, at any one time outstanding, the amount set forth in Section 4.1.

         "Swing Line Bank" shall mean Comerica Bank-Texas, in its capacity as lender under Article 4 of this Agreement, and its successors and assigns.

         "Swing Line Note" shall mean the swing line note described in Section
4.1 hereof, made by Company to Swing Line Bank in the form annexed hereto as Exhibit E, as such Note may be amended or supplemented from time to time, and any notes issued in substitution, replacement or renewal thereof from time to time.

         "Tangible Net Worth" shall mean, as of any applicable date of determination, the difference between (i) net book value of all assets of the Company (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, goodwill and similar intangible assets), minus (ii) all Debt of Company, in each case as reflected on the balance sheet of the Company's most recently filed Form 10-Q or Form 10-K.

         "Total Debt" shall mean, without duplication, the sum of (i) all Funded Debt plus (ii) the amount of all Financing Leases, plus (iii) all Guarantee Obligations (but excluding the Permitted Guarantees), of the Company and its Subsidiaries in each case determined in accordance with GAAP.

         "Total Shareholders Equity" shall mean the total of shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of the Company, as determined in accordance with GAAP.

         "Uniform Commercial Code" shall mean the Uniform Commercial Code of any applicable state, and, unless specified otherwise the Uniform Commercial Code as in effect in the State of Michigan.

2.       REVOLVING CREDIT

         2.1 Revolving Credit Commitment. Subject to the terms and conditions of this Agreement (including Section 2.3 hereof), each Revolving Credit Bank severally and for itself alone agrees to make Advances of the Revolving Credit to Company from time to time on any Business Day during the period from the Effective Date hereof until (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed at any one time outstanding each such Revolving Credit Bank's Percentage of the Revolving Credit Aggregate Commitment. All of such Advances hereunder shall be evidenced by the Revolving Credit Notes, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement.

         2.2 Accrual of Interest and Maturity. (a) The Revolving Credit Notes, and all principal and interest outstanding thereunder, shall mature and become due and payable in full on the Revolving Credit Maturity Date, and each Advance evidenced by the Revolving Credit Notes from time to time outstanding hereunder shall, from and after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Revolving Credit Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records may be kept electronically and which will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve Company of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

         2.3 Requests for Advances and Requests for Refundings and Conversions of Revolving Credit Advances. Company may request a Revolving Credit Advance, refund any Revolving Credit Advance in the same type of Revolving Credit Advance or convert any Revolving Credit Advance to any other type of Revolving Credit Advance only after delivery to Agent of a Request for Revolving Credit Advance executed by a person authorized by the Company to make such requests on behalf of Company subject to the following and to the remaining provisions hereof:

             (a) each such Request for Revolving Credit Advance shall set forth the information required on the Request for Revolving Credit Advance including without limitation:

                 (i) the proposed date of Revolving Credit Advance, which must be a Business Day;

                      (ii) whether the Revolving Credit Advance is a refunding or conversion of an outstanding Revolving Credit Advance; and

                      (iii) whether such Revolving Credit Advance is to be a
                            Prime-based Advance or a Eurocurrency-based
                            Advance, and, except in the case of a Prime-based Advance, the Interest Period applicable thereto;

                  (b) each such Request for Revolving Credit Advance shall be delivered to Agent by 11:00 a.m. (Detroit time) three (3) Business Days prior to the proposed date of Revolving Credit Advance, except in the case of a Prime-based Advance, for which the Request for Revolving Credit Advance must be delivered by 10 a.m. (Detroit time) on such proposed date;

                  (c) the principal amount of such requested Revolving Credit Advance, plus the principal amount of all other Advances then outstanding hereunder, plus the Letter of Credit Obligations, less the principal amount of any outstanding Swing Line Advance or Revolving Credit Advance to be refunded by the requested Revolving Credit Advance shall not exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base;

                  (d) in the case of a Prime-based Advance, the principal amount of the initial funding of such Advance, as opposed to any refunding or conversion thereof, shall be at least Two Million Dollars ($2,000,000) and (y) in the case of a Eurocurrency-based Advance, the principal amount of such Advance, plus the amount of any other outstanding Indebtedness under this Agreement to be then combined therewith having the same Interest Period shall be at least Two Million Dollars ($2,000,000) and at any one time there shall not be in effect more than six (6) Interest Periods with respect to the Revolving Credit;

                  (e) each Request for Revolving Credit Advance shall constitute and include a certification by the Company as of the date thereof that:

                      (i) both before and after the Revolving Credit Advance, the obligations of the Company and the Guarantors set forth in this Agreement and the other Loan Documents, as applicable, are valid, binding and enforceable obligations of such parties;

                      (ii) to the best knowledge of Company all conditions to Advances of the Revolving Credit have been satisfied;

                      (iii) there is no Default or Event of Default in
                            existence, and none will exist upon the making of the Advance;

                      (iv) the representations and warranties contained in this Agreement and the other Loan Documents (except, in the case of refundings or conversions of outstanding Advances, the representations set forth in

                           Sections 7.13 and 7.20) are true and correct in all material respects and shall be true and correct in all material respects as of and immediately after the making of the Advance; and

                      (v) the execution of such Revolving Credit Advance will not violate the material terms and conditions of any material contract, agreement or other borrowing of Company or any of its Subsidiaries.

                  (f) Notwithstanding the foregoing, however, during the period beginning on the Effective Date and ending on a date which is the earlier to occur of 180 days after the Effective Date and the activation by the Company of the entire Optional Increase pursuant to Section 2.10 (or such lesser number of days to which the Agent, in its sole discretion, may agree) thereafter and unless the Agent shall agree otherwise, (i) any Advance carried at the Eurocurrency-based Rate shall have an Interest Period of one month (or a lesser number of days, as agreed to in Advance by the Company, the Agent and the Banks), (ii) upon the completion of any such Advance, there shall be no more than one (1) such Interest Period in effect for all Revolving Credit Advances and (iii) all such Interest Periods shall end on the same day of the month.

Agent, acting on behalf of the Banks, may, at its option, lend under this
Section 2 upon the telephone request of an authorized officer of Company and, in the event Agent makes any such Advance upon a telephone request, the requesting officer shall, if so requested by Agent, fax to Agent, on the same day as such telephone request, a Request for Revolving Credit Advance. Company hereby authorizes Agent to disburse Advances under this Section 2 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company to make Requests for Advance on behalf of the Company. Notwithstanding the foregoing, the Company acknowledges that Company shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Revolving Credit Advance form as of the date of such requested Advance.

         2.4      Disbursement of Revolving Credit Advances.

                  (a) Upon receiving any Request for a Revolving Credit Advance from Company under Section 2.3 hereof, Agent shall promptly notify each Revolving Credit Bank by wire, telecopy, telex or by telephone (confirmed by wire, telecopy or telex) of the amount of such Revolving Credit Advance to be made and the date such Advance is to be made by said Revolving Credit Bank pursuant to its Percentage of the Revolving Credit Advance. Unless such Revolving Credit Bank's commitment to make Revolving Credit Advances hereunder shall have been suspended or terminated in accordance with this Agreement, each Revolving Credit Bank shall send the amount of its Percentage of the Advance in same day funds in Dollars to Agent at the office of Agent located at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226-3289 not later than 3:00 p.m. (Detroit time) on the date of such Advance.

                  (b) Subject to submission of a Request for Revolving Credit Advance delivered in accordance with Section 2.3 hereof by Company without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Agent shall make available to Company the aggregate of the amounts so received by it from the Revolving Credit Banks under this
Section 2.4, in like funds, not later than 4:00 p.m. (Detroit time) on the date of such Revolving Credit Advance by credit to an account of Company maintained with Agent or to such other account or third party as Company may reasonably direct.

                  (c) Unless Agent shall have been notified by any Revolving Credit Bank prior to the date of any proposed Revolving Credit Advance that such Revolving Credit Bank does not intend to make available to Agent such Revolving Credit Bank's Percentage of the Revolving Credit Advance, Agent may assume that such Revolving Credit Bank has made such amount available to Agent on such date, as aforesaid and may, in its sole discretion and without obligation to do so, in reliance upon such assumption, make available to Company a corresponding amount. If such amount is not in fact made available to Agent by such Revolving Credit Bank in accordance with Section 2.4(a), as aforesaid, Agent shall be entitled to recover such amount on demand from such Revolving Credit Bank. If such Revolving Credit Bank does not pay such amount forthwith upon Agent's demand therefor, the Agent shall promptly notify Company, and Company shall pay such amount to Agent. Agent shall also be entitled to recover from such Revolving Credit Bank or from Company, as the case may be but without duplication, interest on such amount in respect of each day from the date such amount was made available by Agent to Company to the date such amount is recovered by Agent, at a rate per annum equal to:

                      (i) in the case of such Revolving Credit Bank, the Federal Funds Effective Rate for the first two (2) Business Days such amount remains unpaid and at the rate of interest applicable to the Revolving Credit Advances thereafter; or

                      (ii) in the case of Company, the rate of interest then
                           applicable to the Revolving Credit Advance.

         The obligation of any Revolving Credit Bank to make any Revolving Credit Advance hereunder shall not be affected by the failure of any other Revolving Credit Bank to make any Revolving Credit Advance hereunder, and no Bank shall have any liability to the Company, the Agent, any other Bank, or any other party for another Bank's failure to make any loan or Revolving Credit Advance hereunder.

         2.5 Prime-based Advance in Absence of Election or Upon Default. If, as to any outstanding Eurocurrency-based Advance, Agent has not received payment on the last day of the Interest Period applicable thereto, or does not receive a timely Request for Revolving Credit Advance meeting the requirements of
Section 2.3 hereof with respect to the refunding or conversion of such Advance, or, subject to Section 5.6 hereof, if on such day a Default or Event of Default shall exist, the principal amount thereof which is not then prepaid shall be converted automatically to a Prime-based Advance and the Agent shall thereafter promptly notify Company of said action.

         2.6 Revolving Credit Commitment Fee. From the Effective Date to the Revolving Credit Maturity Date, the Company shall pay to the Agent on behalf of Banks a Revolving Credit Commitment Fee quarterly in arrears commencing April 1, 1998 (in respect of the prior calendar quarter or portion thereof), and on the first day of each Fiscal Quarter thereafter. The Revolving Credit Commitment Fee shall be the sum of the Applicable Commitment Fee Percentage times the daily average amount by which the Revolving Credit Aggregate Commitment then applicable under Section 2.6 hereof exceeds the sum of (i) the aggregate principal amount of Revolving Credit Advances outstanding during such period, (ii) the Letter of Credit Obligations during such period, and (iii) the aggregate principal amount of Swing Line Advances outstanding during such period, in each case determined on a daily basis. The Revolving Credit Commitment Fee shall be computed on the basis of a year of three hundred sixty
(360) days and assessed for the actual number of days elapsed. Whenever any payment of the Revolving Credit Commitment Fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day. Upon receipt of such payment, Agent shall make prompt payment to each Bank of its share of the Revolving Credit Commitment Fee based upon its respective Percentage. It is expressly understood that the Revolving Credit Commitment Fees described in this Section are not refundable under any circumstances.

         2.7 Reduction of Indebtedness; Revolving Credit Aggregate Commitment.
(a) If at any time and for any reason the aggregate principal amount of Swing Line Advances and Revolving Credit Advances hereunder to Company, plus the Letter of Credit Obligations which shall be outstanding at such time, shall exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment then in effect or (ii) the Borrowing Base, Company shall immediately reduce any pending request for an Advance on such day by the amount of such excess and, to the extent any excess remains thereafter, immediately repay an amount of the Indebtedness equal to such excess and, to the extent such Indebtedness consists of Letter of Credit Obligations, provide cash collateral on the basis set forth in Section 10.2 hereof. Company acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section
12.1 hereof; provided, however, that Company shall, in order to reduce any such prepayment costs and expenses, first prepay such portion of the Indebtedness then carried as a Prime-based Advance, if any.

         (b) Immediately upon receipt by the Company or any Subsidiary of any net cash proceeds from any Asset Sale, the Company shall prepay the principal amount of Advances outstanding on such day by the amount of such net cash proceeds. To the extent that, on the date any mandatory reduction of outstanding Advances under this Section 2.7 is due, the outstanding Advances are being carried being carried, in whole or in part, at the Eurocurrency-based Rate and no Default or Event of Default has occurred and is continuing, the Company shall first repay Advances being carried at the Prime-based rate, and then the Company may deposit the amount of such mandatory repayment in a cash collateral account to be held by the Agent, for and on behalf of the Banks (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Majority Banks. Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Eurocurrency-based Advances on the last day of each Interest Period attributable to such Eurocurrency-based Advances.

         2.8 Optional Reduction or Termination of Revolving Credit Aggregate Commitment. The Company may, upon at least five (5) Business Days' prior written notice to Agent, permanently reduce the Revolving Credit Aggregate Commitment in whole at any time, or in part from time to time, without premium or penalty, provided that: (i) each partial reduction of the Revolving Credit Aggregate Commitment shall be in an aggregate amount equal to at least Five Million Dollars ($5,000,000) or a larger integral multiple of One Million Dollars ($1,000,000); (ii) each reduction shall be accompanied by the payment of the Revolving Credit Commitment Fee, if any, accrued to the date of such reduction; (iii) the Company shall prepay in accordance with the terms hereof the amount, if any, by which the sum of the aggregate unpaid principal amount of Swing Line Advances and Revolving Credit Advances, plus the Letter of Credit Obligations, exceeds the lesser of (1) the then applicable Revolving Credit Aggregate Commitment, taking into account the aforesaid reductions thereof, together with accrued but unpaid interest on the principal amount of such prepaid Advances to the date of prepayment and (2) Borrowing Base; and (iv) no reduction shall reduce the amount of the Revolving Credit Aggregate Commitment to an amount which is less than the Letter of Credit Obligations at such time. Reductions of the Revolving Credit Aggregate Commitment and any accompanying prepayments of the Revolving Credit Notes shall be distributed by Agent to each Revolving Credit Bank in accordance with such Bank's Percentage thereof, and will not be available for reinstatement by or readvance to the Company and any accompanying prepayments of the Swing Line Notes shall be distributed by Agent to the Swing Line Bank and will not be available for reinstatement by or readvance to the Company. Any reductions of the Revolving Credit Aggregate Commitment hereunder shall reduce each Revolving Credit Bank's portion thereof proportionately (based upon the applicable Percentages), and shall be permanent and irrevocable. Any payments made pursuant to this Section shall be applied first to outstanding Prime-based Advances under the Revolving Credit, next to Swing Line Advances which bear interest at the Prime-based Rate, next to Quoted Rate Advances and then to Eurocurrency-based Advances. Company acknowledges that, in connection with any repayment required hereunder, it shall also be responsible for the reimbursement of any prepayment or other costs required under Section 12.1 hereof; provided, however, that Company shall, in order to reduce any such prepayment costs and expenses, first prepay such portion of the Indebtedness then carried as a Prime-based Advance, if any.

         2.9 Extension of Revolving Credit Maturity Date. (a) Provided that no Default or Event of Default has occurred and is continuing, Company may, by written notice to Agent (with sufficient copies for each Bank) (which notice shall be irrevocable and which shall not be deemed effective unless actually received by Agent) prior to 60 days prior to Anniversary Date of fiscal years 1999 and/or 2000, as the case may be, request that the Banks extend the then applicable Revolving Credit Maturity Date to a date that is one year later than the Revolving Credit Maturity Date then in effect (each such request, a "Request"). Each Bank shall, not later than thirty (30) calendar days following the date of its receipt of the Request, give written notice to the Agent stating whether such Bank is willing to extend the Revolving Credit Maturity Date as requested. If Agent has received the aforesaid written approvals of such Request from each of the Banks, then, effective upon the date of Agent's receipt of all such written approvals from the Banks, as aforesaid, the Revolving Credit Maturity Date shall be so extended for an additional one year period, the term Revolving Credit Maturity Date shall mean such extended date and Agent shall promptly notify the Company that such extension has occurred. In no event however, shall the Revolving Credit Maturity Date be extended beyond February 26, 2003.

              (b) If (i) any Bank gives the Agent written notice that it is unwilling to extend the Revolving Credit Maturity Date as requested or (ii) any Bank fails to provide written approval to Agent of such a Request within thirty
(30) calendar days of the date of such Bank's receipt of the Request, then (w) the Banks shall be deemed to have declined to extend the Revolving Credit Maturity Date, (x) the then-current Revolving Credit Maturity Date shall remain in effect (with no further right on the part of Company to request extensions thereof under this Section 2.9), and (y) the commitments of the Banks to make Advances of the Revolving Credit hereunder shall terminate on the Revolving Credit Maturity Date then in effect, and Agent shall promptly notify Company thereof.

         2.10 Optional Increase in Commitment. Provided that no Default or Event of Default has occurred and is continuing, and provided that the Company has not previously elected to reduce or terminate the Revolving Credit Aggregate Commitment under Section 2.8 hereof, the Company may request up to two increases in the Revolving Credit Aggregate Commitment in an aggregate amount for such increases not to exceed the Revolving Credit Optional Increase, subject, in each case, to Section 12.1 hereof and to the satisfaction concurrently with or prior to the date of each such request of the following conditions:

              (a) the Company shall have delivered to the Agent at any time during the period beginning on the Effective Date and expiring one hundred eighty (180) days after the Effective Date a written request for such increase, specifying the amount of Revolving Credit Optional Increase thereby requested (each such request, a "Request for Increase"); provided, however that in the event the Company has previously delivered a Request for Increase pursuant to this Section 2.10, the Company may not deliver a subsequent Request for Increase until all the conditions to effectiveness of such first Request for Increase have been fully satisfied hereunder;

              (b) a lender or lenders acceptable to the Company and the Agent (the "New Bank(s)") shall have become a party to this Agreement by executing and delivering a New Bank Addendum for a minimum amount for each such New Bank of Ten Million Dollars ($10,000,000) and an aggregate amount for all such New Banks of that portion of the Revolving Credit Optional Increase, taking into account the amount of any prior increase in the Revolving Credit Aggregate Commitment pursuant to this Section 2.10), covered by the applicable request, provided, however that each New Bank shall remit to the Agent funds in an amount equal to its Percentage (after giving effect to this Section 2.10) of all Advances of the Revolving Credit then outstanding, such sums to be reallocated among and paid to the existing Banks based upon the new Percentages as determined below;

                  (c) The Company shall have paid to the Agent for distribution to the existing Banks, as applicable, all interest, fees (including the Revolving Credit Commitment Fee) and other amounts, if any, accrued to the effective date of such increase and any breakage fees attributable to the reduction (prior to the last day of the applicable Interest Period) of any outstanding Eurocurrency-based Advances, calculated on the basis set forth in Section 12.1 hereof as though Company has prepaid such Advances;

                  (d) The Company shall have executed and delivered to the Agent new Revolving Credit Notes payable to each of the New Banks in the face amount of each such New Bank's Percentage of the Revolving Credit Aggregate Commitment (after giving effect to this Section 2.10) and, if applicable, renewal and replacement Revolving Credit Notes payable to each of each of the existing Banks in the face amount of each such Bank's Percentage of the Revolving Credit Aggregate Commitment (after giving effect to this Section 2.10), each of such Revolving Credit Notes to be substantially in the form of Exhibit B hereto and dated as of the effective date of such increase (with appropriate insertions relevant to such notes and acceptable to the applicable Bank (including the New Banks));

                  (e) Except as disclosed pursuant to Section 7.20, there shall have been no material adverse change in the condition (financial or otherwise), properties, business, results or operations of Company or any of its Subsidiaries, from the condition shown in the financial information delivered to Agent on or before the Effective Date; nor shall any omission, inconsistency, inaccuracy, or any change in presentation or accounting standards which renders such financial statements materially misleading have been determined by Agent to exist; and

                  (f) Such other amendments, acknowledgments, supplemental legal opinions, consents, instruments, any registrations, if any, shall have been executed and delivered and/or obtained by Company with respect to the Collateral as required by Agent, in its reasonable discretion.

Promptly on or after the date on which all of the conditions to such Request for Increase set forth above have been satisfied, Agent shall notify the Company and each of the Banks of the amount of the Revolving Credit Aggregate Commitment as increased pursuant this Section 2.10 and the date on which such increase has become effective and shall prepare and distribute to Company and each of the Banks (including the New Banks) a revised Schedule 1.2 to this Agreement setting forth the applicable new Percentages of the Banks (including the New Bank), taking into account such increase and assignments (if any).

3.       LETTERS OF CREDIT

         3.1 Letters of Credit. Subject to the terms and conditions of this Agreement, Issuing Bank shall through its Issuing Office, at any time and from time to time from and after the date hereof until thirty (30) days prior to the Revolving Credit Maturity Date, upon the written request of an Account Party accompanied by a duly executed Letter of Credit Agreement, and such other documentation related to the requested Letter of Credit as the Issuing Bank may reasonably require, issue Letters of Credit for the account of such Account Party, in an aggregate amount for all Letters of Credit issued hereunder at any one time outstanding not to exceed the Letter of Credit Maximum Amount. Each Letter of Credit shall be in a minimum face amount of Fifty Thousand Dollars ($50,000) and each Letter of Credit (including any renewal thereof) shall expire not later than ten (10) Business Days prior to the Revolving Credit Maturity Date in effect on the date of issuance thereof. The submission of all applications and the issuance of each Letter of Credit hereunder shall be subject in all respects to the Uniform Customs and Practices for Documenting Credits of the International Chamber of Commerce, 1993 Revisions, ICC Publication No. 500. Each Application for Letter of Credit shall have noted on the first page thereof, or shall be deemed to have noted thereon:

                  "Note: This application is entered into in accordance with that certain Alrenco, Inc. Revolving Credit Agreement dated as of February 26, 1998, as amended or otherwise modified from time to time (the "Credit Agreement") among the Banks signatory thereto, Comerica Bank, as Agent for the Banks and Alrenco, Inc., and in the event of a conflict between this application and the Credit Agreement, the terms and conditions of the Credit Agreement shall govern."

         3.2 Conditions to Issuance. No Letter of Credit shall be issued at the request and for the account of any Account Party unless, as of the date of issuance of such Letter of Credit:

             (a) the face amount of the Letter of Credit requested plus the Letter of Credit Obligations outstanding on such date does not exceed the Letter of Credit Maximum Amount;

             (b) the obligations of Company and the Guarantors set forth in this Agreement and the other Loan Documents are valid, binding and enforceable obligations of Company and each of the Guarantors and the valid, binding and enforceable nature of this Agreement and the other Loan Documents has not been disputed by Company or any of the Guarantors;

             (c) both immediately before and immediately after issuance of the Letter of Credit requested, no Default or Event of Default exists;

             (d) the representations and warranties contained in this Agreement and the other Loan Documents are true in all material respects as if made on such date;

             (e) the execution of the Letter of Credit Agreement with respect to the Letter of Credit requested will not violate the terms and conditions of any material contract, agreement or other borrowing of Company or any Guarantor;

             (f) the Account Party requesting the Letter of Credit shall have delivered to Issuing Bank at its Issuing Office (with a copy sent by Account Party to the Agent), not less than five (5) Business Days prior to the requested date for issuance (or such shorter time as the Issuing Bank, in its sole discretion, may permit), the Letter of Credit Agreement related thereto, together with such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be satisfactory to Issuing Bank and its Issuing Office;

             (g) no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain Issuing Bank from issuing the requested Letter of Credit, or any Bank from taking an assignment of its Percentage thereof pursuant to Section 3.6 hereof, and no law, rule, regulation, request or directive (whether or not having the force of law) shall prohibit or request that Issuing Bank refrain from issuing, or any Bank refrain from taking an assignment of its Percentage of, the Letter of Credit requested or letters of credit generally;

             (h) there shall have been no introduction of or change in the interpretation of any law or regulation that would make it unlawful or unduly burdensome for the Issuing Bank to issue or for any Bank to take an assignment of its Percentage of the requested Letter of Credit, no declaration of a general banking moratorium by banking authorities in the United States, Michigan or the respective jurisdictions in which the Banks, the applicable Account Party and the beneficiary of the requested Letter of Credit are located (each a "Banking Authority"), and no establishment of any new material restrictions by any Banking Authority on transactions involving letters of credit or on banks materially affecting the issuance of letters of credit by banks; and

             (i) Issuing Bank shall have received the facing fee required in connection with the issuance of such Letter of Credit pursuant to Section 3.4(b) hereof.

Each Letter of Credit Agreement submitted to Issuing Bank pursuant hereto shall constitute the certification by the Company and the Account Party of the matters set forth in this Section 3.2 (a) through (e). The Issuing Bank shall be entitled to rely on such certification without any duty of inquiry.

         3.3 Notice. The Issuing Bank will deliver to the Agent, concurrently or promptly following its delivery of any Letter of Credit, a true and complete copy of each Letter of Credit. Promptly upon its receipt thereof, Agent shall give notice, substantially in the form attached as Exhibit C, to each Revolving Credit Bank of the issuance of each Letter of Credit, specifying the amount thereof and the amount of such Bank's Percentage thereof.

         3.4 Letter of Credit Fees. Company shall pay to the Agent for distribution to the Issuing Bank and the Revolving Credit Banks in accordance with the Percentages, Letter of Credit Fees as follows:

             (a) A per annum Letter of Credit Fee with respect to the undrawn amount of each Letter of Credit issued pursuant hereto in the amount of the Applicable L/C Fee Percentage (determined with reference to Schedule 1.1 of this Agreement), exclusive of the facing fee to be paid to Issuing Bank under
Section 3.4(b) hereof.

             (b) A facing fee of one eighth percentage point (1/8%) per annum on the undrawn amount of each Letter of Credit to be paid by the Company to the Issuing Bank for its own account.

             (c) If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or cause to be deemed applicable any reserve, special deposit, limitation or similar requirement against letters of credit issued by or participated in, or assets held by, or deposits in or for the account of, Issuing Bank or any Bank or (ii) impose on Issuing Bank or any of the Banks any other condition regarding this Agreement or the Letters of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase in an amount deemed material by Issuing Bank or such Bank the cost or expense to Issuing Bank or the Banks of issuing or maintaining or participating in any of the Letters of Credit (which increase in cost or expense shall be determined by the Issuing Bank's or such Bank's reasonable allocation of the aggregate of such cost increases and expense resulting from such events), then, upon demand by the Issuing Bank or such Bank, as the case may be, the Company shall, within thirty days following demand for payment, pay to Issuing Bank or such Bank, as the case may be, from time to time as specified by the Issuing Bank or such Bank, additional amounts which shall be sufficient to compensate the Issuing Bank or such Bank for such increased cost and expense, together with interest on each such amount from thirty days after the date demanded until payment in full thereof at the Prime-based Rate. A certificate as to such increased cost or expense incurred by the Issuing Bank or such Bank, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, shall be promptly submitted to the Company and shall be conclusive evidence, absent manifest error, as to the amount thereof.

             (d) All payments by the Company to the Agent for distribution to the Issuing Bank or the Revolving Credit Banks under this Section 3.4 shall be made in Dollars and in immediately available funds at the principal office of the Agent or such other office of the Agent as may be designated from time to time by written notice to the Company by the Agent. The fees described in clause (a) above shall be nonrefundable under all circumstances and shall be payable annually in advance (or such lesser period, if applicable, for Letters of Credit issued with stated expiration dates of less than one year) upon the issuance of each such Letter of Credit, and shall be calculated on the basis of a 360 day year and assessed for the actual number of days from the date of the issuance thereof to the stated expiration thereof.

         3.5 Other Letter of Credit Fees. In connection with the Letters of Credit, and in addition to the Letter of Credit Fees, the Company and the applicable Account Party shall pay, for the sole account of the Issuing Bank, standard documentation, administration, payment and cancellation charges assessed by Issuing Bank or its Issuing Office, at the times, in the amounts and on the terms set forth or to be set forth from time to time in the standard fee schedule of Issuing Office in effect from time to time.

         3.6 Draws and Demands for Payment Under Letters of Credit.

             (a) The Company and each applicable Account Party agree to pay to the Agent for the account of the Issuing Bank, on the day on which the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit and all reasonable expenses paid or incurred by the Issuing Bank relative thereto. Unless the Company or the applicable Account Party shall have made such payment to the Agent for the account of the Issuing Bank on such day, upon each such payment by the Issuing Bank, the Agent shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to substitute for its Reimbursement Obligation, a Prime-based Advance from the Banks in an amount equal to the amount so paid by the Issuing Bank in respect of such draft or other demand under such Letter of Credit. Such Prime-based Advance shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Advance set forth in Article 2 hereof and, to the extent of the Prime-based Advance so disbursed, the Reimbursement Obligation of the Company or the applicable Account Party to the Agent under this Section 3.6 shall be deemed satisfied.

             (b) If the Issuing Bank shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Issuing Bank shall provide notice thereof to the Company and the applicable Account Party on the date such draft or demand is honored, and to each Revolving Credit Bank on such date unless the Company or applicable Account Party shall have satisfied its Reimbursement Obligation under Section 3.6(a) by payment to the Agent on such date. The Issuing Bank shall further use reasonable efforts to provide notice to the Company or applicable Account Party prior to honoring any such draft or other demand for payment, but such notice, or the failure to provide such notice, shall not affect the rights or obligations of the Issuing Bank with respect to any Letter of Credit or the rights and obligations of the parties hereto, including without limitation the obligations of the Company or applicable Account Party under Section 3.6(a) hereof.

             (c) Upon issuance by the Issuing Bank of each Letter of Credit hereunder, each Revolving Credit Bank shall automatically acquire a pro rata risk participation interest in such Letter of Credit and related Letter of Credit Payment based on its respective Percentage. Each Revolving Credit Bank, on the date a draft or demand under any Letter of Credit is honored, shall make its Percentage share of the amount paid by the Issuing Bank, and not reimbursed by the Company or applicable Account Party by payment to the Agent on such day, available in immediately available funds at the principal office of the Agent for the account of the Issuing Bank.

If and to the extent such Bank shall not have made such pro rata portion available to the Agent, such Bank, the Company and the applicable Account Party severally agree to pay to the Issuing Bank forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Issuing Bank until such amount is so made available to the Agent for the account of the Issuing Bank at a per annum rate equal to the interest rate applicable during such period to the related Advance disbursed under Section 3.6(a) in respect of the Reimbursement Obligation of the Company and the applicable Account Party. If such Bank shall pay such amount to the Agent for the account of the Issuing Bank together with such interest, such amount so paid shall constitute a Prime-based Advance by such Bank disbursed in respect of the Reimbursement Obligation of the Company or applicable Account Party under Section 3.6(a) for purposes of this Agreement, effective as of the date such amount was paid by the Issuing Bank. The failure of any Revolving Credit Bank to make its pro rata portion of any such amount paid by the Issuing Bank available to the Agent for the account of the Issuing Bank shall not relieve any other Revolving Credit Bank of its obligation to make available its pro rata portion of such amount, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent for the account Issuing Bank.

Notwithstanding the foregoing however, no Bank shall acquire a pro rata risk participation in a Letter of Credit or related Letter of Credit Payment if the Issuing Bank was notified prior to the issuance thereof that the Agent had received written notice from a Bank specifically stating that such Bank believed that one or more of the conditions precedent to the issuance of Letters of Credit were not be satisfied and, in fact, such conditions precedent were not satisfied at the time of the issuance of such Letter of Credit; provided, however that each Bank shall acquire a pro rata risk participation in such Letter of Credit and the related Letter of Credit Payment upon the earlier of occur of (x) the date on which the Bank notifies the Agent that such prior notice is withdrawn and (y) the date on which all conditions precedent to the issuing of such Letter of Credit have been satisfied (or waived by the Majority Banks or all Banks, as applicable).

             (d) Nothing in this Agreement shall be construed to require or authorize any Bank other than the Issuing Bank to issue any Letter of Credit, it being recognized that the Issuing Bank shall be the sole issuer of Letters of Credit under this Agreement.

         3.7 Obligations Irrevocable. The obligations of Company and any Account Party to make payments to Agent for the account of the Issuing Bank or of the Revolving Credit Banks with respect to Reimbursement Obligations under
Section 3.6 hereof, shall be unconditional and irrevocable and not subject to any qualification or exception whatsoever, including, without limitation:

             (a) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

             (b) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

             (c) The existence of any claim, setoff, defense or other right which the Company or any Account Party may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Issuing Bank or any other Bank or any other person or entity, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

             (d) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

             (e) Any failure, omission, delay or lack on the part of the Agent, the Issuing Bank or any other Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, the Issuing Bank, any other Bank or any such party under this Agreement, any of the Loan Documents or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, the Issuing Bank, any other Bank or any such party; or

             (f) Any other event or circumstance that would, in the absence of this Section 3.7, result in the release or discharge by operation of law or otherwise of Company or any Account Party from the performance or observance of any obligation, covenant or agreement contained in Section 3.6.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which Company or any Account Party has or may have against the beneficiary of any Letter of Credit shall be available hereunder to Company or any Account Party against the Agent, the Issuing Bank or any other Bank. Nothing contained in this Section 3.7 shall be deemed to prevent Company or the Account Parties, after satisfaction in full of the absolute and unconditional obligations of Company and the Account Parties hereunder, from asserting in a separate action any claim, defense, set off or other right which they (or any of them) may have against Agent, the Issuing Bank or any Bank.

         3.8 Risk Under Letters of Credit. (a) In the handling of Letters of Credit and any security therefor, or any documents or instruments given in connection therewith, and notwithstanding the granting of risk participation hereunder, the Issuing Bank shall have the sole right to take or refrain from taking any and all actions under or upon the Letters of Credit.

             (b) Subject to other terms and conditions of this Agreement, Issuing Bank shall issue the Letters of Credit and shall hold the documents related thereto in its own name and shall make all collections thereunder and otherwise administer the Letters of Credit in accordance with Issuing Bank's regularly established practices and procedures and, Issuing Bank will have no further obligation with respect thereto. In the administration of Letters of Credit, Issuing Bank shall not be liable for any action taken or omitted on the advice of counsel, accountants, appraisers or other experts selected by Issuing Bank with due care and Issuing Bank may rely upon any notice, communication, certificate or other statement from Company, any Account Party, beneficiaries of Letters of Credit, or any other Person which Issuing Bank believes to be authentic. Issuing Bank, will, upon request, furnish the Banks with copies of Letter of Credit Agreements, Letters of Credit and documents related thereto.

                  (c) In connection with the issuance and administration of Letters of Credit and the assignments hereunder, Issuing Bank makes no representation and shall, subject to Section 3.7 hereof, have no responsibility with respect to (i) the obligations of Company or any Account Party or, the validity, sufficiency or enforceability of any document or instrument given in connection therewith, (ii) the financial condition of, any representations made by, or any act or omission of Company, the applicable Account Party or any other Person, or (iii) any failure or delay in exercising any rights or powers possessed by Issuing Bank in its capacity as issuer of Letters of Credit, in the absence of its gross negligence or willful misconduct. Each of the Banks expressly acknowledge that they have made and will continue to make their own evaluations of Company's creditworthiness without reliance on any representation of Issuing Bank or Issuing Bank's officers, agents and employees.

                  (d) If at any time Agent or the Issuing Bank shall recover any part of any unreimbursed amount for any draw or other demand for payment under a Letter of Credit, or any interest thereon, Agent or the Issuing Bank, as the case may be, shall receive same for the pro rata benefit of the Banks in accordance with their respective Percentage interests therein and shall promptly deliver to each Revolving Credit Bank its share thereof, less such Bank's pro rata share of the costs of such recovery, including court costs and attorney's fees. If at any time any Revolving Credit Bank shall receive from any source whatsoever any payment on any such unreimbursed amount or interest thereon in excess of such Bank's Percentage share of such payment, such Bank will promptly pay over such excess to Agent, for redistribution in accordance with this Agreement.

         3.9 Indemnification. (a) The Company and each Account Party hereby indemnifies and agrees to hold harmless the Banks, the Issuing Bank and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the Banks, the Issuing Bank or the Agent or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and none of the Issuing Bank, any Bank or the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Issuing Bank to the beneficiary under any Letter of Credit against presentation of documents which do not strictly comply with the terms of any Letter of Credit (unless such payment resulted from the gross negligence or willful misconduct of the Issuing Bank), including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that with respect to subparagraphs (a)(i) through (a)(v) hereof, Company and Account Parties shall not be required to indemnify the Issuing Bank, the other Banks and the Agent and such other persons, and the Issuing Bank shall be liable to the Company and the Account Parties to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by Company and the Account Parties which were caused by the Issuing Bank's gross negligence, willful misconduct or wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit.

         (b) It is understood that in making any payment under a Letter of Credit the Issuing Bank will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary. It is further acknowledged and agreed that Company or an Account Party may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Banks are alleged to be liable and it shall be a condition of the assertion of any liability of the Banks under this Section that Company or applicable Account Party shall contemporaneously pursue all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

         3.10 Right of Reimbursement. Each Revolving Credit Bank agrees to reimburse the Issuing Bank on demand (by payment to the Agent for the account of the Issuing Bank), pro rata in accordance with their Percentages, for (i) the reasonable out-of-pocket costs and expenses of the Issuing Bank to be reimbursed by Company or any Account Party pursuant to any Letter of Credit Agreement or any Letter of Credit, to the extent not reimbursed by Company or Account Party and (ii) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, fees, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Issuing Bank (in its capacity as issuer of any Letter of Credit) in any way relating to or arising out of this Agreement, any Letter of Credit, any documentation or any transaction relating thereto, or any Letter of Credit Agreement, except to the extent that such liabilities, losses, costs or expenses were incurred by Issuing Bank as a result of Issuing Bank's gross negligence or willful misconduct or wrongful dishonor of any Letter of Credit.



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



4.       SWING LINE CREDIT

         4.1 Swing Line Advances. The Swing Line Bank shall, on the terms and subject to the conditions hereinafter set forth (including Section 4.3), make one or more advances (each such advance being a "Swing Line Advance") to Company from time to time on any Business Day during the period from the date hereof to (but excluding) the Revolving Credit Maturity Date in an aggregate amount not to exceed Three Million Dollars ($3,000,000) at any time outstanding; provided, however, that after giving effect to all Swing Line Advances and all Revolving Credit Advances requested to be made on such date, the sum of the aggregate principal amount of all outstanding Advances and Letter of Credit Obligations shall not exceed the lesser of the then applicable
(a) Revolving Credit Aggregate Commitment and (b) Borrowing Base. All Swing Line Advances shall be evidenced by the Swing Line Note, under which advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement. Each Swing Line Advance shall mature and the principal amount thereof shall be due and payable by Company on the last day of the Interest Period applicable thereto. In no event whatsoever shall any outstanding Swing Line Advance be deemed to reduce, modify or affect any Bank's commitment to make Revolving Credit Advances based upon its Percentage.

         4.2 Accrual of Interest; Margin Adjustments. Each Swing Line Advance shall, from time to time after the date of such Advance, bear interest at its Applicable Interest Rate. The amount and date of each Swing Line Advance, its Applicable Interest Rate, its Interest Period, and the amount and date of any repayment shall be noted on Agent's records, which records will be conclusive evidence thereof, absent manifest error; provided, however, that any failure by the Agent to record any such information shall not relieve Company of its obligation to repay the outstanding principal amount of such Advance, all interest accrued thereon and any amount payable with respect thereto in accordance with the terms of this Agreement and the Loan Documents.

         4.3 Requests for Swing Line Advances. Company may request a Swing Line Advance only after delivery to Swing Line Bank of a Request for Swing Line Advance executed by a person authorized by the Company to make such requests on behalf of Company, subject to the following and to the remaining provisions hereof:

             (a) each such Request for Swing Line Advance shall set forth the information required on the Request for Swing Line Advance including without limitation:

                 (i) the proposed date of Swing Line Advance, which must be a Business Day;

                 (ii) whether such Swing Line Advance is to be a Prime-based Advance or Quoted Rate Advance; and

                 (iii) the duration of the Interest Period applicable thereto;

                  (b) each such Request for Swing Line Advance shall be delivered to Swing Line Bank by 12:00 p.m. (Detroit time) on the proposed date of the Swing Line Advance;

                  (c) the principal amount of such requested Swing Line Advance, plus the principal amount of all other Advances then outstanding hereunder, plus the Letter of Credit Obligations, shall not exceed the lesser of the then applicable (i) Revolving Credit Aggregate Commitment and (ii) Borrowing Base;

                  (d) the principal amount of such Swing Line Advance shall be at least Two Hundred Thousand Dollars ($200,000) or any larger amount in multiples of One Hundred Thousand Dollars ($100,000);

                  (e) each Request for Swing Line Advance, once delivered to Swing Line Bank, shall not be revocable by Company, and shall constitute a certification by the Company as of the date thereof that:

                      (i) both before and after the Swing Line Advance, the obligations of the Company and the Guarantors set forth in this Agreement and the other Loan Documents, as applicable, are valid, binding and enforceable obligations of such parties;

                       (ii) to the best knowledge of Company all conditions to
                            Advances have been satisfied;

                      (iii) there is no Default or Event of Default in
                            existence, and none shall exist upon the making of the Swing Line Advance; and

                       (iv) the representations and warranties contained in
                            this Agreement and the Loan Documents are true and correct in all material respects and shall be true and correct in all material respects as of and immediately after the making of the Swing Line Advance.

Swing Line Bank shall promptly deliver to Agent by telecopier a copy of any Request for Swing Line Advance received.

         Swing Line Bank, may, at its option, lend under this Section 4 upon the telephone request of an authorized officer of Company and, in the event Swing Line Bank makes any such Advance upon a telephone request, the requesting officer shall, if so requested by Swing Line Bank, fax to Swing Line Bank, on the same day as such telephone request, a Request for Swing Line Advance. Company hereby authorizes Swing Line Bank to disburse Advances under this
Section 4 pursuant to the telephone instructions of any person purporting to be a person identified by name on a written list of persons authorized by the Company to make Requests for Advance on behalf of the Company. Notwithstanding the foregoing, the Company acknowledges that Company shall bear all risk of loss resulting from disbursements made upon any telephone request. Each telephone request for an Advance shall constitute a certification of the matters set forth in the Request for Swing Line Advance form as of the date of such requested Advance.

         4.4 Disbursement of Swing Line Advances. Subject to submission of an executed Request for Swing Line Advance by Company without exceptions noted in the compliance certification therein and to the other terms and conditions hereof, Swing Line Bank shall make available to Company the amount so requested, in same day funds, not later than 4:00 p.m. (Detroit time) on the date of such Swing Line Advance by credit to an account of Company maintained with Swing Line Bank or to such other account or third party as Company may reasonably direct. Swing Line Bank shall promptly notify Agent of any Swing Line Advance by telephone, telex or telecopier.

         4.5 Refunding of or Participation Interest in Swing Line Advances.

             (a) The Swing Line Bank, at any time in its sole and absolute discretion, may on behalf of the Company (which hereby irrevocably directs the Swing Line Bank to act on its behalf) request each Revolving Credit Bank (including the Swing Line Bank in its capacity as a Revolving Credit Bank) to make a Prime-based Advance of the Revolving Credit in an amount equal to such Revolving Credit Bank's Percentage of the principal amount of the Swing Line Advances (the "Refunded Swing Line Advances") outstanding on the date such notice is given; provided that (i) at any time as there shall be a Swing Line Advance outstanding for more than thirty days, or the aggregate outstanding principal amount of all Swing Line Advances exceeds the Swing Line Commitment, then the Agent shall, on behalf of the Company (which hereby irrevocably directs the Agent to act on its behalf), promptly request each Revolving Credit Bank (including the Swing Line Bank) to make a Revolving Credit Advance in an amount equal to such Revolving Credit Bank's Percentage of the principal amount of such outstanding Swing Line Advance, (ii) Swing Line Advances may be prepaid by the Company in accordance with the provisions of Section 5.7 or Section 12.1 hereof and (iii) Quoted Rate Advances which are converted to Revolving Credit Advances at the request of the Swing Line Bank at a time when no Default or Event of Default has occurred and is continuing shall not be subject to Section
5.7 and no losses, costs or expenses may be assessed by the Swing Line Bank against the Company or the other Banks as a consequence of any such conversion covered by this clause (iii). Unless any of the events described in Section 10.1(j) shall have occurred (in which event the procedures of paragraph (b) of this Section 4.5 shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Revolving Credit Bank shall make the proceeds of its Revolving Credit Advance available to the Agent for the ratable benefit of the Swing Line Bank at the office of the Agent specified in Section 2.4(a) prior to 11:00 a.m. Detroit time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Advances shall be immediately applied to repay the Refunded Swing Line Advances.

             (b) If, prior to the making of a Revolving Credit Advance pursuant to paragraph (a) of this Section 4.5, one of the events described in Section 10.1(j) shall have occurred, each Revolving Credit Bank will, on the date such Revolving Credit Advance was to have been made, purchase from the Swing Line Bank an undivided participating interest in the Refunded Swing Line Advance in an amount equal to its Percentage of such Refunded Swing Line Advance. Each Bank will immediately transfer to the Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Agent will deliver to such Bank a Swing Line Bank Participation Certificate in the form of Exhibit F dated the date of receipt of such funds and in such amount.

             (c) Each Bank's obligation to make Revolving Credit Advances and to purchase participation interests in accordance with clauses (a) and (b) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank may have against Swing Line Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (iv) any breach of this Agreement by the Company or any other Person;
(v) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Bank does not make available to the Agent the amount required pursuant to clause (a) or
(b) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Bank, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at the Alternate Base Rate thereafter.

         Notwithstanding the foregoing however, no Bank shall be required to make any Revolving Credit Advance to refund a Swing Line Advance or to purchase a participation in a Swing Line Advance if prior to the making of such Swing Line Advance by the Swing Line Bank, the Agent received written notice from a Bank specifically stating that such Bank believed that one or more of the conditions precedent to the making of Swing Line Advance(s) had not been met and, in fact, such conditions precedent were not satisfied at the time of the making of such Advance; provided, however that the obligation of the Banks to make such Revolving Credit Advance or purchase a participation in such Swing Line Advance shall be acquired upon the earlier of occur of (x) the date on which the Bank notifies the Agent that such prior notice is withdrawn and (y) the date of which all conditions precedent to the making of such Swing Line Advance have been satisfied (or waived by the Majority Banks or all Banks, as applicable).

5.       MARGIN ADJUSTMENTS; INTEREST PAYMENTS

         5.1 Margin Adjustments. Adjustments in the Margin applicable to Eurocurrency-based Advances, the Applicable Commitment Fee Percentage and the Applicable L/C Fee Percentage, each based upon the Fixed Charge Coverage Ratio, shall be implemented on a quarterly basis as follows:

             (a) Such adjustments shall be given prospective effect only, effective (i) as to the Applicable Commitment Fee Percentage and the Applicable L/C Fee Percentage, upon the required date of delivery of the financial statements under Sections 8.1(a) and 8.1(b) hereunder, in each case establishing applicability of the appropriate adjustment, and (ii) as to each Eurocurrency- based Advance outstanding hereunder, effective upon the expiration of the applicable Interest Period(s), if any, in effect on the date of the delivery of such financial statements, in each case with no retroactivity or claw-back. In the event Company fails timely to deliver the financial statements required under Section 8.1(a) or 8.1(b), then from the date delivery of such financial statements was required until such financial statements are delivered, the margins and fee percentages shall be those set forth under the Level IV Column of the pricing matrix attached to this Agreement as Schedule 1.1.

             (b) With respect to Eurocurrency-based Advances outstanding hereunder, an adjustment hereunder, after becoming effective, shall remain in effect only through the end of the applicable Interest Period(s) for such Eurocurrency-based Advances if any; provided, however, that upon any change in the Margin level then in effect, as aforesaid, or the occurrence of any other event which under the terms hereof causes such adjustment no longer to be applicable, then any such subsequent adjustment or no adjustment, as the case may be, shall be effective (and said pricing shall thereby be adjusted up or down, as applicable) with the commencement of each Interest Period following such change or event, all in accordance with the preceding subparagraph.

             (c) Such Margin adjustments under this Section 5.1 shall be made irrespective of, and in addition to, any other interest rate adjustments hereunder.

             (d) From the date hereof until the required date of delivery under
Section 8.1(b) of the Company's financial statements for the fiscal quarter ending June 30, 1998, the margins and fee percentages shall be those set forth under the Level III column of the pricing matrix attached to this Agreement as
Schedule 1.1.

         5.2 Prime-based Interest Payments. Interest on the unpaid balance of all Prime-based Advances from time to time outstanding shall accrue from the date of such Advances to the Revolving Credit Maturity Date (and until paid), at a per annum interest rate equal to the Prime- based Rate, and shall be payable in immediately available funds quarterly commencing on the first day of the calendar quarter next succeeding the calendar quarter during which the initial Advance is made and on the first day of each calendar quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the interest rate resulting from a change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         5.3 Eurocurrency-based Interest Payments. Interest on each Eurocurrency-based Advance having a related Eurocurrency-Interest Period of 3 months or less shall accrue at its Eurocurrency- based Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest shall be payable in immediately available funds on each Eurocurrency-based Advance outstanding from time to time having a Eurocurrency-Interest Period of 6 months or longer, at intervals of 3 months after the first day of the applicable Interest Period, and shall also be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Eurocurrency-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including, the last day thereof.

         5.4 Quoted Rate Advance Interest Payments. Interest on each Quoted Rate Advance shall accrue at its Quoted Rate and shall be payable in immediately available funds on the last day of the Interest Period applicable thereto. Interest accruing at the Quoted Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to, but not including the last day thereof.

         5.5 Interest Payments on Conversions. Notwithstanding anything to the contrary in Sections 5.2 and 5.3, all accrued and unpaid interest on any Revolving Credit Advance refunded or converted pursuant to Section 2.3 hereof shall be due and payable in full on the date such Advance is refunded or converted.

         5.6 Interest on Default. Notwithstanding anything to the contrary set forth in Sections 5.2, 5.3 and 5.4, in the event and so long as any Event of Default shall exist under this Agreement, interest shall be payable daily on the principal amount of all Advances from time to time outstanding (and, to the extent delinquent, on all other monetary obligations of Company hereunder and under the other Loan Documents) at a per annum rate equal to the Applicable Interest Rate (and, with respect to Eurocurrency-based Advances calculated on the basis of the maximum Margins) in respect of each such Advance, plus, in the case of Eurocurrency-based Advances and Quoted Rate Advances, two percent (2%) per annum for the remainder of the then existing Interest Period, if any, and at all other such times and for all Prime-based Advances, at a per annum rate equal to the Prime- based Rate, plus two percent (2%).

         5.7 Prepayment. Company may prepay all or part of the outstanding balance of any Prime-based Advance(s) at any time, provided that the amount of any partial prepayment shall be at least Five Hundred Thousand Dollars ($500,000) and the aggregate balance of Prime-based Advance(s) remaining outstanding, if any, under the Revolving Credit Notes shall be at least One Million Dollars ($1,000,000) and the aggregate amount outstanding under all Swing Line Advances shall be at least Five Hundred Thousand Dollars ($500,000). Company may prepay all or part of any Eurocurrency-based Advance (subject to not less than three (3) Business Days' notice to Agent) only on the last day of the Interest Period applicable thereto, provided that the amount of any such partial prepayment shall be at least Five Hundred Thousand Dollars ($500,000), and the unpaid portion of such Advance which is refunded or converted under
Section 2.7 shall be at least Two Million Dollars ($2,000,000). Company may prepay Quoted Rate Advances only on the last day of the Interest Period applicable thereto. Any prepayment made in accordance with this Section shall be without premium, penalty or prejudice to the right to reborrow under the terms of this Agreement. Any other prepayment of all or any portion of the Revolving Credit, whether by acceleration, mandatory or required prepayment or otherwise, shall be subject to Section 12.1 hereof, but otherwise without premium, penalty or prejudice. All prepayments of Revolving Credit Advances shall be made to the Agent for distribution ratably to the Banks.

6.       CONDITIONS

         The obligations of Banks to make Advances and of the Issuing Bank to issue Letters of Credit pursuant to this Agreement are subject to the following conditions; provided, however that Sections 6.1 through 6.10 below shall only apply to the initial Advances, Letters of Credit or loans hereunder:

         6.1 Execution of Notes and this Agreement. Company shall have executed and delivered to Agent for the account of each Bank, the Revolving Credit Notes, the Swing Line Note, this Agreement and the other Loan Documents to which it is a party (including all schedules, exhibits, certificates, opinions, financial statements and other documents to be delivered pursuant hereto), and such Notes, this Agreement and the other Loan Documents shall be in full force and effect.

         6.2 Corporate Authority. Agent shall have received, with a counterpart thereof for each Bank:

             (a) In connection with the Company, a certificate of Responsible Officer as to:

                 (i) resolutions of the board of directors of the Company evidencing approval of the transactions contemplated by this Agreement and the Notes and authorizing the execution and delivery thereof and the borrowing of Advances and the requesting of Letters of Credit hereunder,

                 (ii) the incumbency and signature of the officers of the Company executing any Loan Document,

                 (iii) a certificate of good standing or continued existence
                       (or the equivalent thereof) from the State of Indiana, and from every state or other jurisdiction listed on
                       Schedule 6.2 hereof, if issued by such jurisdiction, subject to the limitations (as to qualification and authorization to do business) contained in Section 7.1; and

                 (iv) copies of Company's articles of incorporation and bylaws and/or other constitutional documents as in effect on the Effective Date;

             (b) in connection with each Guarantor, a certificate from an authorized officer of such Guarantor as to:

                 (i) resolutions of the board of directors of such Guarantor evidencing approval of the transactions contemplated by the Loan Documents to which such Guarantor is a party and authorizing the execution and delivery thereof,

                 (ii) the incumbency and signature of the officers of such Guarantor executing any Loan Document to which such Guarantor is a party,

                 (iii) a certificate of good standing from the state or other jurisdiction of such Guarantor's incorporation, and from every state or other jurisdiction in which such Guarantor is qualified to do business, if issued by such jurisdiction, subject to the limitations (as to qualification and authorization to do business) contained in Section 7.1, hereof, and

                 (iv) copies of such Guarantor's articles of incorporation and bylaws and/or other constitutional documents as in effect on the Effective Date.

         6.3 Collateral Documents and Guaranties. (a) As security for all Indebtedness of Company to the Banks hereunder the Agent shall have received:

                 (i) the Pledge Agreement executed and delivered by the Company;

                 (ii) the Security Agreement, executed and delivered by the Company and each of the Guarantors; and

                 (iii) the Guaranty executed and delivered by each of the Guarantors;

             (b) Any documents (including, without limitation, financing statements, amendments to financing statements and assignments of financing statements, stock certificates and stock powers) required to be delivered and/or filed in connection with the Security Agreement or the Pledge Agreement to create, in favor of the Agent (for and on behalf of the Banks), a perfected security interest in the Collateral thereunder, shall have been delivered to the Agent and, as applicable, in a proper form for filing in each office in each jurisdiction listed in Schedule 6.3 and with the United States Patent and Trademark Office, or other office, as the case may be.

         6.4 Insurance. The Agent shall have received evidence satisfactory to it that the Company has obtained the insurance policies required by Section 8.5 hereof and that such insurance policies are in full force and effect.

         6.5 Compliance with Certain Documents and Agreements. The Company and each Guarantor (and any of their respective Subsidiaries or Affiliates) shall have each performed and complied in all material respects with all agreements and conditions contained in this Agreement, other Loan Documents, or any agreement or other document executed thereunder and required to be performed or complied with by each of them (as of the applicable date) and none of such parties shall be in material default in the performance or compliance with any of the terms or provisions hereof or thereof.

         6.6 Merger Documents. The Merger shall have become effective pursuant to the Merger Documents and the Agent shall have received executed copies of the Merger Documents, the Bill of Sale, the Assignment, Assumption Agreement (trademarks/service marks) and Assignment and Assumption Agreement (all intangibles other than real property leases and trademarks/service marks) and Assignment and Assumption Agreement (real property), in each case certified as a true and correct copy as in effect on such date by a Responsible Officer of the Company.

         6.7 Opinion of Counsel. Company and each Guarantor shall furnish Agent prior to the initial Advance under this Agreement, and with signed copies for each Bank, opinions of counsel to the Company and such Guarantor, dated the date hereof, and covering such matters as reasonably required by and otherwise reasonably satisfactory in form and substance to the Agent and each of the Banks.

         6.8 Company's Certificate. The Agent shall have received, with a signed counterpart for each Bank, a certificate of a Responsible Officer of Company dated the date of the making of Advances hereunder, stating that to the best of his or her knowledge after due inquiry, (a) the conditions of paragraphs 6.1, 6.3, 6.4, 6.5 and 6.6 hereof have been fully satisfied; (b) the representations and warranties made by Company, each Guarantor or any other party to any of the Loan Documents (excluding the Agent and Banks) in this Agreement or any of the Loan Documents, and the representations and warranties of any of the foregoing which are contained in any certificate, document or financial or other statement furnished at any time hereunder or thereunder or in connection herewith or therewith shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Effective Date; and (c) no Default or Event of Default shall have occurred and be continuing, and, except as previously disclosed to Agent and Banks in writing, there shall have been no material adverse change in the financial condition, properties, business, results or operations of the Company and its Subsidiaries taken as a whole from December 31, 1997 to the date of the making of the first borrowing hereunder.

         6.9 Payment of Fees. Company shall have paid to the Agent all fees, costs and expenses required hereunder to be paid to Agent upon execution of this Agreement.

         6.10 Other Documents and Instruments. The Agent shall have received, with a photocopy for each Bank, such other instruments and documents as each of the Banks may reasonably request in connection with the making of Advances or issuance of Letters of Credit hereunder, and all such instruments and documents shall be satisfactory in form and substance to Agent and each Bank.

         6.11 Continuing Conditions. The obligations of the Banks to make Advances (including the initial Advance) and the obligation of the Issuing Bank to issue Letters of Credit (including the initial Letter of Credit) under this Agreement shall be subject to the continuing conditions that:

              (a) No Default or Event of Default shall exist as of the date of the Advance or the request for the Letter of Credit; and

              (b) Each of the representations and warranties contained in this Agreement and in each of the other Loan Documents shall be true and correct in all material respects as of the date of the Advance or Letter of Credit.

7.       REPRESENTATIONS AND WARRANTIES

         Company represents and warrants that as of the Effective Date:

         7.1 Corporate Authority. Company is a corporation duly organized and existing in good standing under the laws of the State of Indiana, each Guarantor is a corporation or other business entity duly organized and existing in good standing under the laws of the state of its incorporation; each other Subsidiary is duly organized and existing in good standing under the laws of the state of its incorporation; and each of the Company and each of its Subsidiaries is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the character of its assets or the nature of its activities makes such qualification necessary and where failure to be so qualified would have a material adverse effect on their respective businesses.

         7.2 Due Authorization - Company. Execution, delivery and performance of this Agreement, the Merger, the other Loan Documents and any other documents and instruments required under or in connection with this Agreement or the other Loan Documents (or to be so executed and delivered), and the issuance of the Notes by Company are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of the Company's organizational documents and, except as have been previously obtained or as referred to in Section 7.13, below, do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority.

         7.3 Due Authorization - Guarantors. Execution, delivery and performance of the Guaranty, the other Loan Documents to which it is a party and any other documents and instruments required of Guarantors under or in connection with this Agreement and the other Loan Documents (or to be so executed and delivered) are within the partnership or corporate powers of each such Guarantor, have been duly authorized, are not in contravention of law or the terms of such Guarantor's organizational documents, and, except as have been previously obtained (or as referred to in Section 7.13 below), do not require the consent or approval, material to the transactions contemplated by this Agreement and the other Loan Documents, of any governmental body, agency or authority not previously obtained.

         7.4 Liens. There are no security interests in, liens, mortgages, or other encumbrances on and no financing statements on file with respect to any of the property owned by Company or any of its Guarantors except for Liens permitted pursuant to Section 9.2.

         7.5 Taxes. Company and each of its Guarantors has filed on or before their respective due dates or within the applicable grace periods, all federal, and material state and foreign tax returns which are required to be filed or has obtained extensions for filing such tax returns and is not delinquent in filing such returns in accordance with such extensions and has paid all taxes which have become due pursuant to those returns or pursuant to any assessments received by any such party, as the case may be, to the extent such taxes have become due, except to the extent such tax payments are being actively contested in good faith by appropriate proceedings and with respect to which adequate provision has been made on the books of Company or such Guarantor as may be required by GAAP.

         7.6 No Defaults. There exists no material default under the provisions of any instrument evidencing any indebtedness for borrowed money of the Company or any of its Guarantors which is permitted hereunder or of any agreement relating thereto.

         7.7 Enforceability of Agreement and Loan Documents -- Company. This Agreement, each of the other Loan Documents to which Company is a party, and all other certificates, agreements and documents executed and delivered by Company under or in connection herewith or therewith have each been duly executed and delivered by its duly authorized officers and constitute the valid and binding obligations of Company, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         7.8 Enforceability of Loan Documents -- Guarantors. The Loan Documents to which each of the Guarantors is a party, and all certificates, documents and agreements executed in connection therewith by the Guarantors have each been duly executed and delivered by the duly authorized officers of the Guarantors and constitute the valid and binding obligations of such Guarantors, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditor's rights, generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in law or equity).

         7.9 Compliance with Laws. Except as disclosed on Schedule 7.9, each of the Company and each of its Guarantors has complied with all applicable federal, state and local laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) including without limitation, all Consumer Credit Laws in effect from time to time, except to the extent that failure to comply therewith would not materially interfere with the conduct of the business of Company and its Guarantors taken as a whole, or would not have a Material Adverse

Effect; except for such matters as are not likely to have a Material Adverse Effect, and except as set forth in Schedule 7.9 hereof, and without limiting the generality of Section 7.12, there is no pending or threatened, litigation, action, proceeding or controversy affecting the Company or any of its Guarantors, and no pending or threatened complaint, notice or inquiry to the Company or any of its Guarantors, regarding potential liability of the Company or any of its Guarantors, or any officer, director, agent or employee of the Company or any Guarantor under or arising from any Consumer Credit Law; and, to the knowledge of the Company, no facts or situation exists that could form the basis for any such litigation, action, proceeding, controversy, complaint, notice or inquiry.

         7.10 Non-contravention -- Company. The execution, delivery and performance of this Agreement and the other Loan Documents and any other documents and instruments required under or in connection with this Agreement by Company are not in contravention of the terms of any indenture, agreement or undertaking to which Company or any of its Guarantors is a party or by which its or their properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

         7.11 Non-contravention -- Guarantors. The execution, delivery and performance of those Loan Documents signed by the Guarantors, and any other documents and instruments required under or in connection with this Agreement by the Guarantors are not in contravention of the terms of any indenture, agreement or undertaking to which any Guarantor or Company is a party or by which it or its properties are bound or affected where such violation would reasonably be expected to have a Material Adverse Effect.

         7.12 No Litigation. Except for De Minimis Matters or as set forth on
Schedule 7.12 hereof, there is no suit, action, proceeding, including, without limitation, any bankruptcy proceeding, or governmental investigation pending against or to the knowledge of Company, affecting Company or any Guarantor (other than any suit, action or proceeding in which Company or such Guarantor is the plaintiff and in which no counterclaim or cross-claim against Company or such Guarantor has been filed), nor is Company or any of its Guarantors or any of its or their officers or directors, as the case may be, subject to any suit, action, proceeding or governmental investigation as a result of which any such officer or director is or may be entitled to indemnification by Company or a Guarantor, as applicable, which suits, if resolved adversely to Company or any of its Guarantors, are reasonably likely to have a Material Adverse Effect. Except as set forth on Schedule 7.12, there is not outstanding against Company or any Guarantor any judgment, decree, injunction, rule, or order of any court, government, department, commission, agency, instrumentality or arbitrator nor is Company or any Guarantor in violation of any applicable law, regulation, ordinance, order, injunction, decree or requirement of any governmental body or court where such violation would reasonably be expected to have a Material Adverse Effect.

         7.13 Consents, Approvals and Filings, Etc. Except as have been previously obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or party (whether or not governmental) is required in connection with the execution, delivery and performance: (i) by Company of this Agreement, any of the other Loan Documents to which it is a party, or any other documents or instruments to be executed and or delivered by Company in connection therewith or herewith; (ii) by any Guarantor, of any of the other Loan Documents to which such Guarantor is a party, or (iii) by Company or any of the Guarantors, of the liens, pledges, mortgages, security interests or other encumbrances granted, conveyed or otherwise established (or to be granted, conveyed or otherwise established) by or under this Agreement or the other Loan Documents, except for such filings to be made concurrently herewith as are required by the Security Agreement to perfect liens in favor of the Agent. All such authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations which have previously been obtained or made, as the case may be, are in full force and effect and are not the subject of any attack, or to the knowledge of Company threatened attack (in any material respect) by appeal or direct proceeding or otherwise.

         7.14 Agreements Affecting Financial Condition. Neither the Company nor any of its Guarantors is party to any agreement or instrument or subject to any charter or other corporate restriction which materially adversely affects the financial condition or operations of the Company and its Guarantors (taken as a whole).

         7.15 No Investment Company or Margin Stock. Neither the Company nor any of its Guarantors is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Guarantors is engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Advances will be used by the Company or any of its Guarantors to purchase or carry margin stock or will be made available by the Company or any of its Guarantors in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

         7.16 ERISA. Except as set forth in Schedule 7.16, neither the Company nor any ERISA Affiliate maintains or contributes to any Pension Plan. As of the Effective Date, (a) with respect to any Pension Plan for which the Company or any ERISA Affiliate is the administrator or plan sponsor as defined in ERISA ss.3(16)(A) and (B), there is no accumulated funding deficiency as defined in ERISA ss.302(a)(2), or any existing material liability owed to the PBGC under ERISA Sections 4062, 4063 or 4064, nor has any "reportable event" or any "prohibited transaction" as defined in ERISA, occurred; and (b) all such Pension Plans are in material compliance with the requirements of the Internal Revenue Code and ERISA. As to any Multiemployer Plan, neither the Company nor any ERISA Affiliate has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA and neither the Company nor any ERISA Affiliate has actual knowledge of or has received notice of reorganization under ERISA ss.4242 or notice of plan insolvency under ERISA ss.4245(e).

         7.17 Conditions Affecting Business or Properties. Except as disclosed in Schedule 7.17, neither the respective businesses nor the properties of Company or any of its Guarantors is affected by any fire, explosion, accident, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, Act of God or other casualty (not covered by insurance), which materially adversely affects, or if such event or condition were to continue for more than ten (10) additional days would reasonably be expected to materially adversely affect, any such businesses or properties of Company and its Guarantors (taken as a whole).

         7.18 Environmental and Safety Matters. Except as set forth in Schedule
7.18 and except for such matters as are not likely to have a Material Adverse
Effect:

              (a) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Guarantors, have been, and continue to be, owned or leased by the Company and the Guarantors in material compliance with all Hazardous Material Laws;

              (b) to the best knowledge of the Company, there have been no past, and there are no pending or threatened

                  (i) claims, complaints, notices or requests for information received by the Company or any of its Guarantors with respect to any alleged violation of any Hazardous Material Law, or

                  (ii) complaints, notices or inquiries to the Company or any of its Guarantors regarding potential liability under any Hazardous Material Law; and

              (c) no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Guarantors which, with the passage of time, or the giving of notice or both, would give rise to liability under any Hazardous Material Law.

         7.19 Subsidiaries. The Company has no Subsidiaries, except as disclosed on Schedule 7.19 hereto.

         7.20 Accuracy of Information. (a) Except to the extent the preparation of such financial statements are affected by "pooling of interests" in connection with acquisitions, each of the Company's financial statements previously furnished to Agent and the Banks on or after February 1, 1997 has been prepared in accordance with GAAP and is complete and correct in all material respects and fairly presents (subject to year-end adjustments in the case of interim statements) the financial condition of Company and the results of its operations for the periods covered thereby.

              (b) Since December 31, 1997 through the Effective Date, except as previously disclosed in writing to the Agent and the Banks, there has been no material adverse change in the financial condition of Company or its Guarantors taken as a whole; to the best knowledge of

Company, neither Company nor any of its Guarantors has any contingent obligations (including any liability for taxes) not disclosed by or reserved against in the December 31, 1997 balance sheets, as applicable, except as set forth on Schedule 7.20 hereof, and at the present time there are no unrealized or anticipated losses from any present commitment of Company or any of its Guarantors which in the aggregate is likely to have a Material Adverse Effect.

         7.21 No Change in Requirements of Laws. Except as disclosed in
Schedule 7.21 hereof, there has been no introduction of or change in any Consumer Credit Laws or any other applicable federal, state, or local laws, ordinances, codes, rules, regulations and guidelines (such as the enactment of any proposed regulation of rental purchase transactions as credit sales subject to interest rate limitations and other consumer lending restrictions) which would have a Material Adverse Effect.

8.       AFFIRMATIVE COVENANTS

         Company covenants and agrees that it will, and, as applicable, cause each of its Guarantors to, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by the Company of all other obligations under this Agreement and the other Loan Documents:

         8.1 Financial Statements. Furnish to the Agent with sufficient copies for each Bank:

             (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company a copy of the audited consolidated and consolidating financial statements of the Company as at the end of such year and the related audited statements of income, accumulated earnings, cash flows and balance sheets for such year, setting forth in each case in comparative form the figures for the previous year, certified by a nationally recognized certified public accountant satisfactory to the Agent and the Banks as being fairly stated in all material respects; and

             (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidating and consolidating financial statements of the Company as at the end of such quarter and the related unaudited statements of income, accumulated earnings, cash flows and balance sheets of the Company for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects.

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein), provided however that the quarterly financial statements delivered hereunder will not be required to include footnotes and will be subject to year-end adjustments.



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



         8.2 Certificates; Other Information. Furnish to the Issuing Bank with sufficient copies for each Bank:

             (a) as soon as available, but in any event not later than 20 days after the end of each calendar month,

                 (i) a Borrowing Base Certificate executed by a Responsible Officer, substantially in the form attached hereto as Exhibit K; and

                 (ii) a Covenant Compliance Certificate executed by a Responsible Officer, substantially in the form attached hereto as Exhibit H; and

                 (iii) a "BOR Report" (reporting the total number of rental units under Rental Contract as of the end of such calendar month); and

                 (iv) a "Reconciliation Report" (showing the number of stores opened, closed and/or acquired during such calendar month; and for any stores which are opened or acquired during such calendar month, the address (including the county) of each such store); and

                 (v) an "Idle Inventory Report" (showing the amount of inventory not under Rental Contract as of the end of such calendar month); and

                 (vi) a "Delinquency Report" (showing the percentage of Rental Contracts one day or more past due as of the last Saturday of such calendar month);

             (b) not later than 120 days following the end of each fiscal year of the Company, a copy of the projections by the Company of the balance sheets, operating budget and cash flow budget of the Company and its Subsidiaries, covering, on a quarterly basis, the three year period following the last day of the fiscal year then ending, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

             (c) "Same Store Sales Report": (x) deliver together with the financial statements to be delivered pursuant to Sections 8.1(a) and 8.1(b) hereof, which for all stores opened for 24 months or longer as of the end of the fiscal quarter then ending, compares sales for the quarter then ending with sales for the same quarter ending 12 months earlier) and (y) deliver together with the annual financial statements to be delivered pursuant to Section 8.1(a) hereof, which for all stores owned as of the last day of the fiscal year then ending which were also owned as of the last day of the immediately preceding fiscal year, compares annual revenues as for such stores as of the last day of the fiscal year then ending with annual revenues for such stores as of the last day of the immediately preceding fiscal year.

             (d) not later than 60 days following the end of each fiscal quarter of the Company, a schedule of pending litigation of the Company in which the amount in controversy exceeds $500,000, in form satisfactory to the Agent and in reasonable detail (including the amount in controversy), certified as to accuracy by a Responsible Officer to the best of such Responsible Officer's knowledge;

             (e) as soon as available, the Company's 10-Q and 10-K Reports filed with the U.S. Securities and Exchange Commission, and in any event, with respect to the 10-Q Report, within sixty (60) days of the end of each of the Company's fiscal quarters, and with respect to the 10-K Report, within 120 days after and as of the end of each of Company's fiscal years, and, as soon as available, copies of all other documents filed by the Company with the Securities and Exchange Commission (other than any registration statement and prospectus included therein relating to an employee benefit plan and filed on Form S-8 or any successor form) and copies of any orders in any proceedings to which the Company or any Subsidiary is a party issued by any governmental agency;

             (f) promptly as issued, all press releases, notices to shareholders and all other material written communications transmitted to the general public or to the trade or industry in which the Company is engaged; and

             (g) promptly, such additional financial and other information, or other reports as any Bank may from time to time reasonably request.

         8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company.

         8.4 Conduct of Business and Maintenance of Existence. Each of the Company and each Guarantor shall:

             (a) continue to engage primarily in the business (or in the franchising of such business) as now conducted by it and preserve, renew and keep in full force and effect its existence;

             (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 9.4; and

             (c) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         8.5 Maintenance of Property; Insurance. The Company will maintain, cause to be maintained or cause each Guarantor to maintain with responsible insurance companies insurance with respect to the Collateral, its or their properties and business, against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses, and will furnish to the Agent prior the initial Advance, and upon reasonable request by any Bank at reasonable intervals thereafter, a certificate of a Responsible Officer, as well as independent evidence of coverage, setting forth the nature and extent of all insurance policies maintained by the Company or any Guarantor in accordance with this Section. The Company shall give immediate written notice to the Banks and to the insurers of any significant loss or damage to the Collateral or other property to be insured and shall promptly file proofs of loss with such insurers.

         8.6 Inspection of Property; Books and Records, Discussions. Permit Agent and each Bank, through their authorized attorneys, accountants and representatives (a) to examine Company's and each Guarantor's books, accounts, records, ledgers and assets and properties of every kind and description (including without limitation, all promissory notes, security agreements, customer applications, vehicle title certificates, chattel paper, Uniform Commercial Code filings) wherever located at all reasonable times during normal business hours, upon oral or written request of Agent or such Bank, and (b) at any time and from time to time at the request of the Majority Banks, to conduct full or partial collateral audits, provided, however that prior to the occurrence and continuance of any Event of Default, the Company shall be required to reimburse the Agent and the Banks for all reasonable costs and expenses of no more than one full collateral audit per year and after the occurrence and during the continuance of an Event of Default, the Company shall be required to reimburse the Agent and the Banks for all reasonable costs and expenses of all collateral audits; and permit Agent and each Bank or their authorized representatives, at reasonable times and intervals, to visit all of their respective offices, discuss their respective financial matters with their respective officers and independent certified public accountants, and, by this provision, Company authorizes such accountants to discuss the finances and affairs of Company and its Guarantors (provided that Company is given an opportunity to participate in such discussions) and examine any of its or their books and other corporate records. Notwithstanding the foregoing, all information furnished to the Agent or the Banks hereunder shall be subject to the undertaking of the banks set forth in Section 14.12 hereof.

         8.7 Notices. Promptly give notice to the Agent of:

             (a) the occurrence of any Default or Event of Default of which the Company has knowledge;



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



                  (b) any (i) default or event of default under any Contractual Obligation of the Company or any Guarantor or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any Guarantor and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

                  (c) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any "reportable event" as defined in ERISA with respect to any Pension Plan, or any withdrawal from or the termination, reorganization or insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the Pension Benefit Guaranty Corporation or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from or the terminating, reorganization or insolvency of any Pension Plan;

                  (d) after the effectiveness thereof, any material amendment, supplement or other modification of (i) the Company's management information system which permits the daily tracking of each store's rental and collection activity, or (ii) the Company's accounting policies regarding its Rental Contracts;

                  (e) a material adverse change in the business, operations, property, or financial condition of the Company; and

                  (f) promptly furnish to the Agent notice as to (i) any development related to the business or financial condition of the Company, its Affiliates or Guarantors, which would have or has a Material Adverse Effect and (ii) any material and adverse litigation or investigation to which the Company, any Affiliate or any Guarantor is a party; and

                  (g) in the event that the Company or any Subsidiary shall open any new retail location (other than those listed on Exhibit O hereof), execute and deliver to the Agent all such amendments, supplements and other modifications to this Agreement and the other Loan Documents together with signed (or pre-signed) financing statements and all other instruments of further assurance required by the Agent or the Majority Banks, and will take such other actions as the Agent or the Majority Banks reasonably request and deem necessary or advisable in order for Agent to perfect its security interest in the Collateral located at such new retail location.

                  (h) any introduction of or change in any Consumer Credit Laws or any other applicable federal, state, or local laws, ordinances, codes, rules, regulations and guidelines (such as the enactment of any proposed regulation of rental purchase transactions as credit sales subject to interest rate limitations and other consumer lending restrictions) which would have a Material Adverse Effect.



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



Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         8.8  Hazardous Material Laws.

              (a) Use and operate all of its facilities and properties in material compliance with all material Hazardous Material Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Hazardous Material Laws;

              (b) Promptly notify Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries received by the Company of a material nature relating to its facilities and properties or compliance with Hazardous Material Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Majority Banks any actions and proceedings relating to compliance with Hazardous Material Laws to which the Company is named as a party; and

              (c) Provide such information and certifications which any Bank may reasonably request from time to time to evidence compliance with this Section 8.8.

         8.9 Minimum Tangible Net Worth. Maintain at all times a minimum Tangible Net Worth of $25,000,000.

         8.10 Positive Net Income. Maintain as of the end of each fiscal quarter beginning with the quarter ending March 31, 1998, Net Income (without giving effect to any one-time charges in an aggregate amount not to exceed $2,000,000 for the four fiscal quarters then ending arising from any acquisition and/or mergers other than the Merger) greater than zero.

         8.11 Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of not less than the ratio set forth below during the applicable period set forth below:

              Quarter ending:                    Ratio

              March 31, 1998                     1.5 to 1.0
              June 30, 1998                      1.75 to 1.0
              September 31, 1998
              and thereafter                     2.00 to 1.0

         8.12 Leverage Ratio. Maintain, as of the end of each fiscal quarter, a Leverage Ratio of not more than 0.50 : 1.0.



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



         8.13 Taxes. Pay and discharge all taxes and other governmental charges, and all material contractual obligations calling for the payment of money, before the same shall become overdue, unless and to the extent only that such payment is being contested in good faith by appropriate proceedings and is reserved for, as required by GAAP on its balance sheet, or where the failure to pay any such matter could not have a Material Adverse Effect.

         8.14 Governmental and Other Approvals. Apply for, obtain and/or maintain in effect, as applicable, all authorizations, consents, approvals, licenses, qualifications, exemptions, filings, declarations and registrations (whether with any court, governmental agency, regulatory authority, securities exchange or otherwise) which are necessary in connection with the execution, delivery and performance: (i) by Company, of this Agreement, the Loan Documents, or any other documents or instruments to be executed and/or delivered by Company in connection therewith or herewith; and (ii) by each of the Guarantors, of the Loan Documents to which it is a party.

         8.15 Compliance with ERISA. With respect to any Pension Plan for which the Company or any ERISA Affiliate is the plan sponsor or administrator as defined in ERISA ss.3(16)(A) and (B), materially comply with the requirements imposed by ERISA as presently in effect or hereafter promulgated, including but not limited to, the minimum funding requirements of any Pension Plan.

         8.16 ERISA Notices. Promptly notify the Agent upon the occurrence of any of the following events:

              (a) the termination of any Pension Plan subject to Subtitle C of Title IV of ERISA;

              (b) the appointment of a trustee by a United States District Court to administer any Pension Plan subject to Title IV of ERISA;

              (c) the commencement by the Pension Benefit Guaranty Corporation, or any successor thereto, of any proceeding to terminate any Pension Plan subject to Title IV of ERISA;

              (d) the failure of the Company or any ERISA Affiliate to make any payment in respect of any Pension Plan required under Section 412 of the Internal Revenue Code;

              (e) the withdrawal of the Company or any ERISA Affiliate from any multiemployer plan (as defined in Section 3(37) of ERISA; or

              (f) the occurrence of a "reportable event" which is required to be reported by the Company under Section 4043 of ERISA or a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code which is likely to have a Material Adverse Effect.

         8.17 Offices. The Company agrees that it will and will cause each of the Guarantors to operate each of its offices as a licensed location in the jurisdiction requiring such license in conformity with all such licensing and other laws applicable to the origination of Rental Contracts, Sales Finance Agency Acts, or any other law regulating the rent-to-own industry if failure to do so would reasonably be expected to have a Material Adverse Effect. To the extent the Company does not have a license for each location, and such failure could reasonably be expected to have a Material Adverse Effect, it will immediately procure a license or advise the Agent of the reason that it is exempt from such licensing requirement or that no such licensing requirement exists in the jurisdiction of such location.

         8.18 Security. The Company hereby agrees to take such actions as the Majority Banks may from time to time reasonably request to establish and maintain first perfected security interests in and Liens on all of its Collateral.

         8.19 Performance of Contract Duties, Defense of Collateral. The Company warrants that it has performed, and covenants and agrees that it will continue to perform, in all material respects its duties and obligations under each Rental Contract. The Company covenants to defend the Collateral from any Liens other than Liens permitted by Section 9.2.

         8.20 Possessory Perfection in Contract Collateral. The Company covenants that it will, beginning no later than the date 60 days after the Effective Date, cause RTO Operating to prominently stamp or mark (or cause to be so stamped or marked) each original Rental Contract originated on or after such date with the legend set forth below:

              "RTO Operating, Inc. has collaterally assigned its rights in this Rental Contract to Comerica Bank as agent for itself and certain other Banks."

         8.21 Use of Proceeds. The initial Advances made to the Company shall be used by Company (i) to pay the costs and expenses of the transactions contemplated by this Agreement which are due and payable on the closing date, and (ii) for the payment of any monies due in connection with the assignment of the Prior Credit Agreements to the Agent and the Banks; proceeds of any subsequent Advances made hereunder shall be used by Company solely for the general business purposes including without limitation working capital and to finance Permitted Acquisitions. Company shall not use any portion of the proceeds of any such advances for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation G, T, U or X of said Board of Governors or for any other purpose in violation of (x) any applicable statute or regulation or (y) the terms and conditions of this Agreement.

         8.22 Future Subsidiaries. With respect to each Person which becomes a Subsidiary of the Company subsequent to the Effective Date, within sixty (60) days of the date such new Subsidiary is created or acquired (but in any event before any payments under the Rental Contracts owned by such Subsidiary shall be included in the Borrowing Base),

              (a) (X) cause such Subsidiary to execute and deliver to Agent, for and on behalf of each of the Banks, (i) a Joinder Agreement whereby such Subsidiary becomes obligated as a Guarantor under the Guaranty and (ii) a Security Agreement, and (Y) shall execute, or cause to be executed, and deliver to the Agent a stock pledge encumbering 100% of the share capital of each such Subsidiary; or

              (b) merge, or cause such Subsidiary to enter into a merger with RTO Operating, so long as RTO Operating is the surviving corporation;

together in each case with such supporting documentation, including without limitation financing statements, stock certificates and stock powers (in the case of clause (a) hereof) or certificates of merger (in the case of clause (b) hereof) and in either case, corporate resolutions and other authority documents, certificates and opinions of counsel, all as reasonably required by the Agent and the Majority Banks.

         8.23 Royalty Payments on Licenses and Trademarks. So long as no Default or Event of Default has occurred and is continuing, and subject to
Section 9.9 hereof, any Guarantor may make royalty payments or pay licensing fees to ATRO under royalty agreements or licensing agreements in an aggregate amount for all such payments by all Guarantors not to exceed in any year 3% of gross revenues of RTO Operating as shown on the financial statements delivered under Section 8.1 hereof.

         8.24 Further Assurances. Execute and deliver or cause to be executed and delivered to Agent within a reasonable time following Agent's request, and at the Company's expense, such other documents or instruments as Agent may reasonably require to effectuate more fully the purposes of this Agreement or the other Loan Documents.

9.       NEGATIVE COVENANTS

         Company covenants and agrees that, until the Revolving Credit Maturity Date and thereafter until expiration of all Letters of Credit and final payment in full of the Indebtedness and the performance by Company and the Guarantors of all other obligations under this Agreement and the other Loan Documents it will not, and will not permit any of the Subsidiaries, to:

         9.1 Limitation on Debt. Create, incur, assume or suffer to exist any Debt, except:

              (a) Indebtedness in respect of the Notes, the Letters of Credit and other obligations of the Company or any Guarantor under this Agreement and the other Loan Documents to which it is a party;

              (b) any Debt set forth in Schedule 9.1 attached hereto and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

                  (c) Debt of the Company or RTO Operating incurred to finance the acquisition of motor vehicles (whether pursuant to a loan or a Financing Lease) in an aggregate principal amount not exceeding $5,000,000 at any time outstanding and other Debt of the Company or RTO Operating incurred to finance the acquisition of fixed or capital assets other than motor vehicles (whether pursuant to a loan or a Financing Lease) in an aggregate amount not exceeding $1,000,000 at any time outstanding, and any renewals or refinancing of such Debt in amounts not exceeding the scheduled amounts (less any required amortization according to the terms thereof), on substantially the same terms and otherwise in compliance with this Agreement;

                  (d) Debt of the Company or RTO Operating in connection with non-competition agreements or signing bonus entered into by the Company or RTO Operating in connection with Permitted Acquisitions, in an aggregate amount not exceeding $3,000,000 at any one time;

                  (e) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.13;

                  (f) current unsecured trade, utility or nonextraordinary accounts payable arising in the ordinary course of Company's or such Guarantor's businesses;

                  (g) Intercompany Loans from the Company to RTO Operating but only to the extent permitted under the other applicable terms and limitations of this Agreement, including but not limited to Section
         9.8 hereof;

                  (h) Intercompany Loans from the Company to RTO Holding but only to the extent such loans are immediately readvanced to RTO Operating pursuant to the terms of the applicable Intercompany Note and otherwise as permitted under the other applicable terms and limitations of this Agreement, including but not limited to Section
         9.8 hereof;

                  (i) Intercompany Loans from the Company or any Guarantor to any Subsidiary but only to the extent permitted under the applicable terms and limitations of this Agreement, including but not limited to
         Section 9.8 hereof; and

                  (j) additional Debt of the Company or RTO Operating not exceeding $5,000,000 in aggregate principal amount at any one time outstanding, provided that only the principal component of obligations shall be considered in calculating such $5,000,000 amount.



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



         9.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

             (a) Permitted Liens;

             (b) Liens securing Debt permitted by Section 9.1(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such motor vehicles, or fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

             (c) any Lien securing indebtedness assumed pursuant to a Permitted Acquisition, provided that such Lien is limited to the property so acquired, and was not entered into, extended or renewed in contemplation of such acquisition;

             (d) Liens in favor of Agent, as security for the Indebtedness; and

             (e) Liens securing Debt under any Intercompany Loans;

             (f) other Liens, existing on the Effective Date, set forth on
Schedule 9.2.

         9.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except the Guaranties or the Permitted Guarantees.

         9.4 Acquisitions. Other than Permitted Acquisitions and except as permitted pursuant to Section 9.7 hereof, purchase or otherwise acquire or become obligated for the purchase of all or substantially all or any material portion of the assets or business interests of any Person, firm or corporation, or any shares of stock (or other ownership interests) of any corporation, trusteeship or association, or any business or going concern, or in any other manner effectuate or attempt to effectuate an expansion of present business by acquisition.

         9.5 Limitation on Mergers, or Sale of Assets. Other than the Merger and except as permitted under Section 9.4 hereof, enter into any merger or consolidation or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

             (a) inventory leased or sold pursuant to Rental Contracts in the ordinary course of business;



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             (b) obsolete or worn out property, property no longer useful in the conduct of Company's business or property from closed offices, in each case disposed of in the ordinary course of business;

             (c) the merger of the Company into a Delaware corporation by way of reincorporation so long as (x) the Company gives forty-five days prior written notice of such reincorporation to the Agent and the Banks, (y) the surviving entity assumes in writing all of the obligations of the Company pursuant to this Agreement on terms and conditions satisfactory to the Agent and the Banks and (z) the surviving entity delivers authority documents, opinions, documents evidencing the merger, financing statements, replacement notes and such other documents as shall be required by the Agent and the Banks in connection therewith;

             (d) the merger of any Subsidiary (other than RTO Operating) with and into the Company or RTO Operating, so long as the Company (if the Company is a party to such merger) or RTO Operating (if RTO Operating is a party to the merger)is the surviving corporation;

             (e) Asset Sales (other than Asset Sales otherwise permitted by this Section 9.5); provided however that in each case (X) the sales price is at least equal to the fair market value of the assets sold or otherwise disposed of and the transfer is on terms and conditions satisfactory to the Agent and the Banks, (Y) promptly but in any event no more than three (3) days following the date of such Asset Sale, after giving effect to such sale, the Company shall deliver, or cause to be delivered, a Borrowing Base Certificate executed by a Responsible Officer, (Z) immediately upon receipt by the Company or such Subsidiary of the proceeds of such Asset Sale, then pursuant to
         Section 2.7 hereof, the Company shall prepay any outstanding Advances by the amount of such proceeds (net of any reasonable direct expenses of sale); and

             (f) the sale, transfer or other disposition of other property in an amount not to exceed and aggregate amount of $1,000,000 disposed of during any fiscal year of the Company;

provided that, with respect to the sale, transfer or other disposition of assets pursuant to clauses (c), (d), (e) or (f) above, no Default or Event of Default shall have occurred and be continuing (both before and after giving effect thereto).

         9.6 Dividends. Declare or pay any dividends on or make any other distribution with respect to any shares of its capital stock or other equity interests (other than dividends or similar distributions payable solely in common stock or membership interests), whether by reduction of stockholders' equity or otherwise or permit any Subsidiary to make any such distributions, except for:



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             (a) dividends and other distributions by Subsidiaries of the
         Company to Company; and

             (b) so long as the Fixed Charge Coverage Ratio is greater than or equal to 4.0:1 (both before and after giving effect thereto), cash dividends by the Company;

provided that, with respect to the payment of dividends or other distributions under clauses (a) or (b), above no Default or Event of Default has occurred and is continuing at the time such dividends or other distributions are declared and at the time such dividends or other distributions are paid.

         9.7 Limitation on Capital Expenditures. Except in connection with the Merger, make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for:

             (a) Permitted Acquisitions permitted by Section 9.4, to the extent assets are acquired which constitute Capital Expenditures; and

             (b) expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries (i) during fiscal year 1998, $6,000,000 and (ii) during any fiscal year thereafter, $3,000,000.

         9.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities, of or any assets constituting a business unit of, or make any other investment in, any Person, except:

             (a) Permitted Investments;

             (b) extensions of trade credit in the ordinary course of business;

             (c) loans and advances to officers and employees of the Company for travel and entertainment in the ordinary course of business in an aggregate amount, not to exceed $200,000 at any one time outstanding, and advances to employees for the purposes of purchasing for personal use items otherwise classified as inventory, in an aggregate amount for all such advances not to exceed $300,000 at any one time;

             (d) Permitted Acquisitions permitted pursuant to Section 9.4; and

             (e) Intercompany Loans, Advances and Investments by the Company to RTO Operating or to RTO Holding;



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              (f) Intercompany Loan, Advances and Investments by RTO Holding to
         RTO Operating, or by RTO Operating to RTO Holding; and

              (g) loans, advances and investments by the Company or any Guarantor in any Subsidiary other than RTO Holding and RTO Operating in an aggregate outstanding amount not to exceed $500,000 at any time.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 9.9 (except as otherwise expressly provided herein), such Investment shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation, but less any amount repaid or recovered on account of capital or principal.

         9.9 Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate of the Company unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Company's or such Guarantor's business and is upon fair and reasonable terms no less favorable to the Company or such Guarantor than it would obtain in a comparable arms length transaction with a Person not a Guarantor.

         9.10 Sale and Leaseback. Except as permitted by Section 9.1(c), and except in connection with any property acquired pursuant to a Permitted Acquisition, enter into any arrangement with any Person providing for the leasing by the Company or any Guarantor of real or personal property which has been or is to be sold or transferred by the Company or such Guarantor to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Guarantor, as the case may be.

         9.11 Limitation on Negative Pledge Clauses. Except for Permitted Liens and any other agreements, documents or instruments pursuant to which Liens not prohibited by the terms of this Agreement are created, entered into, or allow to exist, any agreement, document or instrument which would restrict or prevent Company and its Guarantors from granting Agent on behalf of Banks liens upon, security interests in and pledges of their respective assets which are senior in priority to all other Liens.

         9.12 Prepayment of Debts. Except in connection with Debt assumed in connection with a Permitted Acquisition, prepay, purchase, redeem or defease any Debt for money borrowed or any capital leases excluding, subject to the terms hereof, the Indebtedness, and excluding paydowns from time to time of permitted working capital facilities or other revolving debt and mandatory payments, prepayments or redemptions for which Company or any Guarantor is obligated as of the date hereof.



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



10.      DEFAULTS

         10.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

              (a) non-payment when due of (i) the principal or interest under any of the Notes issued hereunder in accordance with the terms thereof, (ii) any Reimbursement Obligation, or (iii) any Fees, and in the case of interest payments and Fees, continuance thereof for three
         (3) Business Days;

              (b) non-payment of any money by Company under this Agreement or by Company or any Guarantor under any of the Loan Documents, other than as set forth in subsection (a), above within ten (10) Business Days after notice from Agent that the same is due and payable;

              (c) default in the observance or performance of any of the conditions, covenants or agreements of Company set forth in Sections 2.7, 3.6, 8.1, 8.2, 8.4(a), 8.6, 8.7, 8.9 through 8.12, 8.20, or 9 (in its entirety);

              (d) default in the observance or performance of any of the other conditions, covenants or agreements set forth in this Agreement by Company and continuance thereof for a period of thirty (30) consecutive days;

              (e) any representation or warranty made by Company or any Guarantor herein or in any instrument submitted pursuant hereto or by any other party (other than the Agent or any Bank) to the Loan Documents proves untrue or misleading in any material adverse respect when made;

              (f) default in the observance or performance of or failure to comply with any of the conditions, covenants or agreements of Company or any Guarantor set forth in any of the other Loan Documents, and the continuance thereof beyond any period of grace or cure specified in any such document;

              (g) default (i) in the payment of any indebtedness for borrowed money (other than Indebtedness hereunder) of Company or any Guarantor in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate when due (whether by acceleration or otherwise) and continuance thereof beyond any applicable period of cure or (ii) failure to comply with the terms of any other obligation of Company or any Guarantor with respect to any indebtedness for borrowed money (other than Indebtedness hereunder) in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate, which with the giving of notice or passage of time or both would permit the holder or holders thereto to accelerate such other indebtedness for borrowed money or terminate its commitment thereunder, as applicable;



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                  (h) the rendering of any judgment(s) for the payment of money in excess of the sum of One Million Dollars ($1,000,000) individually or in the aggregate against Company or any Guarantor, and such judgments shall remain unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of forty five (45) consecutive days, except as covered by adequate insurance with a reputable carrier and an action is pending in which an active defense is being made with respect thereto;

                  (i) (i) the Company or any ERISA Affiliate shall engage in any Prohibited Transaction involving any Pension Plan or (ii) any event described in Section 7.15 shall occur or (iii) the Company or any ERISA Affiliate shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the insolvency, or reorganization of, a Multiemployer Plan and in each case in clauses (i) through (iii) above, (x) a period of sixty (60) days, or more, has elapsed from the occurrence of such event or condition and (y) such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (j) a receiver, liquidator, custodian or trustee of the Company or any Guarantor, or of all or any part of the property of the Company or any Guarantor, shall be appointed by court order and such order shall remain in effect for more than sixty (60) days, or an order for relief shall be entered with respect to the Company or any Guarantor, or the Company or any Guarantor shall be adjudicated a bankrupt or insolvent; or any of the property of the Company or any Guarantor shall be sequestered by court order and such order shall remain in effect for more than sixty (60) days; or a petition shall be filed against the Company or any Guarantor under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty (60) days after such filing; or the Company or any Guarantor shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or the Company or any Guarantor shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or any Guarantor or of all or any part of the property of the Company or any Guarantor.

                  (k) any provision of any Guaranty, the Pledge Agreement or the Security Agreement shall at any time for any reason cease to be valid and binding and enforceable against the Company or any of the Guarantors, as applicable, or the validity, binding effect or enforceability thereof shall be contested by any Person, or the Company or any of the



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Guarantors shall deny that it has any or further liability or obligation under the Guaranty, the Pledge Agreement or the Security Agreement, as the case may be, or the Guaranty, the Pledge Agreement or the Security Agreement, as the case may be, shall be terminated, invalidated, revoked or set aside or in any way cease to give or provide to the Banks and the Agent the benefits purported to be created thereby.

         10.2 Exercise of Remedies. If an Event of Default has occurred and is continuing hereunder: (a) the Agent shall, upon being directed to do so by the Majority Banks, declare the Revolving Credit Aggregate Commitment terminated;
(b) the Agent shall, upon being directed to do so by the Majority Banks, declare the entire unpaid principal Indebtedness, including the Notes, immediately due and payable, without presentment, notice or demand, all of which are hereby expressly waived by Company; (c) upon the occurrence of any Event of Default specified in subsection 10.1(j), above, and notwithstanding the lack of any declaration by Agent under preceding clause (b), the entire unpaid principal Indebtedness, including the Notes, shall become automatically and immediately due and payable, and the Revolving Credit Aggregate Commitment shall be automatically and immediately terminated; (d) the Agent shall, upon being directed to do so by the Majority Banks, demand immediate delivery of cash collateral, and the Company and each Account Party agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, and (e) the Agent shall, if directed to do so by the Majority Banks or the Banks, as applicable (subject to the terms hereof), exercise any remedy permitted by this Agreement, the Loan Documents or law.

         10.3 Rights Cumulative. No delay or failure of Agent and/or Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege, nor shall any single or partial exercise thereof preclude any further exercise thereof, or the exercise of any other power, right or privilege. The rights of Agent and Banks under this Agreement are cumulative and not exclusive of any right or remedies which Banks would otherwise have.

         10.4 Waiver by Company of Certain Laws. To the extent permitted by applicable law, Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, on any claim for interest on the Notes, or any security interest or mortgage contemplated by or granted under or in connection with this Agreement. These waivers have been voluntarily given, with full knowledge of the consequences thereof.

         10.5 Waiver of Defaults. No Event of Default shall be waived by the Banks except in a writing signed by an officer of the Agent in accordance with
Section 14.11 hereof. No single or partial exercise of any right, power or privilege hereunder, nor any delay in the exercise thereof, shall preclude other or further exercise of their rights by Agent or the Banks. No waiver of any Event of Default shall extend to any other or further Event of Default. No forbearance on the part of the



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Agent or the Banks in enforcing any of their rights shall constitute a waiver of any of their rights. Company expressly agrees that this Section may not be waived or modified by the Banks or Agent by course of performance, estoppel or otherwise.

         10.6 Set Off.

         Upon the occurrence and during the continuance of any Event of Default, each Bank may at any time and from time to time, without notice to the Company but subject to the provisions of Section 11.3 hereof, (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company now or hereafter existing under this Agreement, whether owing to such Bank or any other Bank or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Bank, irrespective of whether or not such deposits held or indebtedness owing by such Bank may be contingent and unmatured and regardless of whether any Collateral then held by Agent or any Bank is adequate to cover the Indebtedness. Promptly following any such setoff, such Bank shall give written notice to Agent and to Company of the occurrence thereof. The Company hereby grants to the Banks and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of all of the obligations of the Company under this Agreement. The rights of each Bank under this Section
10.6 are in addition to the other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

11.      PAYMENTS, RECOVERIES AND COLLECTIONS

         11.1 Payment Procedure.

              (a) All payments by Company of principal of, or interest on, the Notes, or of Fees, shall be made without setoff or counterclaim on the date specified for payment under this Agreement not later than 12:00 noon (Detroit time) in immediately available funds to Agent, for the ratable account of the Banks, at Agent's office located at One Detroit Center, Detroit, Michigan 48226-3289, (care of Agent's Eurocurrency Lending Office, for Eurocurrency-based Advances). Upon receipt by the Agent of each such payment, the Agent shall make prompt payment in like funds received to each Bank as appropriate, or, in respect of Eurocurrency-based Advances, to such Bank's Eurocurrency Lending Office.

              (b) Unless the Agent shall have been notified by Company prior to the date on which any payment to be made by Company is due that Company does not intend to remit such payment, the Agent may, in its sole discretion and without obligation to do so, assume that the Company has remitted such payment when so due and the Agent may, in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Company has not in fact remitted such payment to the Agent each Bank shall forthwith on demand repay to the Agent the amount



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         of such assumed payment made available or transferred to such Bank, together with the interest thereon, in respect of each day from and including the date such amount was made available by the Agent to such Bank to the date such amount is repaid to the Agent at a rate per annum equal to (i) for Prime-based Advances, the Federal Funds Effective Rate (daily average), as the same may vary from time to time, and (ii) with respect to Eurocurrency- based Advances, Agent's aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by Agent) of carrying such amount.

                  (c) Subject to the definition of Interest Period, whenever any payment to be made hereunder shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

                  (d) All payments to be made by the Company under this Agreement or any of the Notes (including without limitation payments under the Swing Line Note) shall be made without set-off or counterclaim, as aforesaid, and without deduction for or on account of any present or future withholding or other taxes of any nature imposed by any governmental authority or of any political subdivision thereof or any federation or organization of which such governmental authority may at the time of payment be a member, unless Company is compelled by law to make payment subject to such tax. In such event, Company shall:

                      (i) pay to the Agent for Agent's own account and/or, as the case may be, for the account of the Banks (and, in the case of Advances of the Swing Line, pay to the Swing Line Bank which funded such Advances) such additional amounts as may be necessary to ensure that the Agent and/or such Bank or Banks receive a net amount equal to the full amount which would have been receivable had payment not been made subject to such tax; and

                      (ii) remit such tax to the relevant taxing authorities
                           according to applicable law, and send to the Agent or the applicable Bank (including the Swing Line
                           Bank) or Banks, as the case may be, such certificates or certified copy receipts as the Agent or such Bank or Banks shall reasonably require as proof of the payment by the Company, of any such taxes payable by the Company.

         As used herein, the terms "tax", "taxes" and "taxation" include all existing taxes, levies, imposts, duties, charges, fees, deductions and withholdings and any restrictions or conditions resulting in a charge together with interest thereon and fines and penalties with respect thereto which may be imposed by reason of any violation or default with respect to the law regarding such tax, assessed as a result of or in connection with the transactions hereunder, or the payment and or



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receipt of funds hereunder, or the payment or delivery of funds into or out of any jurisdiction other than the United States (whether assessed against Company, Agent or any of the Banks).

         11.2 Application of Proceeds of Collateral. Notwithstanding anything to the contrary in this Agreement, after an Event of Default, the proceeds of any Collateral, together with any offsets, voluntary payments by Company or any Guarantor or others and any other sums received or collected in respect of the Indebtedness, shall be applied, first, to the Notes and the Reimbursement Obligations (if any) on a pro rata basis (or in such order and manner as determined by the Majority Banks; subject, however, to the applicable Percentages of the loans held by each of the Banks), next, to any other Indebtedness on a pro rata basis, and then, if there is any excess, to Company or the applicable Guarantor, as the case may be. The application of such proceeds and other sums to the Revolving Credit Notes and the Reimbursement Obligations (if any) shall be based on each Bank's Percentage of the aggregate of the loans.

         11.3 Pro-rata Recovery. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of principal of, or interest on, any of the Indebtedness in excess of its pro rata share of payments then or thereafter obtained by all Banks upon principal of and interest on all Indebtedness, such Bank shall purchase from the other Banks such participations in the Revolving Credit Notes and/or Reimbursement Obligation held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably in accordance with the Percentage with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

12.      CHANGES IN LAW OR CIRCUMSTANCES; INCREASED COSTS

         12.1 Reimbursement of Prepayment Costs. If Company makes any payment of principal with respect to any Eurocurrency-based Advance or Quoted Rate Advance on any day other than the last day of the Interest Period applicable thereto (whether voluntarily, by acceleration, or otherwise), or if Company fails to borrow any Eurocurrency-based Advance or Quoted Rate Advance after notice has been given by Company to Agent in accordance with the terms hereof requesting such Advance, or if Company fails to make any payment of principal or interest in respect of a Eurocurrency-based Advance or Quoted Rate Advance when due, then Company shall reimburse Agent and Banks, as the case may be on demand for any resulting loss, cost or expense incurred by Agent and Banks, as the case may be as a result thereof, including, without limitation, any such loss, cost or expense incurred in obtaining, liquidating, employing or redeploying deposits from third parties, whether or not Agent and Banks, as the case may be shall have funded or committed to fund such Advance. Such amount payable by Company to Agent and Banks, as the case may be may include, without limitation, an amount equal to the excess, if any, of (a) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, refunded or converted, for the period from the date of such prepayment or of such failure to borrow, refund or convert, through the last day of the relevant Interest Period, at the applicable rate of interest for said



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Advance(s) provided under this Agreement, over (b) the amount of interest (as reasonably determined by Agent and Banks, as the case may be) which would have accrued to Agent and Banks, as the case may be on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Calculation of any amounts payable to any Bank under this paragraph shall be made as though such Bank shall have actually funded or committed to fund the relevant Advance through the purchase of an underlying deposit in an amount equal to the amount of such Advance and having a maturity comparable to the relevant Interest Period; provided, however, that any Bank may fund any Eurocurrency-based Advance or Quoted Rate Advance, as the case may be in any manner it deems fit and the foregoing assumptions shall be utilized only for the purpose of the calculation of amounts payable under this paragraph. Upon the written request of Company, Agent and Banks shall deliver to Company a certificate setting forth the basis for determining such losses, costs and expenses, which certificate shall be conclusively presumed correct, absent manifest error.

         12.2 Agent's Eurocurrency Lending Office. For any Advance to which the Eurocurrency- based Rate is applicable, if Agent shall designate a Eurocurrency Lending Office which maintains books separate from those of the rest of Agent, Agent shall have the option of maintaining and carrying the relevant Advance on the books of such Eurocurrency Lending Office.

         12.3 Circumstances Affecting Eurocurrency-based Rate Availability. If with respect to any Interest Period, Agent or the Banks (after consultation with Agent) shall determine that, by reason of circumstances affecting the interbank markets generally, deposits in eurodollars in the applicable amounts are not being offered to the Agent for such Interest Period, then Agent shall forthwith give notice thereof to the Company. Thereafter, until Agent notifies Company that such circumstances no longer exist, the obligation of the Banks to make Eurocurrency-based Advances, and the right of Company to convert an Advance to or refund an Advance as a Eurocurrency-based Advance shall be suspended, and the Company shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurocurrency-based Advance covered hereby together with accrued interest thereon, any amounts payable (but not yet paid) under Section 12.1, hereof, and all other amounts payable hereunder on the last day of the then current Interest Period applicable to such Advance. Upon the date for repayment as aforesaid and unless Company notifies Agent to the contrary within two (2) Business Days after receiving a notice from Agent pursuant to this Section, such outstanding principal amount shall be converted to a Prime-based Advance as of the last day of such Interest Period.

         12.4 Laws Affecting Eurocurrency-based Advance Availability. In the event that any applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Bank or the Agent or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) of any such authority, shall make it unlawful or impossible for any of the Banks (or any of their respective Eurocurrency Lending Offices) to honor its obligations hereunder to make or maintain any Advance with interest



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at the Eurocurrency-based Rate, such Bank or the Agent shall forthwith give notice thereof to Company and the Agent. Thereafter the Agent shall so notify Company and the right of Company to convert an Advance or refund an Advance as a Eurocurrency-based Advance, shall be suspended and thereafter Company may select as Applicable Interest Rates only those which remain available and which are permitted to be selected hereunder, and if any of the Banks may not lawfully continue to maintain an Advance to the end of the then current Interest Period applicable thereto as a Eurocurrency-based Advance, Company shall immediately prepay such Advance, together with interest to the date of payment, and any amounts payable under Sections 12.1 or 12.6 with respect to such prepayment and the applicable Advance shall immediately be converted to a Prime-based Advance and the Prime-based Rate shall be applicable thereto.

         12.5 Increased Cost of Eurocurrency-based Advances. In the event that any change in applicable law, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not currently applicable to any Bank or the Agent or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) with any request or directive (whether or not having the force of law) made by any such authority, central bank or comparable agency after the date hereof:

              (a) shall subject the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) to any tax, duty or other charge with respect to any Advance or any Note or shall change the basis of taxation of payments to the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) of the principal of or interest on any Advance or any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income or revenues of the Agent or of any of the Banks (or any of their respective Eurocurrency Lending Offices) imposed by the United States of America or the jurisdiction in which such Bank's principal executive office is located); or

              (b) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) or shall impose on the Agent or any of the Banks (or any of their respective Eurocurrency Lending Offices) or the interbank markets any other condition affecting any Advance or any of the Notes;

and the result of any of the foregoing is to increase the costs to the Agent or any of the Banks of making, funding or maintaining any part of the Indebtedness hereunder as a Eurocurrency-based Advance or to reduce the amount of any sum received or receivable by the Agent or any of the Banks under this Agreement or under the Notes in respect of a Eurocurrency-based Advance then Agent or such Bank, as the case may be, shall promptly notify the Company of such fact and demand compensation therefor and, within fifteen (15) days after such notice, Company agrees to pay to



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Agent or such Bank such additional amount or amounts as will compensate Agent or such Bank or Banks for such increased cost or reduction. A certificate of Agent or such Bank setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank or Banks shall accompany such demand for payment and shall be conclusively presumed to be correct save for manifest error.

         For purposes of this Section, a change in law, rule, regulation, interpretation, administration, request or directive shall include, without limitation, any change made or which becomes effective on the basis of a law, rule, regulation, interpretation, administration, request or directive presently in force, the effective date of which change is delayed by the terms of such law, rule, regulation, interpretation, administration, request or directive.

         12.6 Indemnity. The Company will indemnify Agent and each of the Banks against any loss or expense which may arise or be attributable to the Agent's and each Bank's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain the Advances (a) as a consequence of any failure by the Company to make any payment when due of any amount due hereunder in connection with a Eurocurrency-based Advance, (b) due to any failure of the Company to borrow on a date specified therefor in a Request for Revolving Credit Advance or (c) due to any payment or prepayment of any Eurocurrency-based Advance on a date other than the last day of the Interest Period for such Revolving Credit Advance, whether required by another provision of this Agreement or otherwise. The Agent's and each Bank's (as applicable) calculations of any such loss or expense shall be furnished to the Company and shall be conclusively presumed correct, absent manifest error.

         12.7 Other Increased Costs. In the event that after the date hereof the adoption of or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or Agent (or any corporation controlling such Bank or Agent) and such Bank or Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or Agent's obligations or Advances hereunder and such increase has the effect of reducing the rate of return on such Bank's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Advances hereunder to a level below that which such Bank or Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or Agent to be material (collectively, "Increased Costs"), then Agent or such Bank shall notify the Company, and thereafter the Company shall pay to such Bank or Agent, as the case may be, from time to time, upon request by such Bank or Agent, additional amounts sufficient to compensate such Bank or Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or Agent reasonably determines to be



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allocable to the existence of such Bank's or Agent's obligations or Advances hereunder; provided, however that the Company shall not be obligated to reimburse any Bank for any Increased Costs pursuant to this Section 12.7 unless such Bank notifies Company and the Agent within 180 days after such affected Bank has obtained actual knowledge of such Increased Costs (but in any event within 365 days after such affected Bank is required to comply with the applicable change in law). A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or Agent, as the case may be, shall be submitted by such Bank or by Agent to the Company, reasonably promptly after becoming aware of any event described in this Section
12.7 and shall be conclusive, absent manifest error in computation.

         12.8 Substitution of Banks. If (i) the obligation of any Bank to make Eurocurrency-based Advances has been suspended pursuant to Section 12.3 or
Section 12.4 or (ii) any Bank has demanded compensation under Section 12.5 (in each case, an "Affected Lender"), then Company shall have the right, with the assistance of the Agent, to seek a substitute lender or lenders (which may be one or more of the Banks (the "Purchasing Lender" or "Purchasing Lenders") to purchase the Revolving Credit Note and assume the commitment (including without limitation its participations in Swing Line Advances and Letters of Credit) under this Agreement of such Affected Lender. The Affected Lender shall be obligated to sell its Revolving Credit Note and assign its commitment to such Purchasing Lender or Purchasing Lenders within fifteen days after receiving notice from Company requiring it to do so, at an aggregate price equal to the outstanding principal amount thereof plus unpaid interest accrued thereon up to but excluding the date of the sale. In connection with any such sale, and as a condition thereof, Company shall pay to the Affected Lender all fees accrued for its account hereunder to but excluding the date of such sale, plus, if demanded by the Affected Lender at least two Business Days prior to such sale,
(i) the amount of any compensation which would be due to the Affected Lender under Section 12.1 if Company has prepaid the outstanding Eurocurrency-based Advances of the Affected Lender on the date of such sale and (ii) any additional compensation accrued for its account under Section 12.5 to but excluding said date. Upon such sale, the Purchasing Lender or Purchasing Lenders shall assume the Affected Lender's commitment and the Affected Lender shall be released from its obligations hereunder to a corresponding extent. If any Purchasing Lender is not already one of the Banks, the Affected Lender, as assignor, such Purchasing Lender, as assignee, Company and the Agent, with the subscribed consent of the Swing Line Bank shall enter into an Assignment Agreement pursuant to Section 14.8 hereof, whereupon such Purchasing Lender shall be a Bank party to this Agreement, shall be deemed to be an assignee hereunder and shall have all the rights and obligations of a Bank with a Percentage equal to its ratable share of the Revolving Credit Aggregate Commitment of the Affected Lender. In connection with any assignment pursuant to this Section 12.8, Company or the Purchasing Lender shall pay to the Agent the administrative fee for processing such assignment referred to in Section
14.8. Upon the consummation of any sale pursuant to this Section 12.8, the Affected Lender, the Agent and Company shall make appropriate arrangements so that, if required, each Purchasing Lender receives a new Revolving Credit Note.



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13.      AGENT

         13.1 Appointment of Agent. Each Bank and the holder of each Note irrevocably appoints and authorizes the Agent to act on behalf of such Bank or holder under this Agreement and the other Loan Documents and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company. Each Bank agrees (which agreement shall survive any termination of this Agreement) to reimburse Agent for all reasonable out-of-pocket expenses (including house and outside attorneys' fees and disbursements) incurred by Agent hereunder or in connection herewith or with an Event of Default or in enforcing the obligations of Company under this Agreement or the other Loan Documents or any other instrument executed pursuant hereto, and for which Agent is not reimbursed by Company, pro rata according to such Bank's Percentage, but excluding any such expense resulting from Agent's gross negligence or wilful misconduct. Agent shall not be required to take any action under the Loan Documents, or to prosecute or defend any suit in respect of the Loan Documents, unless indemnified to its satisfaction by the Banks against loss, costs, liability and expense (excluding liability resulting from its gross negligence or wilful misconduct). If any indemnity furnished to Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

         13.2 Deposit Account with Agent. Company hereby authorizes Agent, in Agent's sole discretion, to charge its general deposit account(s), if any, maintained with Agent for the amount of any principal, interest, or other amounts or costs due under this Agreement when the same become due and payable under the terms of this Agreement or the Notes.

         13.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Bank (and no implied covenants or other obligations shall be read into this Agreement against the Agent). None of Agent, its Affiliates nor any of their respective directors, officers, employees or agents shall be liable to any Bank for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto, or in connection herewith or therewith with the consent or at the request of the Majority Banks (or all of the Banks for those acts requiring consent of all of the Banks) (except for its or their own wilful misconduct or gross negligence), nor be responsible for or have any duties to ascertain, inquire into or verify (a) any recitals or warranties made by the Company, or any Subsidiary or Affiliate of the Company, or any officer thereof contained herein or therein, (b) the effectiveness, enforceability, validity or due execution of this Agreement or any document executed pursuant hereto or any security thereunder, (c) the performance by Company of its obligations hereunder or thereunder, or (d) the satisfaction of any condition hereunder or thereunder, including without limitation the making of any Advance or the issuance of any Letter of Credit. Agent and its Affiliates shall be



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entitled to rely upon any certificate, notice, document or other communication
(including any cable, telegraph, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. Agent may treat the payee of any Note as the holder thereof. Agent may employ agents and may consult with legal counsel (who may be counsel for Company), independent public accountants and other experts selected by it and shall not be liable to the Banks (except as to money or property received by them or their authorized agents), for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         13.4 Successor Agent. Agent may resign as such at any time upon at least 30 days prior notice to Company and all Banks. If Agent at any time shall resign or if the office of Agent shall become vacant for any other reason, Majority Banks shall, by written instrument, appoint successor agent(s) satisfactory to such Majority Banks, and, so long as no Default or Event of Default has occurred and is continuing, to Company. Such successor agent shall thereupon become the Agent hereunder, as applicable, and shall be entitled to receive from the prior Agent such documents of transfer and assignment as such successor Agent may reasonably request. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof and shall have a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the resigning Agent's resignation becomes effective, the resigning Agent may appoint a temporary successor to act until such appointment by the Majority Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning Agent, the Majority Banks shall thereafter perform all of the duties of the resigning Agent hereunder until such appointment by the Majority Banks is made and accepted. Such successor Agent shall succeed to all of the rights and obligations of the resigning Agent as if originally named. The resigning Agent shall duly assign, transfer and deliver to such successor Agent all moneys at the time held by the resigning Agent hereunder after deducting therefrom its expenses for which it is entitled to be reimbursed. Upon such succession of any such successor Agent, the resigning agent shall be discharged from its duties and obligations hereunder, except for its gross negligence or wilful misconduct arising prior to its resignation hereunder, and the provisions of this Article 13 shall continue in effect for the benefit of the resigning Agent in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         13.5 Agent in its Individual Capacity. Comerica Bank, its Affiliates and their respective successors and assigns, shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though Comerica Bank were not the Agent. Comerica Bank and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with Company (or its Subsidiaries) as if Comerica Bank were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.



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         13.6 Credit Decisions. Each Bank acknowledges that it has, independently of Agent and each other Bank and based on the financial statements of Company and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend credit hereunder from time to time. Each Bank also acknowledges that it will, independently of Agent and each other Bank and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any document executed pursuant hereto.

         13.7 Agent's Fees. Company shall pay to Agent the annual agency fee and such other fees and charges in the amounts and at the times set forth in the letter agreement between Company and Agent dated December 9, 1997, as such letter may be amended or restated from time to time. The Agent's Fees described in this Section 13.7 shall not be refundable under any circumstances.

         13.8 Authority of Agent to Enforce Notes and This Agreement. Each Bank, subject to the terms and conditions of this Agreement, authorizes the Agent with full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of the Notes and to file such proofs of debt or other documents as may be necessary to have the claims of the Banks allowed in any proceeding relative to Company, or any of its Subsidiaries, or their respective creditors or affecting their respective properties, and to take such other actions which Agent considers to be necessary or desirable for the protection, collection and enforcement of the Notes, this Agreement or the other Loan Documents.

         13.9 Indemnification. The Banks agree to indemnify the Agent and its Affiliates (to the extent not reimbursed by Company, but without limiting any obligation of Company to make such reimbursement), ratably according to their respective Percentages, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent and its Affiliates in any way relating to or arising out of this Agreement, any of the other Loan Documents or the transactions contemplated hereby or any action taken or omitted by the Agent and its Affiliates under this Agreement or any of the Loan Documents; provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's or its Affiliates's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent and its Affiliates in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Agent and its Affiliates is not reimbursed for such expenses by Company, but without limiting the obligation of Company to make such reimbursement. Each Bank agrees to reimburse the Agent and its Affiliates promptly upon demand for its ratable share of any amounts owing to the Agent and its Affiliates by the Banks pursuant to this Section, provided that, if the



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Agent or its Affiliates is subsequently reimbursed by the Company for such amounts, it shall refund to the Banks on a pro rata basis the amount of any excess reimbursement. If the indemnity furnished to the Agent and its Affiliates under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Banks and cease, or not commence, to take any action until such additional indemnity is furnished.

       13.10 Knowledge of Default. It is expressly understood and agreed that the Agent shall be entitled to assume that no Event of Default has occurred and is continuing, unless the officers of the Agent immediately responsible for matters concerning this Agreement shall have been notified in a writing specifying such Event of Default and stating that such notice is a "notice of default" by a Bank or by Company. Upon receiving such a notice, the Agent shall promptly notify each Bank of such Event of Default and provide each Bank with a copy of such notice and, shall endeavor to provide such notice to the Banks within three (3) Business Days (but without any liability whatsoever in the event of its failure to do so). Agent shall also furnish the Banks, promptly upon receipt, with copies of all other notices or other information required to be provided by Company hereunder.

       13.11 Agent's Authorization; Action by Banks. Except as otherwise expressly provided herein, whenever the Agent is authorized and empowered hereunder on behalf of the Banks to give any approval or consent, or to make any request, or to take any other action on behalf of the Banks (including without limitation the exercise of any right or remedy hereunder or under the other Loan Documents), the Agent shall be required to give such approval or consent, or to make such request or to take such other action only when so requested in writing by the Majority Banks or the Banks, as applicable hereunder. Action that may be taken by Majority Banks or all of the Banks, as the case may be (as provided for hereunder) may be taken (i) pursuant to a vote at a meeting (which may be held by telephone conference call) as to which all of the Banks have been given reasonable advance notice, or (ii) pursuant to the written consent of the requisite Percentages of the Banks as required hereunder, provided that all of the Banks are given reasonable advance notice of the requests for such consent.

       13.12 Enforcement Actions by the Agent. Except as otherwise expressly provided under this Agreement or in any of the other Loan Documents and subject to the terms hereof, Agent will take such action, assert such rights and pursue such remedies under this Agreement and the other Loan Documents as the Majority Banks or all of the Banks, as the case may be (as provided for hereunder), shall direct; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to this Agreement, any of the Loan Documents or applicable law. Except as expressly provided above or elsewhere in this Agreement or the other Loan Documents, no Bank (other than the Agent, acting in its capacity as agent) shall be entitled to take any enforcement action of any kind under any of the Loan Documents.



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14.    MISCELLANEOUS

       14.1 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done, unless otherwise specified herein, in accordance with GAAP. Furthermore, all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

       14.2 Consent to Jurisdiction. Company, Agent and Banks hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan or Texas state court sitting in Dallas County, Texas in any action or proceeding arising out of or relating to this Agreement or any of the Loan Documents and Company, Agent and Banks hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court or Texas state court. Company irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan or the State of Texas by the delivery of copies of such process to Company at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by Company in a notice to the other parties that complies as to delivery with the terms of Section 14.6. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against Company or any Guarantor or any of its or their property in the courts with subject matter jurisdiction of any other jurisdiction. Company hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

       14.3 Law of Michigan. This Agreement and the Notes have been delivered at Detroit, Michigan, and shall be governed by and construed and enforced in accordance with the laws of the State of Michigan (without regard to its conflict of laws provisions). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       14.4 Interest. In the event the obligation of Company to pay interest on the principal balance of the Notes is or becomes in excess of the maximum interest rate which Company is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Bank's Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

       14.5 Closing Costs and Other Costs; Indemnification. (a) Company agrees to pay, or reimburse the Agent for payment of, on demand (i) all reasonable closing costs and expenses,



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including, by way of description and not limitation, house and outside attorney fees (but without duplication of fees and expenses for the same services provided to the same party) and advances, appraisal and accounting fees, and lien search fees incurred by Agent in connection with the commitment, consummation and closing of the loans contemplated hereby or in connection with the administration of this Agreement or any amendment, refinancing or restructuring of the credit arrangements provided under this Agreement, (ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or amendment of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, (iii) in connection with any Default or Event of Default, all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of house and outside counsel (but without duplication of fees and expenses for the same services) and whether incurred through negotiations, legal proceedings or otherwise) in connection with the amendment, waiver or enforcement of this Agreement, or the Loan Documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agent or any of the Banks (including reasonable fees and expenses of house and outside counsel (but without duplication of fees and expenses for the same services) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent or any of the Banks from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit. At Agent's option, all of said amounts required to be paid by Company, if not paid when due, may be charged by Agent as a Prime-based Advance against the Indebtedness.

         (b) Company agrees to indemnify and save Agent and each of the Banks harmless from all loss, cost, damage, liability or expenses, including reasonable house and outside attorneys' fees and disbursements (but without duplication of fees and expenses for the same services), incurred by Agent and the Banks by reason of an Event of Default, or enforcing the obligations of Company or any Guarantor under this Agreement or any of the other Loan Documents or in the prosecution or defense of any action or proceeding concerning any matter growing out of or connected with this Agreement or any of the Loan Documents, excluding, however, any loss, cost, damage, liability or expenses arising solely as a result of the gross negligence or willful misconduct of the party seeking to be indemnified under this Section 14.5(b).

         (c) Company agrees to defend, indemnify and hold harmless Agent and each of the Banks, and their respective employees, agents, officers and directors from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature arising out of or related to (i) the presence, disposal, release or threatened release of any Hazardous Materials on, from or affecting any premises owned or occupied by Company or any of its Subsidiaries, (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (iii) any lawsuit or other proceeding brought or threatened, settlement reached or governmental order or decree relating to such Hazardous Materials, (iv) the cost of removal of all Hazardous Materials from all or any portion of



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any premises owned by Company or its Subsidiaries, (v) the taking of necessary precautions to protect against the release of Hazardous Materials on or affecting any premises owned by Company or any of its Subsidiaries, (vi) complying with all Hazardous Material Laws and/or (vii) any violation of Hazardous Material Laws, including without limitation, reasonable attorneys and consultants fees, investigation and laboratory fees, environmental studies required by Agent or any Bank in connection with the violation of Hazardous Material Laws (whether before or after the occurrence of any Default or Event of Default hereunder), court costs and litigation expenses, excluding however, those arising as a result of its or their gross negligence or willful misconduct. The obligations of Company under this Section 14.5(c) shall be in addition to any and all other obligations and liabilities the Company may have to Agent or any of the Banks at common law or pursuant to any other agreement.

       14.6 Notices. Except as expressly provided otherwise in this Agreement, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth on the signature pages hereof or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 14.6. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given 2 Business Days after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Agent may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

       14.7 Further Action. Company, from time to time, upon written request of Agent will make, execute, acknowledge and deliver or cause to be made, executed, acknowledged and delivered, all such further and additional instruments, and take all such further action as may reasonably be required to carry out the intent and purpose of this Agreement or the Loan Documents, and to provide for Advances under and payment of the Notes, according to the intent and purpose herein and therein expressed.

       14.8  Successors and Assigns; Participations; Assignments.

         (a) This Agreement shall be binding upon and shall inure to the benefit of Company and the Banks and their respective successors and assigns.



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         (b) The foregoing shall not authorize any assignment by Company, of its rights or duties hereunder, and no such assignment shall be made (or effective) without the prior written approval of the Banks.

         (c) The Company and Agent acknowledge that each of the Banks may at any time and from time to time, subject to the terms and conditions hereof, assign or grant participations in such Bank's rights and obligations hereunder and under the other Loan Documents to any commercial bank, savings and loan association, insurance company, pension fund, mutual fund, commercial finance company or other similar financial institution, the identity of which institution is approved by Company and Agent, such approval not to be unreasonably withheld or delayed; provided, however, that (i) the approval of Company shall not be required upon the occurrence and during the continuance of a Default or Event of Default, and (ii) the approval of Company and Agent shall not be required for any such sale, transfer, assignment or participation to the Affiliate of an assigning Bank, any other Bank or any Federal Reserve Bank. The Company authorizes each Bank to disclose to any prospective assignee or participant, once approved by Company and Agent, any and all financial information in such Bank's possession concerning the Company which has been delivered to such Bank pursuant to this Agreement; provided that each such prospective participant shall execute a confidentiality agreement consistent with the terms of Section 14.13 hereof.

         (d) Each assignment by a Bank of any portion of its rights and obligations hereunder and under the other Loan Documents shall be made pursuant to an Assignment Agreement substantially (as determined by Agent) in the form attached hereto as Exhibit I (with appropriate insertions acceptable to Agent) and shall be subject to the terms and conditions hereof, and to the following restrictions:

             (i) each assignment shall cover all of the Notes issued by Company hereunder to the assigning Bank (and not any particular note or notes), and shall be for a fixed and not varying percentage thereof, with the same percentage applicable to each such Note;

             (ii) each assignment shall be in a minimum amount of the lesser of
                  (X) Ten Million Dollars ($10,000,000) and (Y) the entire remaining amount of assigning Bank's interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to any assignment pursuant to this Section 13.8(d), in no event shall the entire remaining amount (if any) of assigning Bank's interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than $10,000,000;

            (iii) no assignment shall violate any "blue sky" or other
                  securities law of any jurisdiction or shall require the Company, or any other Person to file a registration statement or similar application with the United States Securities and Exchange Commission (or similar state regulatory body) or to qualify under the "blue sky" or other securities laws of any jurisdiction; and

             (iv) no assignment shall be effective unless Agent has received from the assignee (or from the assigning Bank) an assignment fee of $3,500 for each such assignment.

In connection with any assignment, Company and Agent shall be entitled to continue to deal solely and directly with the assigning Bank in connection with the interest so assigned until (x) the Agent shall have received a notice of assignment duly executed by the assigning Bank and an Assignment Agreement (with respect thereto) duly executed by the assigning Bank and each assignee; and (y) the assigning Bank shall have delivered to the Agent the original of each Note held by the assigning Bank under this Agreement. From and after the date on which the Agent shall notify Company and the assigning Bank that the foregoing conditions shall have been satisfied and all consents (if any) required shall have been given, the assignee thereunder shall be deemed to be a party to this Agreement. To the extent that rights and obligations hereunder shall have been assigned to such assignee as provided in such notice of assignment (and Assignment Agreement), such assignee shall have the rights and obligations of a Bank under this Agreement and the other Loan Documents (including without limitation the right to receive fees payable hereunder in respect of the period following such assignment). In addition, the assigning Bank, to the extent that rights and obligations hereunder shall have been assigned by it as provided in such notice of assignment (and Assignment Agreement), but not otherwise, shall relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents.

Within five (5) Business Days following Company's receipt of notice from the Agent that Agent has accepted and executed a notice of assignment and the duly executed Assignment Agreement, Company shall, to the extent applicable, execute and deliver to the Agent in exchange for any surrendered Note, new Note(s) payable to the order of the assignee in an amount equal to the amount assigned to it pursuant to such notice of assignment (and Assignment Agreement), and with respect to the portion of the Indebtedness retained by the assigning Bank, to the extent applicable, new Note(s) payable to the order of the assigning Bank in an amount equal to the amount retained by such Bank hereunder shall be executed and delivered by the Company. Agent, the Banks and the Company acknowledge and agree that any such new Note(s) shall be given in renewal and replacement of the surrendered Notes and shall not effect or constitute a novation or discharge of the Indebtedness evidenced by any surrendered Note, and each such new Note may contain a provision confirming such agreement. In addition, promptly following receipt of such Notes, Agent shall prepare and distribute to Company and each of the Banks a revised Schedule 1.2 to this Agreement setting forth the applicable new Percentages of the Banks (including the assignee Bank), taking into account such assignment.

         (e) Each Bank agrees that any participation agreement permitted hereunder shall comply with all applicable laws and shall be subject to the following restrictions (which shall be set forth in the applicable Participation Agreement):

             (i) such Bank shall remain the holder of its Notes hereunder, notwithstanding any such participation;

             (ii) except as expressly set forth in this Section 14.8(e) with respect to rights of setoff and the benefits of Section 12 hereof, a participant shall have no direct rights or remedies hereunder;

             (iii) a participant shall not reassign or transfer, or grant any sub-participations in its participation interest hereunder or any part thereof; and

             (iv) such Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Notes and the other Loan Documents, including, without limitation, the right to proceed against any Guaranties, or cause Agent to do so (subject to the terms and conditions hereof), and the right to approve any amendment, modification or waiver of any provision of this Agreement without the consent of the participant, except in the case of participations granted to an Affiliate of such Lender and except for those matters covered by Section 14.11(a) through (e) and (h) hereof (provided that a participant may exercise approval rights over such matters only on an indirect basis, acting through such Bank, and Company, Agent and the other Banks may continue to deal directly with such Bank in connection with such Bank's rights and duties hereunder).

Company agrees that each participant shall be deemed to have the right of setoff under Section 10.6 hereof in respect of its participation interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the Indebtedness were owing directly to it as a Bank under this Agreement, shall be subject to the pro rata recovery provisions of Section 11.3 hereof and shall be entitled to the benefits of Section 12 hereof. The amount, terms and conditions of any participation shall be as set forth in the participation agreement between the issuing Bank and the Person purchasing such participation, and none of the Company, the Agent and the other Banks shall have any responsibility or obligation with respect thereto, or to any Person to whom any such participation may be issued. No such participation shall relieve any issuing Bank of any of its obligations under this Agreement or any of the other Loan Documents, and all actions hereunder shall be conducted as if no such participation had been granted.

         (f) Nothing in this Agreement, the Notes or the other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees and participants permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement, the Notes or the other Loan Documents.

       14.9 Indulgence. No delay or failure of Agent and the Banks in exercising any right, power or privilege hereunder shall affect such right, power or privilege nor shall any single or partial exercise thereof preclude any further exercise thereof, nor the exercise of any other right, power or privilege. The rights of Agent and the Banks hereunder are cumulative and are not exclusive of any rights or remedies which Agent and the Banks would otherwise have.

       14.10 Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but such counterparts shall together constitute but one and the same instrument.

       14.11 Amendment and Waiver. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Company or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) or, if this Agreement expressly so requires with respect to the subject matter thereof, by all Banks (and, with respect to any amendments to this Agreement or the other Loan Documents, by Company or the Guarantors which are signatories thereto), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase any Bank's commitments hereunder, (b) reduce the principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any Fees or other amounts payable hereunder, (d) waive any Event of Default specified in Sections 10.1(a) or (b) hereof, (e) except as expressly permitted hereunder, or under the Security Agreement, release or defer the granting or perfecting of a lien or security interest in any Collateral or release any guaranty or similar undertaking provided by any Person, except as shall be otherwise expressly permitted in this Agreement or any other Loan Document, provided however that Agent shall be entitled to release any Collateral which the Company or any Guarantor is permitted to sell or transfer under the terms of this Agreement or the other Loan Documents without notice to or any further action or consent of the Banks (f) terminate or modify any indemnity provided to the Banks hereunder or under the other Loan Documents, except as shall be otherwise expressly provided in this Agreement or any other Loan Document, (g) take any action which requires the approval or consent of all Banks pursuant to the terms of this Agreement or any other Loan Document, (h) change the aggregate unpaid principal amount of the Notes which shall be required for the Banks or any of them to take any action under this Agreement or any Loan Document or (i) change the definition of "Majority Banks" or this Section 14.11; provided further, that no amendment, waiver or consent shall, unless in writing signed by the Swing Line Bank do any of the following:
(x) reduce the principal of, or interest on, the Swing Line Note or (y) postpone any date fixed for any payment of principal of, or interest on, the Swing Line Note; and provided further, however, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document. All references in this Agreement to "Banks" or "the Banks" shall refer to all Banks, unless expressly stated to refer to Majority Banks.

       14.12 Confidentiality. Each Bank agrees that it will not disclose without the prior consent of Company (other than to its employees, its Guarantors, another Bank or to its auditors or counsel) any information with respect to Company, which is furnished pursuant to this Agreement or any of the other Loan Documents; provided that any Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by such Bank from any third party under no duty of confidentiality to Company, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any permitted transferee or assignee or to any approved participant of, or with respect to, the Notes, as aforesaid.

       14.13 Withholding Taxes. If any Bank is not incorporated under the laws of the United States or a state thereof, such Bank shall promptly deliver to the Agent two executed copies of (i) Internal Revenue Service Form 1001 specifying the applicable tax treaty between the United States and the jurisdiction of such Bank's domicile which provides for the exemption from withholding on interest payments to such Bank, (ii) Internal Revenue Service Form 4224 evidencing that the income to be received by such Bank hereunder is effectively connected with the conduct of a trade or business in the United States or (iii) other evidence satisfactory to the Agent and Company that such Bank is exempt from United States income tax withholding with respect to such income. Such Bank shall amend or supplement any such form or evidence as required to insure that it is accurate, complete and non-misleading at all times. Promptly upon notice from the Agent of any determination by the Internal Revenue Service that any payments previously made to such Bank hereunder were subject to United States income tax withholding when made, such Bank shall pay to the Agent the excess of the aggregate amount required to be withheld from such payments over the aggregate amount actually withheld by the Agent.

       14.14 Taxes and Fees. Should any tax (other than as a result of a Bank's failure to comply with Section 14.13 or a tax based upon the net income or capitalization of any Bank or the Agent by any jurisdiction where a Bank or Agent is located), recording or filing fee become payable in respect of this Agreement or any of the other Loan Documents or any amendment, modification or supplement hereof or thereof, the Company agrees to pay the same, together with any interest or penalties thereon arising from the Company's act or omission, and agrees to hold the Agent and the Banks harmless with respect thereto. Notwithstanding the foregoing, nothing contained in this Section 14.14 shall affect or reduce the rights of any Bank or the Agent under Section 12.7 hereof.

       14.15 WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE COMPANY AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS

CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR COMPANY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR COMPANY EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

       14.16 Interest. It is the intention of the parties hereto that each Bank and the Agent shall conform to usury laws applicable to them, if any. Accordingly, if the transactions with any Bank or Agent contemplated hereby would be usurious under such applicable laws, then, notwithstanding anything to the contrary in the Notes or Loan Documents payable to such Bank, this Agreement or any other agreement entered into in connection with or as security for or guaranteeing this Agreement or the Indebtedness, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by such Bank under the Notes payable to such Bank, this Agreement, the Loan Documents or under any other agreement entered into in connection with or as security for or guaranteeing this Agreement or such Notes or Loan Documents shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited automatically, if theretofore paid, on the principal amount of the Indebtedness owed to such Bank or, if no Indebtedness to such Bank is outstanding, shall be refunded to Company by such Bank, and (ii) in the event that the maturity of any such Note or other Indebtedness is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to such Bank may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to such Bank shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Bank on the principal amount of the Indebtedness owed to such Bank by the Company or, if no Indebtedness to such Bank is then outstanding, shall be refunded by such Bank to the Company. Without limiting any provision of the Notes or Loan Documents, if for any reason Texas law is applicable to this Agreement or any Note, it is expressly agreed that Tex. Rev. Civ. Stat. Ann. art. 5069, Ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to this Agreement, such Note, such Loan Documents, the Loans or any transaction contemplated hereby, and unless changed in accordance with law, the rate ceiling applicable to any Indebtedness to which Texas law is applicable under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in Tex. Rev. Civ. Stat. Ann. 5069-1.04, as amended.

       14.17 Complete Agreement; Conflicts. This Agreement, the Notes, any Requests for Revolving Credit Advance and Requests for Swing Line Advance hereunder, and the other Loan Documents contain the entire agreement of the parties hereto, superseding all prior agreements, discussions and understandings relating to the subject matter hereof, and none of the parties shall be bound by anything not expressed in writing. In the event of any conflict between the terms of this Agreement and the other Loan Documents, this Agreement shall govern.

       14.18 Severability. In case any one or more of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of Company under this Agreement, the Notes or any of the other Loan Documents in any other jurisdiction.

       14.19 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify or affect any of the terms or provisions hereof.

       14.20 Construction of Certain Provisions. If any provision of this Agreement or any of the Loan Documents refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

       14.21 Independence of Covenants. Each covenant hereunder shall be given independent effect (subject to any exceptions stated in such covenant) so that if a particular action or condition is not permitted by any such covenant (taking into account any such stated exception), the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default.

       14.22 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of Company or any party to any of the Loan Documents made herein or in any of the Loan Documents or in any certificate, report, financial statement or other document furnished by or on behalf of Company or any Guarantor in connection with this Agreement or any of the Loan Documents shall be deemed to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and those covenants and agreements of Company set forth in Section 12.6 hereof (together with any other indemnities of Company or any Guarantor contained elsewhere in this Agreement or in any of the other Loan Documents) and of Banks set forth in Section 13.9 hereof shall survive the repayment in full of the Indebtedness and the termination of the Revolving Credit Aggregate Commitment.

       14.23 Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Prior Credit Agreements, which Prior Credit Agreement(s) are fully superseded and amended and restated in their entirety hereby; provided, however, that the Indebtedness governed by the Prior Credit Agreement shall remain outstanding and in full force and effect and provided further that this Agreement does not constitute a novation of such Indebtedness.

                                     * * *

                    [Signatures follow on succeeding pages]

       WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK,                                                ALRENCO, INC.
  as Agent


By: /s/ Valerie Kin                                           By:  /s/ Billy W. White, Sr.
   ---------------------------------------                       -------------------------------------------
Its: Vice President                                           Its: President
One Detroit Center                                            714 East Kimbrough
500 Woodward Avenue                                           Mesquite, Texas 75149
9th Floor MC 3289                                             Attention: Chief Financial Officer
Detroit, Michigan 48226                                       Telephone: (972) 288-9327
Attention: Valerie Kin                                        Facsimile No. (972) 288-7753
Telephone: (313) 222-9133                                     Copy to: General Counsel (same address)
Facsimile No. (313) 222-9434


SWING LINE BANK:                                              COMERICA BANK - TEXAS



                                                              By: /s/ Reed Alton
                                                                 -------------------------------------------
Eurocurrency Lending Office:
Comerica Bank                                                 Its: Vice President
One Detroit Center                                            8850 Boedeker St.
500 Woodward Ave.                                             Dallas, Texas 75225
9th Floor MC 3289                                             Attention: Reed Allton
Detroit, Michigan 48226                                       Telephone: (214) 890-5367
Attention: Sandra Fields                                      Facsimile No. (214) 890-5186
Telephone No. (313) 222-5265
Facsimile No. (313) 222-9434

REVOLVING CREDIT BANKS:                                       COMERICA BANK - TEXAS



                                                              By:/s/ Reed Alton
                                                                 -------------------------------------------
Eurocurrency Lending Office:
Comerica Bank                                                 Its: Vice President
One Detroit Center                                            8850 Boedeker St.
500 Woodward Ave.                                             Dallas, Texas 75225
9th Floor MC 3289                                             Attention: Reed Allton
Detroit, Michigan 48226                                       Telephone: (214) 890-5367
Attention: Sandra Fields                                      Facsimile No. (214) 890-5186
Telephone No. (313) 222-5265
Facsimile No. (313) 222-9434

                             SCHEDULES AND EXHIBITS
                                       TO
           ALRENCO, INC. REVOLVING CREDIT AGREEMENT (SEE WPD 0034816)

SCHEDULES
         Schedule 1.1          Applicable L/C Fee Percentage, Applicable Revolving Commitment
                               Fee Percentage and Eurocurrency Margins
         Schedule 1.2          Percentages
         Schedule 2            Insurance Deposits
         Schedule 6.2          Good Standing Certificates
         Schedule 6.3(b)       List of Jurisdictions in which UCC Financing Statements will be filed
         Schedule 7.9          Consumer Credit Laws
         Schedule 7.12         Litigation
         Schedule 7.16         Pension Plans
         Schedule 7.17         Conditions at Closing Affecting Business
         Schedule 7.18         Environmental Matters
         Schedule 7.19         Subsidiaries
         Schedule 7.20         Contingent Obligations
         Schedule 7.21         Changes in Requirments of Laws
         Schedule 9.1          Indebtedness
         Schedule 9.2          Existing Liens
         Schedule 9.3          Permitted Guarantees


EXHIBITS

         Exhibit A             Form of Request for Revolving Credit Advance
         Exhibit B             Form of Revolving Credit Note
         Exhibit C             Form of Notice of Letters of Credit
         Exhibit D             Form of Request for Swing Line Advance
         Exhibit E             Form of Swing Line Note
         Exhibit F             Form of Swing Line Participation Certificate
         Exhibit G             New Bank Addendum
         Exhibit H             Form of Covenant Compliance Report
         Exhibit I             Form of Assignment Agreement
         Exhibit J             Form of Guaranty (including Exhibit "A" - Joinder Agreement)
         Exhibit K             Form of Borrowing Base Certificate
         Exhibit L             Form of Security Agreement
         Exhibit M             Form of Pledge Agreements
         Exhibit N             Intercompany Note
         Exhibit O             Store Listings

                                  SCHEDULE 1.1

                           APPLICABLE FEE PERCENTAGE
                            AND EUROCURRENCY MARGINS

============================================================================================================

    BASIS FOR PRICING           LEVEL I              LEVEL II         LEVEL III*            LEVEL IV
============================================================================================================
       Fixed Charge                                  >2.8 : 1         >2.25 : 1           <2.25 : 1.0
      Coverage Ratio          >4.0 : 1.0             - but            -  but
                              -                      <4.0 : 1          <2.8 : 1
------------------------------------------------------------------------------------------------------------

      Commitment Fee             0.30%                0.375%            0.425%               0.50%

------------------------------------------------------------------------------------------------------------

       Eurocurrency              1.10%                1.25%             1.40%                1.65%
          Margin
------------------------------------------------------------------------------------------------------------
     Letter of Credit            1.10%                1.25%             1.40%                1.65%
           Fee
============================================================================================================


            * Initial Level

                                  SCHEDULE 1.2

                          PERCENTAGES AND ALLOCATIONS


       Bank                                Percentage                    Allocation
       ----                                ----------                    ----------
Comerica Bank-Texas                         100.00%                      $50,000,000
                                            ------                       -----------
                           Total:           100.00%                      $50,000,000

                                   SCHEDULE 2

                               INSURANCE DEPOSITS

Insurance Deposits:

Risk Management-Workers Comp                 $  8,000.00

Hartford Ins. Co.- Workers Comp              $ 51,974.00

Risk Management-General Liability & Auto     $ 20,000.00

American Comm-Health Insurance               $ 52,248.02

Total                                        $132,222.02

                                  SCHEDULE 6.2

                      REQUIRED GOOD STANDING CERTIFICATES


                                     Texas

                                SCHEDULE 6.3(b)

                JURISDICTIONS IN WHICH UCC FINANCING STATEMENTS
                                 WILL BE FILED

--------------------------------------------------------------------------------
   ENTITY                       JURISDICTION                  JURISDICTION
                                    STATE                        LOCAL
--------------------------------------------------------------------------------
RTO OPERATING,           Alabama, Secretary of State
INC.
--------------------------------------------------------------------------------
                         Arizona, Secretary of State
--------------------------------------------------------------------------------
                         Arkansas, Secretary of State
--------------------------------------------------------------------------------
                                                            Clark County
--------------------------------------------------------------------------------
                                                            Columbia County
--------------------------------------------------------------------------------
                                                            Craighead County
--------------------------------------------------------------------------------
                                                            Dallas County
--------------------------------------------------------------------------------
                                                            Drew County
--------------------------------------------------------------------------------
                                                            Faulkner County
--------------------------------------------------------------------------------
                                                            Garland County
--------------------------------------------------------------------------------
                                                            Hempstead County
--------------------------------------------------------------------------------
                                                            Howard County
--------------------------------------------------------------------------------
                                                            Independence County
--------------------------------------------------------------------------------
                                                            Jefferson County
--------------------------------------------------------------------------------
                                                            Mississippi County
--------------------------------------------------------------------------------
                                                            Ouachita County
--------------------------------------------------------------------------------
                                                            Pope County
--------------------------------------------------------------------------------
                                                            Pulaski County
--------------------------------------------------------------------------------
                                                            Sebastian County
--------------------------------------------------------------------------------
                                                            Union County
--------------------------------------------------------------------------------
                                                            Washington County
--------------------------------------------------------------------------------
                                                            White County
--------------------------------------------------------------------------------
                         Colorado, Secretary of State
--------------------------------------------------------------------------------
                         Florida, Secretary of State
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
ENTITY                        JURISDICTION                                  JURISDICTION
                                 STATE                                        LOCAL
---------------------------------------------------------------------------------------------------------
                                                                 Mecklenburg County
---------------------------------------------------------------------------------------------------------
                                                                 Person County
---------------------------------------------------------------------------------------------------------
                         Ohio, Secretary of State
---------------------------------------------------------------------------------------------------------
                                                                 Butler County
---------------------------------------------------------------------------------------------------------
                                                                 Clark County
---------------------------------------------------------------------------------------------------------
                                                                 Cuyahoga County
---------------------------------------------------------------------------------------------------------
                                                                 Franklin County
---------------------------------------------------------------------------------------------------------
                                                                 Hamilton County
---------------------------------------------------------------------------------------------------------
                                                                 Montgomery County
---------------------------------------------------------------------------------------------------------
                                                                 Wood County
---------------------------------------------------------------------------------------------------------
                                                                 Oklahoma County
---------------------------------------------------------------------------------------------------------
                         South Carolina, Secretary of
                         State
---------------------------------------------------------------------------------------------------------
                         Tennessee, Secretary of State
---------------------------------------------------------------------------------------------------------
                         Texas, Secretary of State
---------------------------------------------------------------------------------------------------------
                         Utah, Secretary of State
---------------------------------------------------------------------------------------------------------
                         Virginia, Secretary of State
---------------------------------------------------------------------------------------------------------
                                                                 Independence City of Fredericksburg
---------------------------------------------------------------------------------------------------------
                                                                 Independent City of Richmond
---------------------------------------------------------------------------------------------------------
                                                                 Independent City of Danville
---------------------------------------------------------------------------------------------------------
                                                                 Independent City of Lynchburg
---------------------------------------------------------------------------------------------------------
                                                                 Independent City of Charlotesville
---------------------------------------------------------------------------------------------------------
                                                                 Independent City of Roanoke
---------------------------------------------------------------------------------------------------------
                                                                 Independent City of Petersburg
---------------------------------------------------------------------------------------------------------
                                                                 Montgomery County
---------------------------------------------------------------------------------------------------------
                                                                 Henry County
---------------------------------------------------------------------------------------------------------
                         West Virginia, Secretary of
                         State
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
ENTITY                             JURISDICTION                            JURISDICTION
                                      STATE                                   LOCAL
---------------------------------------------------------------------------------------------------------
RTO HOLDING CO.,              Delaware, Secretary of State
INC.
---------------------------------------------------------------------------------------------------------
                              Texas, Secretary of State
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
ATRO, INC.                    South Carolina, Secretary of
                              State
---------------------------------------------------------------------------------------------------------
                              Texas, Secretary of State
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
ACTION RENT-TO-OWN            South Carolina, Secretary of
HOLDINGS OF SOUTH             State
CAROLINA, INC.
---------------------------------------------------------------------------------------------------------
                              Texas, Secretary of State
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
ALRENCO, INC.                 Indiana, Secretary of State
---------------------------------------------------------------------------------------------------------
                              Texas, Secretary of State
---------------------------------------------------------------------------------------------------------

                                  SCHEDULE 7.9

                              CONSUMER CREDIT LAWS


Terry D. Smith and Mary Myles v. Alrenco, Inc. et. al., class action lawsuit filed in the Circuit Court of Montgomery County, Alabama, Civil Action No. CV-98-45-R, alleging breach of contract and fraud in charging late fee.

                                 SCHEDULE 7.12

                                   LITIGATION


Crystal Angerstein v. RTO, Inc. (formerly d/b/a Action Rent to Own), Cause No. 97-11497, filed in the 261st Judicial District Court of Travis County, Texas, alleging sexual harassment and hostile work environment.

Equal Employment Opportunity Commission ("EEOC") Charge No. 270970406 filed with the New Orleans, Louisiana Division of the EEOC by Jimmy Fletcher, a former employee of RTO, alleging discrimination on the basis of disability.

EEOC Charge No. 270980418 filed with the New Orleans, Louisiana District Office of the EEOC, by Henry A. Sidney, a former employee of RTO, alleging discrimination on the basis of race.

Nathan Hirschberg v. Alrenco, Inc., Case No. 96-25349-CA, filed in Dade County, Florida Circuit Court, alleging personal injuries suffered while employee.

Renault Williams v. Alrenco, Inc., Case No. 97CVH-04-4781, filed in Franklin County, Ohio Common Pleas, alleging racial discrimination of employee by manager.

B & H Rentals, Inc. v. Alrenco, Inc., Case No. LKA970570, filed in Sixteenth Judicial Court Kane County, Illinois, alleging conversion of accounts receivable.

Norle Investments, Inc. v. Alrenco, Inc. et. al., Case No. 49D0Z9801CP000109, filed in Marion Superior Court, Indiana, alleging breach of contract for not providing insurance coverage for landlord's store which was destroyed by fire.

Terry D. Smith and Mary Myles v. Alrenco, Inc. et al., class action lawsuit filed in the Circuit Court of Montgomery County, Alabama, Civil Action No. CV-98-45-R, alleging breach of contract and fraud in charging late fee.

EEOC Charge filed with the Miami, Florida Office of the EEOC, by William McWeeney, a former employee of Alrenco, Inc., alleging discrimination on the basis of race and age.

EEOC Charge filed with the Miami, Florida Office of the EEOC, by Robert Taft, a former employee of Alrenco, Inc., alleging discrimination on the basis of race and sex.

EEOC Charge filed with the Indianapolis, Indiana Office of the EEOC, by Maurice
D. Kindle, alleging discrimination on the basis of sex.

Matters being handled by insurance carriers.

                                 SCHEDULE 7.16

                   PENSION PLANS SUBJECT TO TITLE IV OF ERISA

ALRENCO, INC.:

     Life, AD&D, and Medical Insurance Plan
     American Community Mutual Life Ins. Co.
     Group #2185

     Short Term Disability Plan
     (Self-Administered)

     Section 125 Plan
     (Self-Administered)

     Voluntary Term Life and AD & D Insurance Plan
     Medical Life Insurance Company
     Master Policy #ML2200

     Dental Insurance
     Medical Life Insurance Company
     Policy #G3299

     Long Term Disability Insurance Plan
     Reliance Standard Life Insurance Co.
     Policy #LTD-67885

     401(k) Salary Reduction Plan
     Lincoln National Life Insurance Co.

RTO, INC./RTO OPERATING, INC.:

     Life and AD&D Insurance, Medical and Dental Plan
     Great-West Life & Annuity Insurance Co.
     Policy #52893

     Long Term Disability Insurance Plan
     Liberty Life Assurance Company of Boston
     Policy #09-419313

     401(k) and Profit Sharing Plan
     Massachusetts Mutual Life Insurance Co.
     Contract #SF-6945

     Section 125 Plan
     (Self-Administered)

ACQUIRED WITH INSTANT RENT-TO-OWN, INC.:

     401(k) Plan
     Pan-American Life Insurance Co.
     Contract# GA-95045

ACQUIRED WITH B & L CONCEPTS, INC. (ACTION RENT TO OWN OR FLORIDA, INC.):

     401(k) Plan
     Massachusetts Mutual Life Insurance Co.
     Trustee - Frontier Trust Co.
     Administered by: BISYS Plan Services
     Client No. 003209

ACQUIRED WITH HUT COMPANY:

     Profit Sharing Plan
     Administered by: Commerce Bank, St. Louis, Mo.

STOCK OPTION PLANS:

     Alrenco, Inc. 1995 Stock Incentive Plan
     Alrenco, Inc. 1998 Stock Incentive Plan
     RTO, Inc. 1996 Employee Stock Option Plan
     RTO, Inc. 1996 Stock Option Plan for Non-Employee Directors

                                 SCHEDULE 7.17

                    MATTERS EFFECTING BUSINESS OR PROPERTIES


Norle Investments, Inc. v. Alrenco, Inc. et. al., Case No. 49D0Z9801CP000109, filed in Marion Superior Court, Indiana, alleging breach of contract for not providing insurance coverage for landlord's store which was destroyed by fire.

                                 SCHEDULE 7.18

                        ENVIRONMENTAL AND SAFETY MATTERS


With respect to the property located at 765 North Church Street, Spartanburg, South Carolina, certain environmental reports have been prepared and tests conducted, including but not limited to, a Phase I Environmental Site Assessment, a Contaminated Soil Excavation Report, a Soil Removal Report, an Underground Storage Tank Assessment and a Limited Asbestos Evaluation. These tests and reports were prepared by or under the supervision of S&ME, Inc. of Spartanburg, South Carolina. With respect to the property located at 1600 and 1604 S. Main Street, Little Rock, Arkansas, an Asbestos Survey & Assessment was conducted and a related report prepared by TERRANEXT, Toxicology & Health Related Sciences Division of Little Rock, Arkansas.

                                 SCHEDULE 7.19

                                  SUBSIDIARIES


RTO Holding Co., Inc.

Action Rent-To-Own Holdings of South Carolina, Inc.

RTO Operating, Inc.

ATRO, Inc.

                                 SCHEDULE 7.20

                             CONTINGENT OBLIGATIONS


Two Letters of Credit for a total undrawn amount of approximately $1,400,000.

                                 SCHEDULE 7.21

                        CHANGES IN REQUIREMENTS OF LAWS


The following is as of the Effective Date:

Forty-eight states have adopted legislation regulating rental-purchase transactions. Of those states, 45 require companies to provide certain disclosures to customers regarding the terms of the rental-purchase transaction. North Carolina, Wisconsin and Minnesota regulate rental-purchase transactions as credit sales subject to consumer lending restrictions. North Carolina and Minnesota subject the transactions to interest rate or finance charge limitations. In addition, recent court decisions in New Jersey have created a legal environment in that state which is prohibitive to rental-purchase transactions. The Company operates in North Carolina, but does not operate in the other three states. Twenty-two of the 23 states in which the Company operates impose some type of disclosure requirements, either in advertising or in the rental-purchase agreement, or both. The regulations in these states also distinguish rental-purchase transactions from credit sales. The management of the Company believes that the operations of the Company are in material compliance with applicable state rental-purchase laws. Although certain proposed federal regulations are under consideration, no federal legislation has been enacted regulating rental-purchase transactions. As of the Effective Date, two bills have been introduced in Congress that would regulate the rental-purchase industry. One of the bills is supported by the Association of Progressive Rental Organizations ("APRO") and the Company does not believe that this bill, if enacted, would have a material adverse effect upon the Company's operations. The other bill would regulate rental-purchase transactions as credit sales, and if enacted, could have a Material Adverse Effect.

                                  SCHEDULE 9.1

                                  INDEBTEDNESS


Two Letters of Credit for a total undrawn amount of approximately $1,400,000.

Debt assumed in the acquisition of Seajay Investment Group, Inc. in connection with real property in Killeen, Texas.

Convertible Promissory Note, dated January 7, 1997, wherein RTO, Inc. (Maker) promises to pay to B&L Concepts, Inc. (Holder), the original principal sum of $3,000,000.

Convertible Promissory Note, dated May 30, 1997, wherein RTO, Inc. (Maker) promises to pay to Wayne Sutton (Holder), the original principal sum of $2,000,000.

Debt described in Noncompetition Agreement, dated January 3, 1997, between RTO, Inc. and Esther M. Pyle.

Debt described in Noncompetition Agreement, dated January 3, 1997, between RTO, Inc. and David E. Pyle.

Debt described in Noncompetition Agreement, dated January 3, 1997, between RTO, Inc. and Stephen L. Hardy.

Debt described in Noncompetition Agreement, dated January 3, 1997, between RTO, Inc. and Tina M. Hardy.

Debt described in Noncompetition Agreement, dated January 3, 1997, between RTO, Inc. and Rita P. Wallace.

Debt described in Noncompetition Agreement, dated January 3, 1997, between RTO, Inc. and Randy D. Brasher.

Debt described in Noncompetition Agreement, dated January 3, 1997, between RTO, and David H. Pyle.

                                  SCHEDULE 9.2

                                     LIENS


Comerica Bank-Texas liens.

Bank One liens.

Star Bank liens.

Landlord liens under leases.

                                  SCHEDULE 9.3

                              PERMITTED GUARANTEES

                                   EXHIBIT A


                      REQUEST FOR REVOLVING CREDIT ADVANCE


                     No._____________ Dated:______________

                           To: Comerica Bank - Agent

Re: Alrenco Revolving Credit Agreement by and among Comerica Bank, as Agent, the lenders from time to time parties thereto (collectively, "Banks"), and Alrenco, Inc. ("Company") dated as of February 26, 1998 (as amended from time to time, the "Agreement").


         Pursuant to the Agreement, the Company requests an Advance from Banks as follows:

         A.       Date of Advance: ___________

         B.       Amount of Advance:

                  $_________


                  [_]          Comerica Bank Account No. ______________

                  [_]          Other: _________________________________

                                   __________________________________

         C.       Type of Activity:

                  1.           Advance               [_]
                  2.           Refunding             [_]
                                    of a Revolving Credit Advance      [_]
                                    of a Swing Line Advance            [_]
                  3.           Conversion   [_]

         D.       Interest Rate:

                  1.           Prime-based Rate               [_]
                  2.           Eurocurrency-based Rate        [_]

         E.       Interest Period (for Eurocurrency-based Advances only):

                  1.           One (1) Month                  [_]
                  2.           Two (2) Months                 [_]
                  3.           Three (3) Months               [_]
                  4.           Six (6) Months                 [_]
                  5.           Twelve (12) Months             [_]


F.       Availability:

                  1.           Principal amount of requested                    $_____________________
                               Advance (new money only):

                  2.           Principal amount of all Revolving                $_____________________
                               Advances outstanding on the date of
                               this Request:

                  3.           Principal amount of all Swing Line               $_____________________
                               Advances outstanding on the date of
                               this Request:

                  4.           Aggregate undrawn portion of Letters             $_____________________
                               of Credit outstanding on the date of
                               this Request:

                  5.           Aggregate face amount of all Letters             $_____________________
                               of Credit requested but not yet issued
                               on the date of this Request:

                  6.           Sum of Items 2 through 5:                        $_____________________

                  7.           Revolving Credit Aggregate                       $_____________________
                               Commitment in effect on the date of this
                               Request:

                  8.           Borrowing Base as of the most                    $_____________________
                               recently delivered certificate:

                  9.           Lesser of Items 7 and 8:                         $_____________________

                 10.           Item 9 minus Item 6 (Availability):              $_____________________
                               Item 1 must be less than Item 10


         The Company certifies to the matters specified in Section 2.3(e) of the Agreement.

                                      ALRENCO, INC.


                                      By:
                                         ------------------------------------

                                      Its:
                                          -----------------------------------

Agent Approval:
               ------------------

                                   EXHIBIT B


                             REVOLVING CREDIT NOTE

$__________________                                       ______________, 1998



         On the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Alrenco, Inc., a _____________ corporation ("Company") promises to pay to the order of [insert Bank] ("Bank") at Detroit, Michigan, in care of Agent, in lawful money of the United States of America, the sum of [Insert Amount derived from Percentages] Dollars ($__________), or so much of said sum as may from time to time have been advanced and then be outstanding hereunder pursuant to the Alrenco Revolving Credit Agreement dated as of February 26, 1998, made by and among the Company, certain banks, including the Bank, and Comerica Bank as Agent for such banks, as the same may be amended from time to time (the "Agreement"), together with interest thereon as hereinafter set forth.

         Each of the Advances made hereunder shall bear interest at the Applicable Interest Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

         This Note is a note under which advances (including refundings and conversions), repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated by reference herein.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan (without regard to its conflict of laws principles).

         Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                      ALRENCO, INC.



                                      By:
                                         ------------------------------------

                                      Its:
                                          -----------------------------------

                                   EXHIBIT C

                            LETTER OF CREDIT NOTICE


TO:      Members of the Bank Group

RE: Issuance of Letter of Credit pursuant to Article 3 of the Alrenco Revolving Credit Agreement (as amended or otherwise modified from time to time, "Agreement") dated February 26, 1998 among Alrenco, Inc. ("Company"), Agent and the Banks.


         On ________________, 19__,(1) Issuing Bank, in accordance with Article 3 of the Agreement, issued its Letter of Credit number _____________, in favor of ___________________(2) for the account of Company [and ________________].(3)
The face amount of such Letter of Credit is $__________________. The amount of each Bank's participation in the Letter of Credit is as follows:(4)

         Comerica Bank                      $______________________
         Comerica Bank-Texas                $______________________

         This notification is delivered this day of , 19 , pursuant to Section
3.3 of the Agreement. Except as otherwise defined, capitalized terms used herein have the meanings given them in the Agreement.

                                      Signed:

                                      COMERICA BANK, AS AGENT


                                      By:
                                         ------------------------------------

                                      Its:
                                          -----------------------------------

----------------------

         (1)  Date of Issuance

         (2)  Beneficiary

         (3)  Other Account Party (i.e. Affiliate of Company), if any

         (4)  Amounts based on Percentages

                                   EXHIBIT D


                         REQUEST FOR SWING LINE ADVANCE


No.__________________                                  Dated:_________________


To:      Comerica Bank-Texas, Swing Line Bank

Re: Alrenco Revolving Credit Agreement by and among Comerica Bank, as Agent, the lenders from time to time parties thereto (collectively, "Banks"), and Alrenco, Inc. ("Company") dated as of February 26, 1998 (as amended from time to time, the "Agreement").


         Pursuant to the Agreement, the Company requests a Swing Line Advance from the Swing Line Bank as follows:

         A.       Date of Advance:______________

         B.       Amount of Advance:

                  $_________


                  [_]          Comerica Bank Account No. ______________

                  [_]          Other:       _________________________________
                                  ____________________________________

         C.       Interest Rate:

                  1.           Prime-based Rate      [_]
                  2.           Quoted Rate           [_]

         D.       Interest Period:

                  1.           ____________ days(1)

---------------------------------

         (1)  Insert up to 30 days.

E.       Availability:

1.       Principal amount of requested Advance (new money                       $_____________
         only):

2.       Principal amount of all Revolving Advances                             $_____________
         outstanding on the date of this Request:

3.       Principal amount of all Swing Line Advances                            $_____________
         outstanding on the date of this Request:

4.       Aggregate undrawn portion of Letters of Credit                         $_____________
         outstanding on the date of this Request:

5.       Aggregate face amount of all Letters of Credit requested               $_____________
         but not yet issued on the date of this Request:

6.       Sum of Items 2 through 5:                                              $_____________

7.       Revolving Credit Aggregate Commitment in effect on                     $_____________
         the date of this Request:

8.       Borrowing Base as of the most recently delivered                       $_____________
         certificate:

9.       Lesser of Items 7 and 8:                                               $_____________

10.      Item 9 minus Item 6 (Availability): Item 1 must be less                $_____________
         than Item 10


         The Company certifies to the matters specified in Section 4.3(e) of the Agreement.


                                      ALRENCO, INC.


                                      By:
                                         ----------------------------------

                                      Its:
                                          ---------------------------------

Swing Line Bank Approval:____________

                                   EXHIBIT E

                                SWING LINE NOTE

$3,000,000                                                   February 26, 1998


         On the Revolving Credit Maturity Date, FOR VALUE RECEIVED, Alrenco, Inc., a ________ corporation ("Company") promises to pay to the order of Comerica Bank-Texas ("Bank") at 500 Woodward Avenue, Detroit, Michigan, in care of Agent, in lawful money of the United States of America, the sum of Three Million Dollars ($3,000,000), or so much of said sum as may from time to time have been advanced and then be outstanding hereunder pursuant to Article 4 of the Alrenco Revolving Credit Agreement dated as of February 26, 1998, executed by and among the Company, certain banks, including the Bank, and Comerica Bank as Agent for such banks, as the same may be amended from time to time (the "Agreement"), together with interest thereon as hereinafter set forth.

         The unpaid principal indebtedness from time to time outstanding under this Note shall be due and payable on the last day of the Interest Period applicable thereto or as otherwise set forth in the Agreement, provided that no Swing Line Advance may mature or be payable on a day later than the Revolving Credit Maturity Date.

         Each of the Swing Line Advances made hereunder shall bear interest at the Prime-based Rate or the Quoted Rate from time to time applicable thereto under the Agreement or as otherwise determined thereunder, and interest shall be computed, assessed and payable as set forth in the Agreement.

         This Note is a note under which advances, repayments and readvances may be made from time to time, but only in accordance with the terms and conditions of the Agreement. This Note evidences borrowings under, is subject to, is secured in accordance with, and may be accelerated or matured under, the terms of the Agreement, to which reference is hereby made. Definitions and terms of the Agreement are hereby incorporated by reference herein.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan (without regard to its conflict of laws provisions).

         Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Nothing herein shall limit any right granted Bank by any other instrument or by law.


                                      ALRENCO, INC.



                                      By:
                                         -------------------------------------

                                      Its:
                                          -----------------------------------

                                   EXHIBIT F


                                    FORM OF
                   SWING LINE LOAN PARTICIPATION CERTIFICATE


                                                      __________________, 19__


[Name of Bank]

-------------------------

-------------------------


Ladies and Gentlemen:

         Pursuant to Section 4.5(b) of the Revolving Credit Agreement dated as of February 26, 1998, among Alrenco, Inc., the Banks named therein and Comerica Bank, as Agent, the undersigned hereby acknowledges receipt from you of $___________________ as payment for a participating interest in the following Swing Line Loan:

         Date of Swing Line Loan:________________________________

         Principal Amount of Swing Line Loan:____________________

The participation evidenced by this certificate shall be subject to the terms and conditions of the Revolving Credit Agreement including without limitation
Section 4.5(b) thereof.



                               Very truly yours,

                               COMERICA BANK, as Agent


                               By:
                                  ------------------------------------------

                               Its:
                                   -----------------------------------------

                                   EXHIBIT G

                          [FORM OF NEW BANK ADDENDUM]


         NEW BANK ADDENDUM, dated____________, to the Alrenco Revolving Credit Agreement dated as of February 26, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement"), among Alrenco, Inc. ("Company"), each of the financial institutions party thereto (collectively, the "Banks") and Comerica Bank, as Agent for the Banks.


                              W I T N E S S E T H:


         WHEREAS, the Credit Agreement provides in Section 2.10 thereof that any financial institution, although not originally a party thereto, may become a party to the Credit Agreement with the consent of the Company and the Agent by executing and delivering to the Agent a New Bank Addendum to the Credit Agreement in substantially the form of this new bank addendum; and

         WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;

         NOW, THEREFORE, the undersigned hereby agrees as follows:

         The New Bank hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder. The New Bank acknowledges and agrees that it: (a) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its commitment been granted and its loans been made directly by such New Bank to the Company without the intervention of the Agent or any other Bank; and (b) has made and will continue to make, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Bank further acknowledges and agrees that the Agent has not made any representations or warranties about the creditworthiness of the Company or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents.

         New Bank represents and warrants that it is a Person to which assignments are permitted pursuant to Sections 14.8(c) and (d) of the Credit Agreement.

         Except as otherwise provided in the Credit Agreement, effective as of the Effective Date (as defined below):

         (a) the New Bank (i) shall be deemed automatically to have become a party to the Credit Agreement and the other Loan Documents, and to have all the rights and obligations of a party to the Credit Agreement and the other Loan Documents, as if it were an original signatory; and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

         (b) the New Bank shall be a Bank and its Percentage of the Revolving Credit shall be as set forth in the attached revised Schedule 1.2 (Percentages).

         As used herein, the term "Effective Date" means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:

         (1) the Company shall have paid to the Agent, all interest, fees (including the Revolving Credit Commitment Fee) and other amounts, if any, accrued to the Effective Date for which reimbursement is then owing under the Credit Agreement;

         (2) New Bank shall have remitted to the Agent funds in an amount equal to its Percentage of all Advances of the Revolving Credit outstanding as of the Effective Date; and

         (3) the Company shall have executed and delivered to the Agent for the New Bank, new Revolving Credit Notes payable to such New Bank in the face amount of such New Bank's Percentage of the Revolving Credit Aggregate Commitment (after giving effect to this New Bank Addendum, and any other New Bank Addendum executed concurrently herewith).

         The Agent shall notify the New Bank, along with Company, of the Effective Date.

         The New Bank hereby advises the Agent of the following administrative details with respect to the assigned loans:

                  (A)    Address for Notices:

                         Institution Name:

                         Address:

                         Attention:

                         Telephone:

                         Facsimile:

                  (B)    Payment Instructions:


         Terms defined in the Credit Agreement and not otherwise defined herein shall have their defined meanings when used herein.

         IN WITNESS WHEREOF, the undersigned has caused this New Bank Addendum to be executed and delivered by a duly authorized officer on the date first above written.


                                       [INSERT NAME OF BANK]


                                       By
                                         ------------------------------------
                                         Title:


Accepted this______________ day of

_________________________, 199__.

ALRENCO, INC.


By
  -----------------------------------------
  Title:


Accepted this_______________ day of

_________________________, 199__.


COMERICA BANK, as Agent


By
  ------------------------------------------
  Title:

                                   EXHIBIT H

                           COVENANT COMPLIANCE REPORT


To:      Comerica Bank, as Agent

         Re: Alrenco Revolving Credit Agreement dated as of February 26, 1998 (as amended or otherwise modified from time to time, the "Agreement")


         This Covenant Compliance and Interest Rate Adjustment Report ("Report") is furnished pursuant to Section 8.2 of the Agreement and sets forth various information as of _____________, 19__ (the "Computation Date").

         1. Minimum Tangible Net Worth, Section 8.9. On the Computation Date, the Tangible Net Worth which is required to be not less than $25,000,000 was _______ as computed in the supporting documents attached hereto as Schedule 1.

         2. Positive Net Income, Section 8.10. On the Computation Date, Net Income (without giving effect to any one-time charges in an aggregate amount not to exceed $2,000,000 for the four fiscal quarters then ending arising from any acquisition and/or mergers other than the Merger) greater than zero, was $______________ as computed in the supporting documents attached hereto as
Schedule 2.

         3. Fixed Charge Coverage Ratio, Section 8.11. On the Computation Date, the Fixed Charge Coverage Ratio, which is required to be not less than ___ to 1.0 was _______ as computed in the supporting documents attached as Schedule 3.

         4. Leverage Ratio, Section 8.12. On the Computation Date, the Leverage Ratio which is required to be not more than 0.50 to 1.0 was ________ as computed in the supporting documents attached hereto as Schedule 4.

         5. Eurocurrency Margin. The aggregate applicable Margin which shall become effective pursuant to the provisions of Section 5.1 of the Agreement and which is based on the Fixed Charge Coverage Ratio on the Computation Date is _______ percent (___%).

         6.    Limitation on Debt, Section 9.1. On the Computation Date:

                               (a) Clause (c)(i): The aggregate principal
               amount of Debt of the Company or a Guarantor incurred to finance the acquisition of motor vehicles (whether pursuant to a loan or a Financing Lease) which shall not exceed $5,000,000 at any time outstanding, and any renewals or refinancings thereof, was $________, as set forth in Schedule 6(a);

                               (b) Clause (c)(ii): The aggregate amount of Debt
                  of the Company or a Guarantor incurred to finance the acquisition of fixed or capital assets other than motor vehicles (whether pursuant to a loan or a Financing Lease) which shall not exceed $1,000,000 at any time outstanding, and any renewals or refinancings thereof, was $_________ as set forth in Schedule 6(b);

                               (c) Clause (d): The aggregate amount of Debt of
                  the Company or a Guarantor arising in connection with non-competition agreements entered into by the Company or such Guarantor in connection with Permitted Acquisitions (as defined by the Agreement), which shall not exceed $3,000,000 at any one time, was $________ as set forth in Schedule 6(c);

                               (d) Clause (j): The aggregate principal amount
                  of "additional Debt" pursuant to Section 9.1(g) of the Agreement, which shall not exceed $5,000,000 at any one time outstanding, provided that only the principal component of obligations shall be considered in calculating such amount, was $_________.

         7. Limitation on Mergers or Sale of Assets, Section 9.5. On the Computation Date, "other property" disposed of pursuant to Section 9.5(e) of the Agreement, which shall not exceed $1,000, 000 during any fiscal year of the Company, was $__________.

         8. Limitation on Capital Expenditures, Section 9.7. On the Computation Date, the aggregate amount of capital expenditures pursuant to
Section 9.7(b) of the Agreement, which shall not exceed $6,000,000 for the Company during fiscal year 1998 and $3,000,000 during any fiscal year thereafter any fiscal year of the Company, was $ __________.

         9. Limitation on Investments, Loans and Advances, Section 9.8. On the Computation Date

                               (a) Clause (c): the aggregate amount of loans
                  and advances to officers and employees of the Company for travel and entertainment in the ordinary course of business, which shall not exceed $200,000 at any one time outstanding, was $___________ and the aggregate amount of advances to employees to purchase inventory for personal use, which shall not exceed $300,000 at any one time outstanding, was $____________;

                               (b) Clause (g): loans, advances or investments
                  by Company or any Guarantor in any Subsidiary (other than RTO Holding or RTO Operating) which shall not exceed $500,000 at any one time outstanding was $____________;

         The undersigned officer of Company hereby certifies that:

         A. All of the information set forth in this Report (and in any Schedule attached hereto) is true and correct in all material respects.

         B. As of the Computation Date, the Company and its Subsidiaries has observed and performed all of its covenants and other agreements contained in the Agreement and in the Notes and any other Loan Documents to be observed, performed and satisfied by them.

         C. He/she has reviewed the Agreement and this Report is based on an examination sufficient to assure that this Report is accurate.

         D. Attached hereto as Exhibit D are the Same Store Reports as required under the Credit Agreement.

         E. Except as stated in Schedule D hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by Company), no Default or Event of Default, has occurred and is continuing on the date of this Report.

         Capitalized terms used in this Report and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Agreement.

         IN WITNESS WHEREOF, Company has caused this Report to be executed and delivered by its duly authorized officer this ______ day of __________________, 19__.


                                            ALRENCO, INC.


                                            By:
                                               -------------------------------

                                            Its:
                                                ------------------------------

                                   EXHIBIT I

                                    FORM OF
                              ASSIGNMENT AGREEMENT

                                                              Date:___________

To:      ALRENCO, INC.

             and

         COMERICA BANK, AS AGENT ("Agent")

Re: Alrenco Revolving Credit Agreement dated as of February 26, 1998 (as amended or otherwise modified from time to time, the "Agreement"), among Alrenco, Inc. ("Company"), Agent and certain Banks

Gentlemen and Ladies:

         Reference is made to Section 14.8(c), (d) and (e) of the Agreement. Unless otherwise defined herein or the context otherwise requires, all initially capitalized terms used herein without definition shall have the meanings specified in the Agreement.

         This Agreement constitutes notice to each of you of the proposed assignment and delegation by [insert assignor Bank] (the "Assignor") to [insert proposed assignee] (the "Assignee") of a _____% undivided interest in Assignor's Revolving Credit Note under the Agreement (the "Note"), such that after giving effect to the assignment and assumption hereafter provided the Assignee's interest in the Note shall equal $ ________ (1) and its Percentage shall equal % under the Loan Documents.

         Assignor does hereby sell, assign and transfer to Assignee effective on the "Effective Date" (as hereafter defined) __% of Assignor's right, title and interest in, to and under the Assignor's Note, the Agreement and the other Loan Documents. It is acknowledged that Assignor, immediately after this Assignment, shall hold ______ percentage (__%) interest in Assignor's Note.

-----------------------------

         (1) Such assignment shall be in a minimum amount of the lesser of (X) Ten Million Dollars ($10,000,000) and (Y) the entire remaining amount of assigning Bank's interest in the Revolving Credit (and participations in any outstanding Letters of Credit); provided however that, after giving effect to such assignment, in no event shall the entire remaining amount (if any) of Assignor's interest in the Revolving Credit (and participations in any outstanding Letters of Credit) be less than $10,000,000;

         The Assignor hereby instructs the Agent to make all payments from and including the Effective Date hereof in respect of the interest assigned hereby, directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Effective Date of the assignment and delegation being made hereby are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees accrued up to the Effective Date, the Assignee will promptly remit the same to the Assignor.

         The Assignee hereby confirms that it has received a copy of the Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Agreement as a condition to the making of the loans thereunder. The Assignee acknowledges and agrees that it: (a) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its Percentage been granted and its loans been made directly by such Assignee to the Company without the intervention of the Agent, the Assignor or any other bank; and (b) has made and will continue to make, independently and without reliance upon the Agent, the Assignor or any other bank, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Agreement. The Assignee further acknowledges and agrees that neither the Agent, nor the Assignor has made any representations or warranties about the creditworthiness of the Company, or any other party to the Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Agreement, or any other of the Loan Documents. This assignment shall be made without recourse to or warranty by the Assignor, except as set forth herein.

         Assignee represents and warrants that it is a Person to which assignments are permitted pursuant to Section 14.8(c) of the Agreement.

         Except as otherwise provided in the Agreement, effective as of the Effective Date:

         (a) the Assignee: (i) shall be deemed automatically to have become a party to the Agreement, to have assumed all of the Assignor's obligations thereunder to the extent of the Assignee's percentage referred to in the second paragraph of this Assignment Agreement, and to have all the rights and obligations of a party to the Agreement, as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Agreement as if it were an original signatory thereto; and

         (b) the Assignor's obligations under the Agreement shall be reduced by the percentage referred to in the second paragraph of this Assignment Agreement.

         As used herein, the term "Effective Date" means the date on which all of the following have occurred or have been completed, as reasonably determined by the Agent:

         (1) the delivery to the Agent of an original of this Assignment Agreement executed by the Assignor and the Assignee;

         (2) the payment to the Agent, of all accrued fees, expenses and other items for which reimbursement is then owing under the Agreement;

         (3) the payment to the Agent of the $3,500 processing fee referred to in Section 14.8(d) (iv) of the Agreement; and

         (4)      all other restrictions and items noted in Sections 14.8(c),
                  (d) and (e) of the Agreement have been satisfied.

The Agent shall notify the Assignor, the Assignee and the Company of the Effective Date.

         The Assignee hereby advises each of you of the following administrative details with respect to the assigned loans:

                  (A)    Address for Notices:

                         Institution Name:

                         Address:

                         Attention:

                         Telephone:

                         Facsimile:

                  (B)    Payment Instructions:

                  (C)    Proposed effective date of assignment.

         The Assignee has delivered to the Agent (or is delivering to the Agent concurrently herewith) the tax forms referred to in Section 14.13 of the Agreement, other forms reasonably requested by the Agent, and the original of each Note held by the Assignor under the Agreement.

         Please evidence your consent to and acceptance of the proposed assignment and delegation set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

                                      [ASSIGNOR]


                                      By:
                                         -------------------------------------

                                      Its:
                                          ------------------------------------

                                      [ASSIGNEE]


                                      By:
                                         ------------------------------------

                                      Its:
                                          -----------------------------------


ACCEPTED AND CONSENTED TO
this ___ day of ______, 199__


COMERICA BANK, Agent



By:
   ---------------------------------
Its:
    --------------------------------

ALRENCO, INC.


By:
   ---------------------------------
Its:
    --------------------------------

[This form of Assignment Agreement (including footnotes) is subject in all respects to the terms and conditions of the Agreement which shall govern in the event of any inconsistencies or omissions.]

                                    EXHIBIT J

                                FORM OF GUARANTY


       This GUARANTY is made as of the 26th day of February, 1998 by each of the undersigned guarantors, to Comerica Bank, as Agent ("Agent") for and on behalf of the Banks (as defined below).

                                    RECITALS

       A. Pursuant to that certain Alrenco Credit Agreement dated as of February 26, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") by and among Alrenco, Inc., an Indiana corporation (the "Company"), Agent and the banks which are named in and signatories to the Credit Agreement ("Banks"), the Banks have agreed to extend credit to Company on the terms set forth in the Credit Agreement, with such credit consisting of (i) the Revolving Credit in an aggregate amount, subject to the terms of the Credit Agreement, of up to Fifty Million Dollars ($50,000,000), as such amount may be increased by an amount up to Fifty Million Dollars ($50,000,000) pursuant to
Section 2.10 of the Credit Agreement at any one time outstanding, to be evidenced by the Revolving Credit Notes made or to be made by the Company to the Banks ("Revolving Credit Notes"); (ii) a Swing Line facility to be evidenced by the Swing Line Notes made or to be made by Company ("Swing Line Note"); and
(iii) a facility for the issuance of letter(s) of credit ("Letter(s) of Credit") for the account of the Company, individually, or jointly and severally with other Account Parties pursuant to Section 3 of the Credit Agreement, subject to specified availability thereunder.

       B. As a condition to entering into and performing their respective obligations under the Credit Agreement, the Banks and the Agent have required that the Guarantors provide to Agent, for and on behalf of the Banks, among other guaranties, this Guaranty.

       C. Each of the Guarantors desires to see the success of the Company and, furthermore, shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Credit Agreement to the Company.

       D. The Agent is acting as Agent for the Banks pursuant to Section 13 of the Credit Agreement.

       NOW, THEREFORE, as a continuing inducement to the Agent and the Banks to enter into and perform its obligations under the Credit Agreement, each of the Guarantors has executed and delivered this guaranty ("Guaranty").

       1. Definitions. Unless otherwise provided herein, all capitalized terms used in this Guaranty shall have the meanings specified in the Credit Agreement. The term "Banks" as used herein shall include any successors or permitted assigns of the Banks, in accordance with the Credit Agreement.

       2. Guaranty. Each of the Guarantors hereby guarantees to the Banks the punctual payment to the Banks when due, whether by acceleration or otherwise, of all amounts, including, without limitation, principal, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by such Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with:

              (a) any and all Revolving Credit Notes made or to be made to the order of the Banks (or any of them) by the Company, from time to time pursuant to the terms and conditions of the Credit Agreement;

              (b) the Swing Line Note made or to be made to the order of the Swing Line Bank by the Company, from time to time pursuant to the terms and conditions of the Credit Agreement;

              (c) any and all Letter of Credit Agreements executed or to be executed by the Company or the other Account Parties and any of them, from time to time pursuant to the Credit Agreement, and any Letters of Credit issued or to be issued thereunder;

              (d) all other Indebtedness (as defined in the Credit Agreement) of the Company, any other Guarantor and/or any Account Party, under or in connection with the Credit Agreement or the other Loan Documents, whether such Indebtedness is now existing or hereafter arising; and

              (e) all extensions, renewals and amendments of or to the Revolving Credit Notes and/or the Swing Line Note (collectively, and either or any of such notes, the "Notes"), Letter of Credit Agreements, Letters of Credit or such other Indebtedness, or any replacements or substitutions therefor;

whether on account of principal, interest, reimbursement obligations, fees, indemnities, and reasonable costs and expenses (including without limitation, all reasonable fees and disbursements of counsel to the Agent or any Bank) or otherwise, and hereby agrees that if Company shall fail to pay any of such amounts when and as the same shall be due and payable, or shall fail to perform and discharge any covenant, representation or warranty in accordance with the terms of the Notes, the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents (subject, in each case, to any applicable periods of grace or cure), each such Guarantor will forthwith pay to the Agent, on behalf of the Banks, an amount equal to any such amount or cause Company to perform and discharge any such covenant, representation or warranty, as the case may be, and will pay any and all damages that may be incurred or suffered in consequence thereof by Agent or any of the Banks and all reasonable expenses, including reasonable attorneys' fees, that may be incurred by Agent in enforcing such covenant, representation or warranty of Company, and in enforcing the covenants and agreements of this Guaranty.

       3. Unconditional Character of Guaranty. The obligations of each of the Guarantors under this Guaranty, to the full extent of its guaranty of Indebtedness hereunder, shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Notes, the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof, the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of Company under the Notes, the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents, or any setoff, counterclaim, recoupment, limitation, defense or termination, whether with or without notice to such Guarantor. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Notes executed by Company, or the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents, any right to require a proceeding first against Company, or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of Company, any protest, presentment, notice or demand whatsoever, and such Guarantor hereby covenants that this Guaranty shall not be terminated, discharged or released except, subject to Section 6.5 hereof, upon final payment in full (subject to no revocation or rescission) of all amounts due and to become due from Company or any Account Party, as and to the extent described above, and only to the extent of any such payment, performance and discharge. Each of the Guarantors further covenants that no security now or subsequently held by the Agent or the Banks for the payment of the Indebtedness evidenced by the Notes made by Company, under the Credit Agreement, or for the payment of any other Indebtedness of Company, to the Agent or the Banks under the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or the other Loan Documents, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of Agent or the Banks in respect of such security, shall affect in any manner whatsoever the unconditional obligation of this Guaranty, and that the Agent and each of the Banks, in their respective sole discretion and without notice to Company, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligation of this Guaranty.

       Without limiting the generality of the foregoing, such obligations, and the rights of the Agent to enforce the same on behalf of the Banks, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting Company, or others, or (ii) any change in the ownership of the capital stock of Company, or any other party providing collateral for any indebtedness covered by this Guaranty, or any of their respective Affiliates.

       Each of the Guarantors hereby waives to the fullest extent possible under applicable law:

              (a) any defense based upon the doctrine of marshalling of assets or upon an election of remedies by Agent or the Banks, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure;

              (b) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

              (c) any duty on the part of Agent or any of the Banks to disclose to such Guarantor any facts Agent or the Banks may now or hereafter know about the Company, regardless of whether Agent or any Bank has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to such Guarantor, since such Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of Company and of all circumstances bearing on the risk of non-payment of any Indebtedness hereby guaranteed;

              (d) any claim for reimbursement, contribution, exoneration, indemnity or subrogation, or any other similar claim, which such Guarantor may have or obtain against the Company, by reason of the existence of this Guaranty, or by reason of the payment by such Guarantor of any Indebtedness or the performance of this Guaranty or of any other Loan Documents, until the Indebtedness has been repaid and discharged in full and no commitment to extend any credit under the Credit Agreement or any of the Loan Documents (whether optional or obligatory), or any Letter of Credit, remains outstanding, and any amounts paid to such Guarantor on account of any such claim at any time when the obligations of such Guarantor under this Guaranty shall not have been fully and finally paid shall be held by such Guarantor in trust for Agent and the Banks, segregated from other funds of such Guarantor, and forthwith upon receipt by such Guarantor shall be turned over to Agent in the exact form received by such Guarantor (duly endorsed to Agent by such Guarantor, if required), to be applied to such Guarantor's obligations under this Guaranty, whether matured or unmatured, in such order and manner as Agent may determine; and

              (e) any other event or action (excluding compliance by such Guarantor with the provisions hereof) that would result in the discharge by operation of law or otherwise of such Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

       The Agent and each of the Banks may deal with Company, and any security held by them for the obligations of Company or any other Account Party (as aforesaid), in the same manner and as freely as if this Guaranty did not exist and the Agent shall be entitled, on behalf of Banks, without notice to the Guarantors, among other things, to grant to the Company, such extension or extensions of time to perform any act or acts as may seem advisable to such Agent (on behalf of the Banks) at any time and from time to time, and to permit the Company or any other Account Party to incur additional indebtedness to Agent, the Banks, or any of them, without terminating, affecting or impairing the validity or enforceability of this Guaranty or the obligations of the Guarantors hereunder.

       The Agent may proceed, either in its own name (on behalf of the Banks) or in the name of any of the Guarantors, or otherwise, to protect and enforce any or all of its rights under this Guaranty by suit in equity, action at law or by other appropriate proceedings, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by the Guarantors. Each and every remedy of the Agent and of the Banks shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

       No waiver or release shall be deemed to have been made by the Agent or any of the Banks of any of its rights hereunder unless the same shall be in writing and signed by all of the Banks or on behalf of the Banks by the Agent, and any such waiver shall be a waiver or release only with respect to the specific matter involved and shall in no way impair the rights of the Agent or any of the Banks or the obligations of the Guarantors under this Guaranty in any other respect at any other time.

       At the option of the Agent, any of the Guarantors may be joined in any action or proceeding commenced by the Agent against Company, or any of the other parties providing collateral for any indebtedness covered by this Guaranty in connection with or based upon the Notes made by Company, the Credit Agreement, the Letter of Credit Agreements, the Letters of Credit or any of the other Loan Documents or other Indebtedness, or any provision thereof, and recovery may be had against any such Guarantor in such action or proceeding or in any independent action or proceeding against such Guarantor, without any requirement that the Agent or the Banks first assert, prosecute or exhaust any remedy or claim against Company, and/or any of the other parties providing collateral for any Indebtedness covered by this Guaranty, or any other Indebtedness.

       As a separate, additional and continuing obligation, each of the Guarantors unconditionally and irrevocably undertakes and agrees with Agent that, should the amounts referred to in Section 2 of this Guaranty not be recoverable from such Guarantor in its capacity as a guarantor under this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of the Notes, the Credit Agreement, any Letter of Credit Agreement or Letter of Credit, or any of the other Loan Documents being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by the Agent and the Banks or any of them at any time, such Guarantor as sole, original and independent obligor, upon demand by Agent, will make payment to Agent of all such amounts by way of a full indemnity.

       4. Representations and Warranties. Each of the Guarantors (a) ratifies, confirms and, by reference thereto (as fully as though such matters were expressly set forth herein), represents and warrants with respect to itself those matters set forth in Sections 7.1, 7.3, 7.4, 7.5, 7.6, 7.8, 7.9, 7.11,
7.12 through 7.19, inclusive, of the Credit Agreement, and (b) agrees not to engage in any action or inaction, the result of which would cause a violation of any term or condition of the Credit Agreement.

       5. Collateral for Guaranty. The obligations of the Guarantors under this Guaranty shall be secured by the Security Agreement and, if applicable, a Pledge Agreement, executed and delivered by each of the Guarantors to Agent, pursuant to the Credit Agreement, together with such other Loan Documents as are required to be executed and delivered by one or more of the Guarantors concurrently with or subsequent to the date hereof, all pursuant to the terms and conditions of the Credit Agreement and/or any of the other Loan Documents.

       6.     Miscellaneous.

              6.1 Governing Law. This Guaranty has been delivered in Michigan and shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and be enforceable in, the State of Michigan (without regard to its conflict of laws provisions), each of the Guarantors hereby consenting to the jurisdiction of state and all federal courts sitting in such state.

              6.2 Severability. If any term or provision of this Guaranty, or the application thereof to any circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, as the case may be, shall not be affected thereby, and each term, provision and obligation of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

              6.3 Notice. All notices and other communications to be made or given pursuant to this Guaranty shall be sufficient if made or given in conformity with Section 14.6 of the Credit Agreement.

              6.4 Right of Offset. Each of the Guarantors acknowledges the rights of the Agent and of each of the Banks, upon the occurrence and during the continuance of an Event of Default, to offset against the Indebtedness of such Guarantor to the Banks under this Guaranty, any amount owing by the Agent or the Banks, or either or any of them to such Guarantor, whether represented by any deposit of such Guarantor with the Agent or any of the Banks or otherwise.

              6.5 Release. Upon the satisfaction of the obligations of the Guarantors hereunder, and when the Guarantors are not subject to any obligation under the Credit Agreement or any of the other Loan Documents, the Agent shall deliver to the Guarantors, upon written request therefor, a written release of this Guaranty; provided however that the effectiveness of this Guaranty shall continue or be reinstated, as the case may be, in the event that any payment received or credit given by the Agent or the Banks, or any of them, is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal or national law of any jurisdiction, including without limitation laws pertaining to bankruptcy or insolvency, and this Guaranty shall thereafter be enforceable against the Guarantors as if such returned, disgorged, recontributed or rescinded payment or credit had not been received or given by the Agent or the Banks, and whether or not the Agent or any Bank relied upon such payment or credit or changed its position as a consequence thereof.

              6.6 Amendments. The terms of this Guaranty may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except as provided herein and in accordance with the Credit Agreement. In accordance with Section 8.22 of the Credit Agreement, all Subsidiaries of the Company created or otherwise acquired after the Effective Date shall become obligated as Guarantors hereunder (each as fully as though an original signatory hereto) by executing and delivering to Agent and the Banks that certain joinder agreement in the form attached to this Guaranty as Exhibit A.

              6.7 Consent to Jurisdiction. Each of the Guarantors and each of the Agent and the Banks (by accepting the benefits hereof) hereby irrevocably submit to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan or Texas state court sitting in Dallas County, Texas in any action or proceeding arising out of or relating to this Guaranty and each of the Guarantors and the Agent and the Banks hereby irrevocably agree that claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court or Texas state court. Each of the Guarantors irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan or the State of Texas by the delivery of copies of such process to such Guarantor at its address specified on the signature page hereto or by certified mail directed to such address or such other address as may be designated by the Guarantor in a notice to the other parties that complies as to delivery with the terms of Section 6.3. Nothing in this Section shall affect the right of the Banks and the Agent to serve process in any other manner permitted by law or limit the right of the Banks or the Agent (or any of them) to bring any such action or proceeding against any of the Guarantors or any of its or their property in the courts of any other jurisdiction. Each of the Guarantors hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

              6.8 Joint and Several Obligation, etc. The obligation of each of the Guarantors under this Guaranty shall be several and also joint, each with all and also each with any one or more of the others, and may be enforced against each severally, any two or more jointly, or some severally and some jointly. Any one or more of the Guarantors may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantors hereunder shall be in no way affected thereby. Agent, on behalf of Banks, may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter, Agent and the Bank may, without notice to any Guarantors, extend or renew any part or all of any indebtedness of any of the Guarantors, and may permit any of the Guarantors to incur additional indebtedness, without affecting in any manner the unconditional obligation of the remaining Guarantors. Such action shall not affect any right of contribution among the Guarantors.

              6.9 WAIVER OF JURY TRIAL. THE BANKS (BY ACCEPTING THE BENEFITS HEREOF), THE AGENT (BY ACCEPTING THE BENEFITS HEREOF) AND

EACH OF THE GUARANTORS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANKS, THE AGENT, NOR ANY OF THE GUARANTORS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANKS AND THE AGENT OR THE GUARANTORS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

              6.10 Limitation under Applicable Insolvency Laws. Notwithstanding anything to the contrary contained herein, it is the intention of each of the Guarantors, Agent and the Banks that the amount of each Guarantor's obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, "Applicable Insolvency Laws"). To that end, but only in the event and to the extent that a Guarantor's obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of such Guarantor's obligations hereunder shall be limited to the largest amount which, after effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor's respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 6.10, then the amount of such excess shall, from and after the time of payment by the Guarantors (or any of them), be reimbursed by the Banks upon demand by such Guarantor. The foregoing proviso is intended solely to preserve the rights of the Agent and the Banks hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither Company nor any Guarantor nor any other Person shall have any right or claim under this Section 6.10 that would not otherwise be available under Applicable Insolvency Laws.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGE]

         IN WITNESS WHEREOF, the undersigned each of the Guarantors has executed this Guaranty as of the date first above written.


                                    RTO OPERATING, INC.


                                    By:
                                        ---------------------------------------

                                    Its:
                                        ---------------------------------------


                                   RTO HOLDING CO., INC.


                                    By:
                                        ---------------------------------------

                                    Its:
                                        ---------------------------------------



                                    ATRO, INC.


                                    By:
                                        ---------------------------------------

                                    Its:
                                        ---------------------------------------



                                    ACTION RENT-TO-OWN HOLDINGS OF
                                    SOUTH CAROLINA, INC.


                                    By:
                                        ---------------------------------------
                                    Its:
                                        ---------------------------------------



                                                                  SIGNATURE PAGE
                                                                  GUARANTY
                                        9

                                    EXHIBIT A

                                JOINDER AGREEMENT


         THIS JOINDER AGREEMENT is dated as of ______________, 199_ by _____________________, a ______________________ corporation ("New Guarantor").

         WHEREAS, pursuant to Section 8.22 of that certain Alrenco Revolving Credit Agreement dated as of February 26, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement") by and among Alrenco, Inc. ("Company"), the Banks signatory thereto and Comerica Bank, as Agent for the Banks (in such capacity, "Agent"), and pursuant to Section 6.6 of that certain Guaranty dated as of February 26, 1998 (the "Guaranty") executed and delivered by the Guarantors named therein ("Guarantors") in favor of Agent, for and on behalf of the Banks, the New Guarantor must execute and deliver a Joinder Agreement in accordance with the Credit Agreement and the Guaranty.

         NOW THEREFORE, as a further inducement to Banks to continue to provide credit accommodations to Company and the Account Parties (as defined in the Credit Agreement), New Guarantor hereby covenants and agrees as follows:

         1. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined to the contrary.

         2. New Guarantor hereby enters into this Joinder Agreement in order to comply with Section 8.22 of the Credit Agreement and
                  Section 6.6 of the Guaranty and does so in consideration of the Advances made or to be made from time to time under the Credit Agreement (and the other Loan Documents, as defined in the Credit Agreement), from which New Guarantor shall derive direct and indirect benefit as with the other Guarantors (all as set forth and on the same basis as in the Guaranty).

         3. New Guarantor shall be considered, and deemed to be, for all purposes of the Credit Agreement, the Guaranty and the other Loan Documents, a Guarantor under the Guaranty as fully as though New Guarantor had executed and delivered the Guaranty at the time originally executed and delivered under the Credit Agreement and hereby ratifies and confirms its obligations under the Guaranty, all in accordance with the terms thereof.

         4. Other than as disclosed to the Agent in writing prior to the date hereof, no Default or Event of Default (each such term being defined in the Credit Agreement) has occurred and is continuing under the Credit Agreement.

         5. This Joinder Agreement shall be governed by the laws of the State of Michigan and shall be binding upon New Guarantor and its successors and assigns.

         IN WITNESS WHEREOF, the undersigned New Guarantor has executed and
delivered this Joinder Agreement as of                   , 199  .
                                       ------------------     --


                                   [NEW GUARANTOR]



                                   By:
                                      -------------------------------------

                                   Its:
                                       ------------------------------------
















                                                   SIGNATURE PAGE
                                                   JOINDER AGREEMENT TO GUARANTY
                                        2

                                    EXHIBIT K
                                  ALRENCO, INC.
                           BORROWING BASE CERTIFICATE
                           FOR MONTH ENDED:
                                            ---------

Comerica Bank, as Agent
  and the Banks parties to the
  Credit Agreement referred to below
500 Woodward Avenue
Detroit, Michigan  48226

         This Borrowing Base Certificate ("Certificate") is furnished pursuant to Section 8.2 of the Agreement and sets forth various information as of
             , 19   (the "Computation Date").
-------------    --

A.       The Borrowing Base for the calendar month     is calculated as follows:
                                                   ----

1.       Average Receipts
         (a)      Rental Receipts for calendar month immediately                     $
                  preceding the Computation Date:                                      --------------

         (b)      Rental Receipts for calendar month immediately                     $
                  preceding the calendar month in item 1(a):                           --------------

         (c)      Rental Receipts for calendar month immediately                     $
                  preceding the calendar month in item 1(b):                           --------------

         (d)      Sum of the highest two items of the above items 1(a),              $
                  1(b) and 1(c):                                                       --------------

         (e)      Item 1(d) divided by 2 and multiplied by 4 (Average                $
                  Receipts)                                                            --------------

2.       Rental Income Value
         (a)      Value of all Rental Contracts                                      $
                                                                                       --------------
         (b)      Value of all Eligible Rental Contracts                             $
                                                                                       --------------
         (c)      50% of Item 2(b) (Rental Income Value)                             $
                                                                                       --------------
3.       100% of Original Cost determined on a consolidated basis.
                                                                                     $
                                                                                       --------------
4        The lesser of Items 1(e), 2(c) and 3 (Borrowing Base):                      $
                                                                                       --------------

       B. Attached hereto as Exhibit A is the BOR Report for the calendar month ending on the Computation Date.

       C. Attached hereto as Exhibit B is the Reconciliation Report for the calendar month ending on the Computation Date.

       D. Attached hereto as Exhibit C is the Idle Inventory Report for the calendar month ending on the Computation Date.

       E. Attached hereto as Exhibit D is the Delinquency Report as of the last Saturday in the Calendar month ending on the Computation Date.

       The undersigned officer of the Company hereby certifies that:

       (a) All of the information set forth in this Certificate (and in any Exhibit attached hereto) is true and correct in all material respects.

       (b) As of the Computation Date, the Company and its Subsidiaries has observed and performed all of its covenants and other agreements contained in the Credit Agreement and in the Notes and any other Loan Documents to be observed, performed and satisfied by them.

       (c) He/she has reviewed the Credit Agreement and this Certificate is based on an examination sufficient to assure that this Certificate is accurate.

       D. Except as stated in Schedule 1 hereto (which shall describe any existing Default or Event of Default and the notice and period of existence thereof and any action taken with respect thereto or contemplated to be taken by the Company), no Default or Event of Default, has occurred and is continuing on the date of this Certificate.

       Capitalized terms used in this Certificate and in the schedules hereto, unless specifically defined to the contrary, have the meanings given to them in the Agreement.

       IN WITNESS WHEREOF, the Company has caused this Certificate to be
executed and delivered by its duly authorized officer this        day of
                  , 19  .                                  ------
------------------    --

                                  ALRENCO, INC.


                                  By:
                                     -----------------------------------
                                  Its:
                                      ----------------------------------

                                   EXHIBIT L


                           FORM OF SECURITY AGREEMENT


       This SECURITY AGREEMENT ("Security Agreement") is made as of this 26th day of February, 1998 by and among Alrenco, Inc., an Indiana corporation (the "Company"), RTO Operating, Inc., a Delaware corporation, RTO Holding Co., Inc., a Delaware corporation, ATRO, Inc., formerly known as RTO Trademark Company, Inc., a South Carolina corporation, and Action Rent-to-Own Holdings of South Carolina, Inc., a South Carolina corporation and such other persons or entities which from time to time become parties hereto (collectively, including the Company, the "Debtors" and individually each a "Debtor") and Comerica Bank, a Michigan banking corporation, as Agent for and on behalf of the Banks (as defined below) ("Secured Party").

                                    RECITALS


       A. WHEREAS, Pursuant to that certain Alrenco Credit Agreement dated as of February 26, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement"), among the Company, each of the financial institutions party thereto (collectively, the "Banks") and Secured Party, as Agent for the Banks, the Banks have agreed, subject to the satisfaction of certain terms and conditions, to make Advances to Company of the Revolving Credit and the Swing Line and to provide for the issuance of Letters of Credit for the account of Debtor, individually, or jointly and severally with certain of the other Account Parties (as such terms are defined in the Credit Agreement), as provided therein; and

       B. WHEREAS, each of the Debtors (other than the Company) has executed and delivered a guaranty (as amended or otherwise modified from time to time, the "Guaranty") of the obligations of the Company under the Credit Agreement; and

       C. WHEREAS, the obligations of the Company under the Credit Agreement and the obligations of each other Debtor under the Guaranty are to be secured pursuant to this Agreement.

       NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

       I.     Creation of Security Interest

       As security for the Indebtedness (hereinafter defined), each Debtor hereby pledges and grants to Secured Party, as Agent for and on behalf of Banks, a security interest in the following described property of Debtor (the "Collateral"):

              (a) all inventory, goods (including returned or repossessed goods and all goods the sale of which gives rise to account receivables, contract rights, chattel paper, general intangibles or instruments), merchandise and other personal property, in each case whether now owned or hereafter produced, manufactured or acquired by such Debtor which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in such Debtor's business;

              (b) all accounts; accounts receivable; contract rights; general intangibles; chattel paper and instruments (including without limitation instruments evidencing any obligation to such Debtor for payment for goods sold or leased or services rendered or otherwise); tax refunds; goodwill; licenses, permits and privileges; customer lists; rights of indemnification;

              (c) all machinery, equipment, furniture and other tangible personal property and fixtures of such Debtor, together with all accessions, additions, accessories, parts and equipment now or hereafter affixed thereto or used in connection therewith;

              (d) all patents, trademarks and other intellectual property and proprietary rights, including without limitation those items of property listed in Schedule 1 hereto;

              (e)    all Intercompany Notes payable to order of such Debtor; and

              (f) all deposit accounts of such Debtor and all amounts in any lockbox or in any collateral account, including all funds on deposit therein, all investments arising out of such funds, all claims thereunder or in connection therewith, and all cash, instruments, securities, rights and other property at any time and from time to time received, receivable, or otherwise distributed in respect of such accounts, such funds or such investments;

whether any such property is now owned or hereafter acquired or existing by such Debtor, and all records (including computer software) pertaining to the foregoing, and all substitutions for, all proceeds and all products of the foregoing, including insurance proceeds, to the fullest extent permitted by law, subject in each case only to the Permitted Liens. The pledge and grant of a security interest in proceeds hereunder shall not be deemed to give such Debtor any right to dispose of any of the Collateral.

       II.    Debtors' Obligations

       A. Payment of Secured Indebtedness. The security interest created herein by each Debtor is given as security for the discharge and performance of the following obligations:

       (1) All of the Company's obligations contained in or arising under or in connection with the Credit Agreement and all obligations of the Company contained in or arising under the other Loan Documents executed by the Company;

       (2) All of the Company's obligations contained in or arising under any and all Letter of Credit Agreements executed or to be executed by the Company from time to time pursuant to the Credit Agreement, and any Letters of Credit issued or to be issued thereunder;

       (3) All of each Debtor's obligations contained in or arising under or in connection with the Guaranty executed by such Debtor and all obligations of each such Debtor contained in or arising under the other Loan Documents executed by such Debtor;

       (3) The obligations of the Company and each other Debtor for payment of all sums hereafter loaned, paid out, expended or advanced by or for the account of the Banks (or any of them) or by the Agent under the terms of this Security Agreement, the Pledge Agreements, the Guaranty, the Credit Agreement or the other Loan Documents, in connection with the Collateral, or any of the documents or instruments described in this the Security Agreement, the Pledge Agreement, the Guaranty, the Credit Agreement or the other Loan Documents;

together with interest thereon as provided for herein or therein; and also as security for all other indebtedness and liabilities, whether direct, indirect, absolute or contingent, owing by the Company or any other Debtor to the Banks in any manner under the Credit Agreement, the Guaranty or the other Loan Documents, which hereafter become due, or that may hereafter be incurred by the Company or any other Debtor to or acquired (whether pursuant to the Credit Agreement, the Guaranty or the other Loan Documents) by the Banks, and all other future obligations of the Company and the other Debtors to the Banks, their successors and assigns, howsoever created, arising or evidenced, whether joint or several, direct or indirect, absolute or contingent, primary or secondary, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all replacements, consolidations, amendments, renewals or extensions of the foregoing (collectively herein called the "Indebtedness").

       B. Protection of Collateral. Each Debtor shall take any and all reasonable steps required to protect the Collateral, and in pursuance thereof, each such Debtor agrees that:

              (1) The Collateral will not be misused, wasted or allowed to deteriorate, except for the ordinary wear and tear of its intended primary use or to the extent no longer useful or necessary to such Debtor's business, and will at all times be maintained in accordance with the applicable terms of the Credit Agreement.

              (2) The Collateral described in Section I.(a) will be insured with insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as prudent business judgment and then current practice would dictate for companies or professional enterprises engaged in the same or a similar business and owning and operating similar properties. In the case of all such insurance policies, each such Debtor shall designate the Secured Party, on behalf of Banks, as mortgagee and loss payee and such policies shall provide that any loss be payable to each such Debtor and Secured Party, on behalf of Banks, as mortgagee and loss payee, as their respective interests may appear. Further, upon the request of the Secured Party acting at the request of the Banks, each such Debtor shall deliver copies of all said policies, including all endorsements thereon and those required hereunder, to Secured Party; and each such Debtor assigns to Secured Party, on behalf of Banks, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral. All such insurance shall, by its terms, provide that no cancellation, lapse (including without limitation any lapse for non-payment of premiums) or material change in coverage shall become effective until thirty (30) days after receipt by Secured Party of written notice from the applicable carrier. Each Debtor further shall provide Secured Party upon request with evidence reasonably satisfactory to Secured Party that each such Debtor is at all times in compliance with this paragraph. Secured Party may act as each such Debtor's attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon default in this covenant, Secured Party may procure such insurance and its costs therefor shall be charged to Company, payable on demand, with interest at the highest rate set forth in the Credit Agreement and added to the Indebtedness secured hereby. The disposition of proceeds of any insurance on the Collateral ("Insurance Proceeds") shall be governed by the following:

           (i) provided that no Event of Default has occurred and is continuing hereunder, (a) if the amount of Insurance Proceeds in respect of any loss or casualty does not exceed Five Hundred Thousand Dollars ($500,000), such Debtor shall be entitled, in the event of such loss or casualty, to receive all such Insurance Proceeds and to apply the same toward the replacement of the Collateral affected thereby; and (b) if the amount of Insurance Proceeds in respect of any loss or casualty exceeds Five Hundred Thousand Dollars ($500,000), such Insurance Proceeds shall be paid to and received by Secured Party, for release to such Debtor for the replacement of the Collateral affected thereby or, upon written request of such Debtor (accompanied by reasonable supporting documentation), for such other use or purpose as approved by the Majority Banks, in their reasonable discretion, it being understood and agreed in connection with any release of funds under this subparagraph (B), that the Secured Party and Majority Banks may impose reasonable and customary conditions on the disbursement of such Insurance Proceeds; and

           (ii) if an Event of Default has occurred or is continuing hereunder, all Insurance Proceeds in respect of any loss or casualty shall be paid to and received by the Secured Party, to be applied by the Secured Party against the Indebtedness and/or to be held by the Secured Party as cash collateral for the Indebtedness, as the Majority Banks may direct in their sole discretion.

              (3) The Collateral (except inventory currently under lease) is located in the premises set forth on Schedule II, and will not be moved to premises other than those set forth on Schedule II, and such other locations with respect to which each such Debtor shall have executed and delivered to Secured Party all financing statements and other documents and instruments necessary to perfect or continue the perfection of the Secured Party's security interest in the Collateral. Subject to the applicable terms of the Credit Agreement, upon request therefor by the Secured Party, each such Debtor will inform the Secured Party in writing of the whereabouts of the Collateral and Debtor will promptly arrange for any inspections requested by the Secured Party, on behalf of Banks;

              (4) Each such Debtor shall comply with all applicable laws, rules, ordinances, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation, Consumer Credit Laws (as defined in the Credit Agreement)), in effect from time to time with respect to the Collateral, to the full extent required under the Credit Agreement.

              (5) Secured Party, on behalf of the Banks, may, subject to the applicable terms of the Credit Agreement, examine and inspect the Collateral at any time wherever located.

       C.     Protection of Security Interest. Each Debtor agrees that:

              (1) Except as permitted by Credit Agreement, it will not sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein or offer to do so (other than the sale or lease of inventory in the ordinary course of business and the sale or other disposition of worn-out or other unusable items of tangible personal property or items no longer useful to or necessary in each such Debtor's business) without the prior written consent of Secured Party, given at the written direction or with the written approval of Banks, and will not create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of the Collateral (or any interest therein or portion thereof), other than in favor of Secured Party, on behalf of the Banks and liens permitted under the Credit Agreement.

              (2) It will, to the full extent required under the Credit Agreement, pay all taxes, assessments, governmental charges and levies upon the Collateral or for its use or operation.

              (3) It will sign and execute alone or with Secured Party any financing statement or other document or procure any documents and pay all connected costs, necessary to protect the security interest under this Security Agreement against the rights or interests of third persons.

              (4) It will reimburse Secured Party for all reasonable costs, including reasonable attorneys' fees, incurred for any action taken by Secured Party to remedy an Event of Default of Debtor which Secured Party elects to remedy pursuant to its rights under Paragraph IV hereof.

              (5)    It will,

                     (i) subject to Section 8.6 of the Credit Agreement, allow Secured Party, or any Bank, to examine, audit and inspect such Debtor's books, accounts, and other records relating to the Collateral wherever located at all reasonable times during normal business hours, upon oral or written request of Secured Party, and to make and take away copies of any and all such books, accounts, records and ledgers;

                     (ii) punctually and properly perform all of its covenants and duties under any other security agreement, mortgage, collateral document, pledge agreement or contract of any kind now or hereafter existing as security for or in connection with payment of the Indebtedness, or any part thereof;

                     (iii) perform its obligations under and comply with the terms and provisions of the Credit Agreement and the other Loan Documents to which it is or may become a party;

                     (iv) keep, at the addresses designated on Schedule II or at the stores listed on Schedule IV hereto and such additional addresses as may be provided from time to time for its records, all records concerning the Collateral, which records will be of such character as will enable Secured Party or its designees to determine at any time the status of the Collateral;

                     (v) give Secured Party not less than 30 days prior written notice of all contemplated changes in such Debtor's name, legal structure, or chief executive office, or in the location of the Collateral or such Debtor's records concerning same and, prior to making any such changes, file or cause to be filed (at the direction of Secured Party) all financing statements or amendments or other documents or instruments determined by Secured Party to be necessary or appropriate to establish and maintain a valid first priority security interest in all the Collateral in accordance with the terms hereof;

                     (vi) promptly furnish Secured Party with any information in writing which Secured Party may reasonably request concerning the Collateral;

                     (vii) to the extent required under the Credit Agreement, promptly notify Secured Party of any material claim, action or proceeding affecting the Collateral and title therein, or in any part thereof, or the security interest created herein, and, at the request of the Secured Party, appear in and defend, at such Debtor's expense, any such action or proceeding;

                     (viii) promptly, after being requested by Secured Party, pay to Secured Party the amount of all reasonable expenses, including reasonable attorneys' fees and other legal expenses, incurred by Secured Party pursuant to and in accordance with the Credit Agreement in protecting and maintaining the Collateral or its rights hereunder, or in connection with any audit or inspection of the Collateral pursuant to the terms hereof, and in enforcing the security interest created herein; and

                     (ix) allow Secured Party, upon and so long as there exists any Default or Event of Default, to correspond with its account debtors to confirm its accounts receivable and Obligors under any Rental Contracts.

              (6) With respect to any Collateral of a kind requiring an additional security agreement, financing statement, or other writing to perfect a security interest therein in favor of Secured Party, on behalf of Banks, such Debtor will forthwith upon demand by Secured Party execute and deliver to Secured Party on behalf of Banks, whatever documentation the Secured Party or the requisite Banks shall reasonably deem necessary or proper for such purpose. Should any covenant, duty or agreement of such Debtor fail to be performed in accordance with its terms hereunder resulting in an Event of Default, Secured Party may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of such Debtor, and any amount expended by Secured Party in such performance or attempted performance shall become part of the Indebtedness, and, at the request of Secured Party, such Debtor agrees to pay such amount to Secured Party upon demand at Secured Party's office in Detroit, Michigan together with interest thereon at the highest rate at which interest accrues on amounts after the same become due pursuant to the terms of the Credit Agreement, from the date of such expenditure by Secured Party until paid. With respect to any Collateral (other than goods) in which such Debtor acquires any rights subsequent to the date hereof and which, under applicable law, a security interest is or can be perfected by possession, upon request of the Secured Party or the Majority Banks, such Debtor agrees to deliver possession of such Collateral to Secured Party immediately upon its acquisition of rights therein.

              (7) It will hold the proceeds of any of the Collateral (including accounts receivable and Rental Contracts) which is sold other than in the ordinary course of such Debtor's business (or otherwise as permitted under the Credit Agreement, subject to the terms thereof) in trust for Secured Party on behalf of the Banks, will not commingle said proceeds with any other funds, and, after an Event of Default, will deliver such proceeds to Secured Party immediately upon its request.

              (8) It will not, except as permitted under the Credit Agreement, grant any rebate, refund, allowance or credit on any account receivable, or on any amounts due under any Rental Contract, other than in the ordinary course of business, without Secured Party's prior written consent.

              (9) If Secured Party, acting in its sole discretion, redelivers any Collateral to such Debtor or such Debtor's designee for the purpose of (i) the ultimate sale or exchange thereof, or (ii)presentation, collection, renewal, or registration of transfer thereof, or (iii) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing therewith preliminary to sale or exchange; such redelivery shall not constitute a release of Secured Party's security interest therein or in the proceeds thereof unless Secured Party, with the consent of the Banks, specifically so agrees in writing. If such Debtor requests any such redelivery, such Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Secured Party.

              (10) Subject to the applicable terms of the Credit Agreement, Debtor shall take any and all other steps reasonably required under applicable law to perfect the lien and security interest established hereby in favor of Secured Party, on behalf of the Banks, including without limitation the execution, delivery and/or performance of appropriate acknowledgments, governmental acknowledgments, registrations or approvals, financing statements and other documents and instruments, and the registration, recording and/or filing of such instruments with such Persons and in such jurisdictions as necessary to perfect the security interest and lien established hereby.

       III.   Default

       The terms "Default" and "Event of Default", as used herein, shall mean the occurrence of a Default or an Event of Default, as the case may be, under the Credit Agreement.

       IV.    Secured Party's Rights and Remedies.

       In addition to its rights and remedies under the Credit Agreement and the other Loan Documents, and under applicable law, Secured Party shall have available to it the following rights and remedies upon occurrence and during the continuance of an Event of Default:

       A. Right to Discharge Debtor's Obligations. Secured Party may, with the approval of the Majority Banks, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, whether senior or junior to the security interest herein granted, may remedy or cure any default of a Debtor under the terms of any lease, rental agreement, land contract or other document which in any way pertains to or affects such Debtor's title to or interest in any of the Collateral, may pay for insurance on the Collateral, and may pay for the maintenance and preservation of the Collateral, unless such Debtor is contesting in good faith such obligations, and such Debtor agrees to reimburse Secured Party, on demand, for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, with interest, which payments and expenses shall be secured by the Collateral.

       B. Remedies and Enforcement. Secured Party shall have and may exercise, at the direction or with the approval of the Majority Banks, any and all rights of enforcement and remedies afforded to a secured party under the Uniform Commercial Code as adopted and in force in the State of Michigan or other applicable uniform commercial code (or other applicable law), to the full extent permitted by applicable law, on the date of this Security Agreement or the date of such Debtor's default, together with any and all other rights and remedies otherwise provided and available to Secured Party by applicable law unless such application would result in the invalidity or unenforceability of any provision hereof, in which case the law of the state in which any of the Collateral is located shall apply to the extent necessary to render such provision valid and enforceable; and, in conjunction with, in addition to, or substitution for those rights, Secured Party may, at the direction or with the approval of the Majority Banks, or with respect to subparagraph (3) below), all of the Banks:

              (1) Enter upon such Debtor's premises to take possession of, assemble, collect and/or dispose of the Collateral and, if Secured Party elects to do, to apply any of the Collateral against any of the Indebtedness secured hereby;

              (2) Require such Debtor to assemble the Collateral and make it available at a place Secured Party designates to allow Secured Party to take possession or dispose of the Collateral;

              (3) Waive any default, or remedy any default, without waiving its rights and remedies upon default and without waiving any other prior or subsequent default;

              (4) Without any notice to Debtor, notify any parties obligated on any of the Collateral to make payment to the Secured Party, on behalf of the Banks, of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) the indebtedness thereunder or evidenced thereby. Upon request of the Secured Party, Debtor will, at its own expense, notify any parties obligated to Debtor on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder, and indicate on all billings to such account debtors that their accounts must be paid to or as directed by Secured Party. Debtor agrees that neither Secured Party nor the Banks shall be liable for any loss or damage which Debtor suffers or may suffer as a result of Secured Party's processing of items or its exercise of any other rights or remedies under this Security Agreement, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party not related to or affiliated with Debtor arising out of or in connection with the processing of items (excluding only the claims of such third parties in connection with the processing of items based solely upon the gross negligence or willful misconduct of Secured Party) or the exercise of any other rights or remedies hereunder. Debtor further agrees to indemnify and hold Secured Party and the Banks harmless from and against all such third party claims, demands or actions, including without limitation litigation costs and reasonable attorneys' fees, excepting only those claims, demands and actions arising solely as a result of the gross negligence or willful misconduct of Secured Party or any of the Banks;

              (5) Appoint any officer or agent of Secured Party as Debtor's true and lawful proxy and attorney-in-fact, with power, upon the occurrence of any Event of Default (exercisable so long as such Event of Default is continuing); to endorse such Debtor's name or any of its officers or agents (if required) upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of the Secured Party in full or part payment of any amounts owing to the Banks; to sign and endorse the name of such Debtor and/or any of its officers or agents (if required) upon any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and any instrument or document relating thereto or to such Debtor's rights therein; to execute on behalf of such Debtor any financing statements, amendments, subordinations or other filings pursuant to the Credit Agreement, this Security Agreement or the other Loan Documents; such Debtor hereby granting unto Secured Party on behalf of the Banks, as the proxy and attorney-in-fact of Debtor, full power to do any and all things necessary to be done in and about the premises as fully and effectually as Debtor might or could do, and hereby ratifying all that said proxy and attorney shall lawfully do or cause to be done by virtue hereof. The proxy and power of attorney described herein shall be deemed to be coupled with an interest and shall be irrevocable for the entire term of the Credit Agreement, the Notes and all transactions thereunder and thereafter as long as any Indebtedness or any of the commitments to lend (whether optional or obligatory) remain outstanding under the Credit Agreement. The Secured Party shall have full power to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof on behalf of the Banks in its own name or in the name of such Debtor, provided that Secured Party shall act in a commercially reasonable manner.

       C.     Right of Sale.

              (1) Each Debtor agrees that upon the occurrence and continuance of an Event of Default, Secured Party may, at its option, sell and dispose of the Collateral at public or private sale without any previous demand of performance. Each Debtor agrees that notice of such sale sent to such Debtor's address, as set forth on the signature pages attached hereto, by certified or registered mail sent at least five (5) Business Days prior to such sale, shall constitute reasonable notice of sale. The foregoing shall not require notice if none is necessary under applicable law. The proceeds of sale shall be applied in the following order:

                     (i) to all reasonable costs and charges incurred by Secured Party in the taking and causing the removal and sale of said property, including such reasonable attorneys' fees as shall have been incurred by Secured Party;

                     (ii) to the Indebtedness, including without limitation all accrued interest thereon, premiums and make whole amounts, if any, in the order set forth in the Credit Agreement; and

                     (iii) any surplus of such proceeds remaining shall be paid to such Debtor, or to such other party who shall lawfully be entitled thereto.

              (2) At any sale or sales made pursuant to this Security Agreement or in a suit to foreclose the same, the Collateral may be sold en masse or separately, at the same or at different times, at the option of the Secured Party or its assigns. Such sale may be public or private with notice as required by the Uniform Commercial Code as then in effect in the state in which the Collateral is located, and the Collateral need not be present at the time or place of sale. At any such sale, the Secured Party may bid for and purchase any of the property sold, notwithstanding that such sale is conducted by the Secured Party or its attorneys, agents, or assigns.

       D. Miscellaneous. Secured Party shall have the right at all times to enforce the provisions of this Security Agreement, on behalf of Banks, in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Secured Party or any of the Banks in refraining from so doing at any time or times. The failure of Secured Party or any of the Banks at any time or times to enforce its rights under said provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Security Agreement or as having in any way or manner modified the same. All rights and remedies of Secured Party and Banks hereunder shall be cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

       VI.    Representations, Warranties and Covenants of Debtors.

       Each Debtor represents and warrants, and, after the date hereof, covenants so long as any of the Credit Agreement, the Notes or Letter of Credit Agreements remain in effect, that:

       A. Such Debtor's chief executive office and principal place of business are set forth in Schedule III hereto, and (except for Company's chief executive office and principal place of business as set forth in Schedule III hereto) such Debtor has not maintained its chief executive office and principal place of business at any other location since October 15, 1997.

       B. Each other location not set forth on Schedule II hereof where Debtor maintains a place of business is set forth on Schedule IV.

       C. No financing statement covering the Collateral, or any part thereof, has been or will be filed with any filing officer, except as permitted under the Credit Agreement.

       D. No other agreement, pledge or assignment covering the Collateral, or any part thereof, has been or will be made and no security interest, other than the one created hereby or pursuant to security agreements and pledges previously made in favor of Secured Party on behalf of the Banks, has or will be attached or has been or will be perfected in the Collateral or in any part thereof, except as permitted under the Credit Agreement.

       E. No material dispute, right of setoff, counterclaim or defenses exist with respect to any part of the Collateral (excluding accounts, accounts receivable and rights to payment for services rendered), except as permitted under the Credit Agreement.

       F. At the time Secured Party's security interest attaches to any of the Collateral or its proceeds, such Debtor will be the lawful owner thereof with the right to transfer any interest therein (except for such interests which in the aggregate would not have a Material Adverse Effect), such Collateral is free and clear of all liens other than the one created hereby or permitted by the Credit Agreement and that such Debtor will make such further assurances to prove its title to the Collateral as may be reasonably required, will keep such Collateral free and clear of all liens other than the one created hereby and liens permitted by the Credit Agreement, and will take such action to defend the Collateral and its proceeds against the lawful claims and demands of all persons whomsoever. The delivery at any time by such Debtor to Secured Party of Collateral, or financing statements covering any Collateral shall constitute a representation and warranty by such Debtor under this Security Agreement that, with respect to such Collateral, and each item thereof, such Debtor is owner of the Collateral and the matters heretofore warranted in this paragraph are true and correct in all material respects.

       G. The representations and warranties contained in any of the Credit Agreement and the Guaranty are incorporated by reference herein and are all made as of the date hereof.

       H. It shall, contemporaneously with the execution and delivery of this Agreement, execute and deliver to the Agent an Agreement (Trademark) in the form of Exhibit A hereto, and shall execute and deliver to the Agent any other document required to acknowledge or register or perfect the Agent's and the Banks' interest in any of the Collateral described in Section I(d).

       VII.   Mutual Agreements.

       Each Debtor and Secured Party mutually agree as follows:

       A. "Debtor" and "Secured Party" as used in this Security Agreement include the successors and permitted assigns of those parties.

       B. To the extent permitted by applicable law, except as otherwise provided herein, the law governing this Security Agreement shall be that of the State of Michigan.

       C. This Security Agreement includes all amendments and supplements hereto and all assignments hereof, provided, that such Debtor and Secured Party shall not be bound by any amendment hereto unless such amendment is expressed in a writing executed by each of them.

       D. All capitalized or other terms not specifically defined herein are used as defined in the Credit Agreement. To the extent not inconsistent therewith, all such terms shall also be construed in conformity with the Michigan or other applicable Uniform Commercial Code.

       E. The security interest granted under this Security Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is from time to time temporarily reduced to zero) and Secured Party's security interest in the Collateral as granted herein shall continue in full force and effect for the entire duration that the Credit Agreement remains in effect and until all of the Indebtedness is repaid and discharged in full, and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement or any of the Notes remains outstanding.

       F. THE PARTIES HERETO ACKNOWLEDGE THAT THIS SECURITY AGREEMENT IS SUBJECT TO THE MUTUAL WAIVER OF JURY TRIAL CONTAINED IN THE APPLICABLE PROVISIONS OF THE CREDIT AGREEMENT AND THE GUARANTY, AS APPLICABLE.

       G. This Security Agreement has been executed and delivered pursuant to the Credit Agreement, and in the event of any conflict between this Security Agreement and the Credit Agreement, the Credit Agreement shall govern.

       H. This Security Agreement amends and restates in part the Prior Comerica Credit Agreement, and the security agreement executed and delivered in connection with Prior Bank One Credit Agreement, in each case assigned to the Agent for the benefit of the Banks pursuant to Assignment Agreements dated as of the Effective Date.

       I. Each of the Debtors hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal Court or Michigan state court sitting in Detroit, Michigan or Texas state court sitting in Dallas County, Texas in any action or proceeding arising out of or relating to this Security Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal Court or Michigan state court or Texas state court. Each Debtor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan or the State of Texas by the delivery of copies of such process to such Debtor at its address specified in Schedule II hereto or by certified mail directed to such address. Nothing in this paragraph shall affect the right of the Banks and the Secured Party to serve process in any other manner permitted by law or limit the right of the Banks or the Secured Party (or any of them) to bring any such action or proceeding against any of the Debtors or any of its or their property in the courts of any other jurisdiction. Each of the Debtors hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.


                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

         IN WITNESS WHEREOF, each of the undersigned Debtors and Secured Party have executed this Security Agreement as of the day and year first above written.

                                    DEBTORS:

                                    ALRENCO, INC.



                                    By:
                                       ----------------------------
                                    Its:
                                        ---------------------------


                                    RTO OPERATING, INC.



                                    By:
                                       ----------------------------
                                    Its:
                                        ---------------------------



                                    RTO HOLDING CO., INC.


                                    By:
                                       ----------------------------
                                    Its:
                                        ---------------------------


                                    ATRO, INC. F/K/A RTO TRADEMARK
                                    COMPANY, INC.


                                    By:
                                       ----------------------------
                                    Its:
                                        ---------------------------


                                                             SIGNATURE PAGE
                                                             SECURITY AGREEMENT

                                             ACTION RENT-TO-OWN HOLDINGS
                                             OF SOUTH CAROLINA, INC.


                                             By:
                                                ----------------------------
                                             Its:
                                                 ---------------------------


ACCEPTED BY SECURED PARTY:

COMERICA BANK, as Agent for the Banks



By:
   ------------------------
Its:
    -----------------------


                                             The undersigned are executing a
                                             counterpart hereof for purposes of
                                             becoming parties hereto:



                                             [FUTURE SUBSIDIARY]



                                             By:
                                                 ---------------------------
                                             Its:
                                                  --------------------------




                                                             SIGNATURE PAGE
                                                             SECURITY AGREEMENT
                                       15

                        SCHEDULE I TO SECURITY AGREEMENT

                              Patents, Trade Marks

                          THE UNITED STATES OF AMERICA

                                     [SEAL]
                                                                     NO. 1829703

                          CERTIFICATE OF REGISTRATION

     This is to certify that the records of the Patent and Trademark Office show that an application was filed in said Office for registration of the Mark shown herein, a copy of said Mark and pertinent data from the Application being annexed hereto and made a part hereof,

     And there having been due compliance with the requirements of the law and with the regulations prescribed by the Commissioner of Patents and Trademarks,

     Upon examination, it appeared that the applicant was entitled to have said Mark registered under the Trademark Act of 1946, as amended, and the said Mark has been duly registered this day in the Patent and Trademark Office on the

                               PRINCIPAL REGISTER

to the registrant named herein.

     This registration shall remain in force for TEN years unless sooner terminated as provided by law.

                   In Testimony Whereof I have hereunto set my hand and caused the seal of the Patent and Trademark Office to be affixed this fifth day of April 1994.

[SEAL]

                                  BRUCE LEHMAN
                   Commissioner of Patents and Trademarks

Int. Cl.: 42

Prior U.S. Cl.: 101                                      Reg. No. 1,829,703
United States Patent and Trademark Office           Registered Apr. 3, 1994


                                  SERVICE MARK
                               PRINCIPAL REGISTER

                                 (ALRENCO LOGO)

ALRENCO, INC. (INDIANA CORPORATION)
1736 EAST MAIN STREET
NEW ALBANY, IN 47150

     FOR: RETAIN STORE SERVICES IN THE FIELD OF FURNITURE, STEREOS AND APPLIANCES, IN CLASS 42 (U.S. CL. 101).

     FIRST USE 11-0-1190; IN COMMERCE 11-0-1990.

     OWNER OF U.S. REG. NOS. 1,336,087 AND 1,607,835.

     NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE "RENT TO OWN FOR THE HOME", APART FROM THE MARK AS SHOWN.

     THE DRAWING IS LINED FOR THE COLORS YELLOW, GREEN, BLUE, VIOLET AND RED.

     SER. NO. 74-382,938, FILED 4-27-1993.

     ANNA W. MANVILLE, EXAMINING ATTORNEY

                          THE UNITED STATES OF AMERICA

                                     [SEAL]

                                                                 No. 1607835

                          CERTIFICATE OF REGISTRATION

     This is to certify that the records of the Patent and Trademark Office show that an application was filed in said Office for registration of the Mark shown herein, a copy of said Mark and pertinent data from the Application being annexed hereto and made a part hereof,

     And there having been due compliance with the requirements of the law and with the regulations prescribed by the Commissioner of Patents and Trademarks,

     Upon examination, it appeared that the applicant was entitled to have said Mark registered under the Trademark Act of 1946, as amended, and the said Mark has been duly registered this day in the Patent and Trademark Office on the

                               PRINCIPAL REGISTER

to the registrant named herein.

     This registration shall remain in force for TEN years unless sooner terminated as provided by law.

                                             In Testimony Whereof I have
                                             hereunto set my hand and caused the
                                             seal of the Patent and Trademark
                                             Office to be affixed this
                                             twenty-fourth day of July 1990.

[SEAL]

                                             HARRY F. MANLESH, JR.
                                             Commissioner of Patents
                                             and Trademarks

Int. Cl.: 42

Prior U.S. Cl.: 101

                                                              Reg. No. 1,607,835
United States Patent and Trademark Office               Registered July 24, 1990
--------------------------------------------------------------------------------

                                  SERVICE MARK
                               PRINCIPAL REGISTER

                                 (ALRENCO LOGO)

ALRENCO, INC. (INDIANA CORPORATION)
1736 EAST MAIN STREET
NEW ALBANY, IN 47150

     FOR: RETAIL STORE SERVICES IN THE FIELD OF FURNITURE, STEREOS AND APPLIANCES, IN CLASS 42 (U.S. CL. 101).

     FIRST USE 5-1-1989; IN COMMERCE 5-1-1989.

     OWNER OF U.S. REG. NO. 1,336,087.

     NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE "RENT TO OWN FOR THE HOME", APART FROM THE MARK AS SHOWN.

     THE DRAWING IS LINED FOR THE COLORS YELLOW, GREEN, BLUE, VIOLET AND RED.

     SER. NO. 73-839,488, FILED 11-15-1989.

     DEBRA S. BUTENSKY, EXAMINING ATTORNEY

                          THE UNITED STATES OF AMERICA

                          CERTIFICATE OF REGISTRATION

                                     [SEAL]

     This is to certify that the records of the Patent and Trademark Office show that an application was filed in said Office for registration of the Mark shown herein, a copy of said Mark and pertinent data from the Application being annexed hereto and made a part hereof,

     And there having been due compliance with the requirements of the law and with the regulations prescribed by the Commissioner of Patents and Trademarks,

     Upon examination, it appeared that the applicant was entitled to have said Mark registered under the Trademark Act of 1946, and the said Mark has been duly registered this day in the Patent and Trademark Office on the

                               PRINCIPAL REGISTER

to the registrant named herein.

     This registration shall remain in force for Twenty Years unless sooner terminated as provided by law.

                    In Testimony Whereof I have hereunto set my hand and caused the seal of the Patent and Trademark Office to be affixed this fourteenth day of May, 1985.

[SEAL]

                    DONALD J. ZUIGY
                    Acting Commissioner of Patents and Trademarks

Int. CI.: 42

Prior U.S. CI.: 101

                                                              Reg. No. 1,336,087
               United States Patent and Trademark Office Registered May 14, 1985
               -----------------------------------------------------------------

                                  SERVICE MARK
                               PRINCIPAL REGISTER

                                 (ALRENCO LOGO)

ALRENCO, INC. (INDIANA CORPORATION)
1736 E. MAIN ST.
NEW ALBANY, IN 47150

     FOR: RETAIL STORE SERVICES IN THE FIELD OF FURNITURE, STEREOS AND APPLIANCES, IN CLASS 42 (U.S. CL. 101).

     FIRST USE 2-23-1983; IN COMMERCE 3-16-1983.

     NO CLAIM IS MADE TO THE EXCLUSIVE RIGHT TO USE "INC.", APART FROM THE MARK AS SHOWN.

     THE LINING IS A FEATURE OF THE MARK.

     SER. NO. 496,867, FILED 8-28-1984.

THOMAS S. LAMONE, EXAMINING ATTORNEY

                        SCHEDULE II TO SECURITY AGREEMENT


Addresses of each Debtor, additional addresses at which Collateral or Records are kept:


Alrenco, Inc.:             714 E. Kimbrough
                           Mesquite, Texas 75185


RTO Operating, Inc.:       714 E. Kimbrough
                           Mesquite, Texas 75185


RTO Holding Co., Inc.:     850 Library Avenue
                           Suite 204-H
                           Newark, Delaware 19715


ATRO, INC.:                961 E. Main Street
                           Spartanburg, South Carolina 29302


Action Rent-To-Own
Holdings of
South Carolina, Inc.:      961 E. Main Street
                           Spartanburg, South Carolina 29302


See attached.

CORPORATE OFFICES:

714 E. Kimbrough
Mesquite, Texas 75149



DIVISION OFFICES:


Southeast Division -
14620 N. Nebraska Ave. Bldg. B
Tampa, Florida 33613-1431

East Division -
1736 E. Main Street
New Albany, Indiana 47150

Mid-South Division -
PO Box 425
1302 JW Davis Drive
Hammond, Louisiana 70404-0425

Southwest Division -
3939 E. Hwy 80, Ste. 303
Mesquite, Texas 75150

                                Connie Add List

STO  ADD1                               CITY                ST        ZIP       PHONE1         FAX
-------------------------------------------------------------------------------------------------------------
599
308  1616 Goverment St                  Mobile              AL        36604-    (334) 471-2900 (334) 471-4909
231  3725 Airport Blvd. Ste. 101-       Mobile              AL        36608-    (334) 342-4094 (334) 342-6078
396  27955 Hwy 98AA                     Daphne              AL        36526-    (334) 626-8877 (334) 626-1993
397  5441 Hwy 90 West Ste 26            Mobile              AL        36619-    (334) 666-4700 (334) 666-4877
398  414 North Craft Hwy                Chickasaw           AL        36611-    (334) 457-3600 (334) 457-3054
400  1314 Government St                 Mobile              AL        36604-    (334) 432-6400 (334) 432-5360
447  2899 1/2 Citzens Pkwy              Selma               AL        36701-    (334) 872-4800 (334) 872-9556
311  3036 Woodley Rd                    Montgomery          AL        36116-    (334) 288-8900 (334) 288-1119
340  92 15th St                         Tusacaloosa         AL        35401-    (205) 345-7368 (205) 345-6024
414  2082 Spingdale Lane                Tarrant             AL        35217     (205) 808-0080 (205) 808-0420
264  1307 E. Highland Ave. #203         Selma               AL        36073-    (334) 874-4418 (334) 874-7634
274  965 26th Avenue East Ste 1         Tuscaloosa          AL        35404-    (205) 562-8600 (205) 554-0290
226  2415-R E South Blvd                Montgomery          AL        36111-    (334) 281-1011 (334) 281-2788
502  4317 University Blvd E             Tuscaloosa          AL        35040-    (205) 554-1414 (205) 554-7779
227  1730-32 East Main ST               Prattville          AL        36066     (334) 361-3580 (334) 361-3583
313  609 Bessemer Super Hwy             Birmingham          AL        35228-    (205) 426-1600 (205) 426-1066
460  1509 E Main St Ste G               Russellville        AR        72801-    (501) 967-1433 (501) 967-1212
459  5205 Rodgers Ave                   Fort Smith          AR        72903-    (501) 484-0555 (501) 484-5421
458  2870 N College Ave                 Fayetteville        AR        72703-    (501) 442-8963 (501) 444-7507
911  Closed                             Arkansas            AR                  (501) 234-6953
457  1115 S Thompson St                 Springdale          AR        72764-    (501) 750-3330 (501) 927-3630
456  2006 W Walnut St                   Rogers              AR        72756-3   (501) 631-0001 (501) 631-6896
184  310 North 6th                      Blytheville         AR        72315-    (870) 763-8844 (870) 763-0804
120  1506 S Thompson                    Spingdale           AR        72764-    (501) 756-9267 (501) 756-0225
115  3901 S University Ave.             Little Rock         AR        72204-    (501) 568-9267 (501) 568-3509
461  607 Oak St                         Conway              AR        70232-4   (501) 327-0777 (501) 327-1592
119  3800 Towson Ave                    Fort Smith          AR        72901-    (501) 646-9267 (501) 648-4031
118  2901 Olive st.                     Pine Bluff          AR        71601     (870) 535-9267 (501) 535-4563
116  1600 S Main Street                 Little Rock         AR        72206-    (501) 376-9267 (501) 376-3048
117  4515 Camp Robinson Rd.             N Little Rock       AR        72118-    (501) 758-9267 (501) 758-9188
187  21125 Caraway Rd                   Jonesboro           AR        72401-    (870) 935-0313 (870) 931-7771
473  309 Fredrick St                    Magnolia            AR        71753-    (501) 234-0333 (501) 234-0984
128  508 S Main                         Nashville           AR        71852-    (870) 845-5680 (870) 845-7165
127  912 W 4TH                          Fordyce             AR        71842-    (870) 352-2665 (870) 352-8841
126  401 N HERVEY                       Hope                AR        71801-    (870) 777-9797 (870) 777-0113
123  725 California Ave. SW             Camden              AR        71701     (870) 836-3100 (870) 836-0314
122  708 E Main                         Magnolia            AR        71753-    (870) 234-5299 (870) 234-5066
121  803 NW Avenue                      El Dorado           AR        71730     (870) 862-8431 (870) 875-2631
476  135 Northpark Dr                   Monticello          AR        71655-    (501) 367-5303 (501) 367-2208
469  243 W Grand Ave                    Hot Springs         AR        71901-    (501) 624-7771 (501) 624-4257
474  1324 N West Ave                    El Dorado           AR        71730-    (501) 863-0333 (501) 863-8970
462  1811 North First St                Jacksonville        AR        72076-    (501) 982-1551 (501) 982-8667
468  3100 S Olive St                    Pine Bluff          AR        71603-    (501) 534-0333 (501) 535-0708
471  1203 Pine Park Dr                  Hope                AR        71801-    (501) 777-1770 (501) 777-3641
467  8803 Geyer Springs Rd              Little Rock         AR        72209-    (501) 568-0333 (501) 568-0265
466  3901 S University                  Little Rock         AR        72204-    (501) 562-0222 (501) 562-5452

                                      Page 1
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
STO  ADD1                               CITY                ST        ZIP       PHONE1         FAX
-------------------------------------------------------------------------------------------------------------
465  2903 E Race Ave                    Searcy              AR        72143-    (501)268-0440  (501)268-2971
464  2150 E Harrison                    Batesville          AR        72501-    (501)793-6300  (501)793-8112
463  4117 E Broadway St                 N Little Rock       AR        72111-    (501)945-5656  (501)945-5689
475  1262 Spur #4                       Camden              AR        71701-    (501)836-7770  (501)836-7774
470  1309 Pine St                       Arkadelphia         AR        71923-    (501)246-7444  (501)246-2515
997  1600 S Main St                     Little Rock         AR        72206-    (501)376-9120
 84  7333 W Thomas Rd. #56              Phoenix             AZ        85033-    (603)245-1333  (602)247-0250
 76  201 N. LITCHFIELD RD               Goodyear            AZ        85338-    (603)932-4800  (602)932-4656
100  4248 W Indian School Rd.           Phoenix             AZ        85019-    (602)272-3456  (602)447-0656
 80  1916 W Baseline Rd.                Mesa                AZ        85202-    (602)839-7000  (602)820-8531
 81  4639 E Speedway Blvd               Tucson              AZ        85712-    (520)881-7800  (520)327-1062
152  2350 Miracle Mile #306             Bullhead City       AZ        86442-    (520)758-1115  (520)758-9846
 83  1990 E IRVINGTON                   Tucson              AZ        85714-    (520)573-1155  (520)573-0320
101  3650 W Glendale Ave.               Phoenix             AZ        85051-    (602)973-3993  (602)973-0829
493  6544 W. Thomas Rd Ste 2            Phoenix             AZ        85033-    (602)247-5500  (602)247-8128
452  8033 N 35th Ave                    Phoenix             AZ        85051-    (602)246-7236  (602)246-7269
373  848 S Alma School Rd               Mesa                AZ        85210-    (602)844-2233  (602)844-8347
372  3223 E McDowell Rd                 Phoenix             AZ        85008-    (602)267-0700  (602)267-8178
952  1642 N. Oatman Rd Ste F            Bullhead City       AZ        86442-
 82  4015 N 16th St., Suite E-F         Phoenix             AZ        85016-    (602)287-0032  (602)287-0924
 79  3327 W Peoria Ave/                 Phoenix             AZ        85029-    (602)866-9500  (602)942-7840
153  80 W 84TH AVE                      Thorton             CO        80221-    (303)657-9910  (303)657-9381
154  1551 Chambers Rd.                  Aurora              CO        80011-    (303)363-0775  (303)363-0715
158  1301 Lake Street                   Pueblo              CO        81004-    (719)583-0470  (719)583-9634
155  2600 W Alameda                     Denver              CO        80219-    (303)935-5940  (303)935-2410
159  1524 North Academy                 Colorado Sprin      CO        80909-    (719)638-0144  (719)638-0155
157  757 E 20TH AVE #350                Denver              CO        80205-    (303)832-1290  (303)839-8303
156  5800 E Colfax Ave.                 Denver              CO        80220-    (303)355-2663  (303)321-8868
912  12445 E 39th Ave #300              Denver              CO        80239-    (303)371-1216  (303)371-7630
175  1801 S State Rd., #7               Hollywood           FL        33023-    (954)989-8988  (954)989-1208
449  1288 NW 119th St                   Miami               FL        33167-    (305)687-6600  (305)687-6691
486  2859 S Military Trail              Lake Worth          FL        33415-    (561)642-6701  (561)642-7067
487  856 US #1                          Vero Beach          FL        32960-    (561)567-9454  (561)567-8175
444  2212 Jim Redman Pkwy               Plant City          FL        33566-7   (813)757-0211  (813)754-6833
171  17235 NW 27th Ave.                 Miami               FL        33055-    (305)625-1001  (305)625-7530
172  745 NE 167TH ST                    N Miami Beach       FL        33162-    (305)653-0777  (305)654-0270
174  1445-A N State Rd.                 Lauderhill          FL        33313-    (954)581-7990  (954)581-5959
485  3974 Okeechobee Blvd               W Palm Beach        FL        33409-    (561)683-0330  (561)686-8903
201  1046 E Memorial Blvd.              Lakeland            FL        33801-    (941)688-8163  (941)683-5290
315  120 Chief's Way Ste 11             Pensacola           FL        32507-    (904)455-4400  (904)455-1947
110  3405 W Oakland Park Blvd.          Lauderdale Lak      FL        33311-    (954)739-3535  (954)739-3913
111  5371 W Atlantic Blvd.              Margate             FL        33063-    (954)978-7000  (954)978-0321
385  2716 NW 79th Street                Miami               FL        33147-    (305)693-6969  (305)693-2888
202  3094 Havendale Blvd.               Winterhaven         FL        33881-    (941)967-8584  (941)967-5661
381  2220 E Hillsborough Ave            Tampa               FL        33610-    (813)237-2262  (813)238-3769
329  3208 N Pace Blvd                   Pensacola           FL        32505-    (850)432-0457  (850)432-1448
394  657 West 23rd St                   Panama City         FL        32405-    (904)763-4400  (904)763-9667

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
STO  ADD1                               CITY                ST        ZIP       PHONE1         FAX
-------------------------------------------------------------------------------------------------------------
262  5335 N Military Trail #20          W Palm Beach        FL        33407-    (561)471-1990  (561)471-1112
168  19401 S Dixie Hwy.                 Miami               FL        33157-    (305)255-2515  (305)255-8510
263  1368 S Military Trail              W Palm Beach        FL        33415-    (561)357-4650  (561)357-4661
169  6220 NW 6TH Ave.                   Miami               FL        33150-    (305)758-8010  (305)758-7393
376  13023 NW 7th Ave                   North Miami         FL        33168-    (305)685-9006  (305)685-0291
170  7900 NW 27TH AVE                   Miami               FL        33147-    (305)693-9900  (305)693-0306
380  300 34th St North                  St Petersburgh      FL        33713-    (815)321-3279  (813)321-4031
913  2099 W Atlantic Blvd               Pompano Beac        FL        33069-    (954)974-3209  (954)974-8732
382  1230 North State Rd 7              Lauderhill          FL        33313-    (854)523-5200  (954)583-8015
383  549 NE 81st St                     Miami               FL        33138-    (305)754-6969  (305)757-0342
384  18227 NW 27th Ave                  Miami               FL        33056-    (305)625-6969  (305)623-7768
275  206 S. Tyndall Parkway             Callaway            FL        32404-    (850)769-1919  (850)769-1016
481  2680 S Federal Hwy                 Stuart              FL        34997-    (561)220-1002  (561)220-1003
484  408 EN Park St                     Okeechobee          FL        34972-    (941)467-1377  (941)467-1378
173  2101 W Atlantic                    Pompano Beac        FL        33069-    (954)978-7078  (954)978-2217
377  17856 S Dixie Hwy                  Perrine             FL        33157-    (305)255-2626  (305)255-1208
215  2203 Fowler St.                    Ft Myers            FL        33901-    (941)337-0999  (941)337-7659
208  7663 49th St. North                Pinellas Park       FL        33781-    (813)545-3850  (813)547-1746
212  1111 34TH Street South             St Petersburg       FL        33711-    (813)323-1332  (813)321-9295
220  316 James Lee Blvd                 Crestview           FL        32536-    (850)689-3131  (850)682-4008
273  3 West Nine Mile Rd                Pensacola           FL        32534-    (850)494-3000  (850)494-3070
219  2526 Bearss Ave East               Tampa               FL        33613-    (813)977-7577  (813)971-7102
218  760 Sebring Square                 Sebring             FL        33870-    (941)385-3609  (941)385-4518
923  1814-C S Monroe St                 Tallahassee         FL        32301-    (850)656-9185  (850)878-6235
216  99 N Eglin Pkwy. #45               Ft Walton Beac      FL        32548-    (850)664-2242  (850)664-2240
221  14841 7th Street                   Dade City           FL        33525-    (352)523-0334  (352)523-0340
214  2031 US HWY 60 E                   Lake Wales          FL        33853-    (941)676-0717  (941)676-6798
213  1687 Hinson Ave.                   Haines City         FL        33844-    (941)422-6589  (941)421-2682
209  234 E Van Fleet Dr.                Bartow              FL        33830-    (941)533-0385  (941)534-8319
210  4027 S Dale Mabry Hwy.             Tampa               FL        33611-    (813)837-6700  (813)839-2944
482  2514 S Federal Hwy                 Ft Pierce           FL        34982-    (561)461-2900  (561)461-3302
211  3333 N Tamiami Trail., Ste         Sarasota            FL        34234-    (941)359-2422  (941)358-1603
217  1234 S Broad St                    Brooksville         FL        34601-    (352)799-0960  (352)799-1192
178  5768 NW 183rd St                   Miami               FL        33015-    (305)822-2284  (305)822-6379
203  1233 Cleveland Street              Clearwater          FL        34615-    (813)443-0694  (813)447-7637
204  8223 N Florida Ave.                Tampa               FL        33604-    (813)933-7993  (813)932-3073
228  6512 Massachusetts                 New Port Rich       FL        34653-    (813)845-1850  (813)845-3867
914  14620 N Nebraska Ave, Bld          Tampa               FL        33613-1   (813)977-9800  (813)979-9632
229  7543 W Waters Ave.                 Tampa               FL        33615-    (813)249-1404  (813)249-1816
223  2525 S Monroe ST                   Tallahassee         FL        32301-    (850)656-9185  (850)878-6235
205  5034 10TH Ave. East                Tampa               FL        33619-    (813)248-1889  (813)248-1819
180  1110 W Sunrise Blvd                Ft Lauderdale       FL        33311-    (954)527-6666  (954)527-4655
181  801-803 W Sample Rd                Pompano Beac        FL        33064-    (954)941-2100  (954)941-6747
182  2930 Braodway                      Riviera Beach       FL        33404-    (561)863-8135  (561)863-8167
206  1705-D Jim Redman                  Plant City          FL        33566-    (813)752-2423  (813)752-2654
183  21467 N.W. 2nd Ave                 Miami               FL        33169-    (305)770-3466  (305)653-6604
225  4477 Mobile Hwy                    Pensacola           FL        32506-    (850)453-4903  (850)456-2373

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
STO  ADD1                               CITY                ST        ZIP       PHONE1         FAX
-------------------------------------------------------------------------------------------------------------
207  713 44TH Ave. West                 Bradenton           FL        34207-    (941)756-0080  (941)739-1726
418  4739 Jonesboro Rd                  Forest Park         GA        30050-    (404)366-6969  (404)366-9494
413  811 Ralph D Abernathy Blv          Atlanta             GA        30310-    (404)758-6200  (404)758-1663
425  1291 Bankhead Hwy                  Mableton            GA        30059-    (770)948-7088  (770)948-3662
427  2430 South Atlanta Rd              Smyrna              GA        30080-    (770)434-8285  (770)434-0127
424  208 f North Broad St               Winder              GA        30680-    (770)867-9000  (770)307-3509
415  665 N Expressway                   Griffin             GA        30223-    (770)228-1509  (770)228-1754
416  1307 South Park                    Carrollton          GA        30117-    (770)836-1930  (770)834-5666
412  3570 Memorial Dr                   Decatur             GA        30032-    (404)286-0700  (404)286-1971
495  5823 B Fairburn Rd                 Douglasville        GA        30134-    (770)942-9393  (770)920-8191
423  234 Grayson Hwy                    Lawrenceville       GA        30245-    (770)962-2600  (770)962-0279
417  5190 Old National Hwy Ste          College Park        GA        30349-    (404)767-6333  (404)761-5199
421  853 Oak Street                     Atlanta             GA        30310-    (404)755-7070  (404)755-1051
419  3031 Headland Dr                   Atlanta             GA        30311-    (404)349-2300  (404)349-8705
224  1030-D Gordon Ave                  Albany              GA        31701-    (912)889-9500  (912)889-0750
222  727 S Patterson ST                 Valdosta            GA        31606-    (912)247-3334  (912)247-8104
428  9999 Hwy 92 Suite 120              Woodstock           GA        30188-    (770)928-9225  (770)928-8555
257  615 East Bypass S.E.               Moultrie            GA        31768-    (912)890-3290  (912)890-5517
420  1239 Moreland Ave                  Atlanta             GA        30316-    (404)624-9775  (404)624-3551
429  1090 Eisenhower Pkwy Ste           Macon               GA        31206-    (912)788-3500  (912)788-5620
434  919 East 8th St                    Anderson            IN        46012-    (317)641-7014  (317)622-0777
505  652 Twin Aire Dr                   Indianapolis        IN        46203-    (317)638-2000  (317)638-0264
370  8143 Pendelton Pike                Indianapolis        IN        46226-    (317)899-3232  (317)899-1294
334  215 E Highway 131                  Clarksville         IN        47129-    (812)949-9001  (812)841-3263
504  6441 E Washington St               Indianapolis        IN        46219-    (317)359-8885  (317)359-2485
371  1106 E Prospect                    Indianapolis        IN        46203-    (317)633-7200  (317)633-1788
301  330 New Albany Plaza               New Albany          IN        47150-    (812)949-1300  (812)941-7399
307  716 N Weinbach Ave                 Evansville          IN        47711-    (812)479-6100  (812)479-6126
367  4401 E 10th St #16                 Indianapolis        IN        46201-    (317)352-1910  (317)352-1921
368  2774 Lafayette Rd Ste 16           Indianapolis        IN        46222-    (317)925-5000  (317)923-1926
369  2248 E 53rd St                     Indianapolis        IN        46220-    (317)466-1444  (317)466-1231
503  3404 S East St                     Indianapolis        IN        46227-    (317)782-4409  (317)782-4485
441  1060 Minnesota Ave                 Kansas City         KS        66010-    (913)371-7368  (913)371-4744
336  1607 Madison Ave                   Covington           KY        41044-    (606)291-9700  (606)291-9085
408  5022 Poplar Level Rd               Louisville          KY        40219-    (502)966-3211  (502)966-4532
319  201 Eastland Shopping Ctr          Lexington           KY        40505-    (606)255-4555  (606)231-1158
409  5316 S Third                       Louisville          KY        40214-    (502)367-2124  (502)367-9387
310  7100 Preston Hwy                   Louisville          KY        40219-    (502)968-1111  (502)961-9265
410  100 East Broadway                  Louisville          KY        40202-    (502)583-1661  (502)584-2025
302  4443 Cane Run Rd Ste 112           Louisville          KY        40216-    (502)447-6611  (502)447-6235
304  1311 US 127 South                  Franklin            KY        40601-    (502)875-5200  (502)226-6343
338  4749 Dixie Hwy                     Louisville          KY        40216-    (502)449-2244  (402)449-4994
439  1225 N Broadway St                 Lexington           KY        40505-3   (606)255-9888  (606)255-7491
437  1430 Village Drive                 Lexington           KY        40504-    (606)255-9898  (606)252-2297
341  3501 Taylor Blvd                   Louisville          KY        40215-    (502)367-7900  (502)364-8987
430  7275 Turfway                       Florence            KY        41042-    (606)371-9231  (606)371-1635
438  674 Eastern By-Pass                Richmond            KY        40475-    (606)623-5453  (606)626-1641

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
STO  ADD1                          CITY           ST           ZIP          PHONE1            FAX
------------------------------------------------------------------------------------------------------------
375  421 W Tunnel Blvd             Houma          LA       70360-           (504) 851-7116    (504) 851-7748
 57  1438 MacArthur Dr.            Alexandria     LA       71301-           (318) 448-1353    (318) 448-0829
266  56 Pine Tree Plaza            Bogalusa       LA       70427-           (504) 732-1000    (504) 732-1006
916  1302 J W Davis Drive          Hammond        LA       70404-0          (504) 542-7932    (504) 542-0019
386  1939 Tulane Ave               New Orleans    LA       70112-           (504) 522-9786    (504) 522-8424
387  87 Westbank Expy Ste 18C      Gretna         LA       70053-           (504) 367-2428    (504) 367-1716
991  5905 Financial Plaza Ste 11   Shreveport     LA       71129-           (318) 683-0381
921  910 Pierremont Rd, Ste., 41   Shreveport     LA       71106-           (318) 861-8615    (318) 861-8614
 60  900 N 5TH Ave.                Leesville      LA       71446-           (318) 238-9662    (318) 238-0860
270  192 Gause Blvd                Slidell        LA       70460-           (504) 781-6900    (504) 781-6951
 99  617 S VIENNA                  Ruston         LA       71270-           (318) 255-7222    (318) 255-0801
191  5630 Plank Rd                 Baton Rouge    LA       70805-           (504) 359-6666    (504) 356-4924
277  916 Rees st                   Breaux Bridge  LA       70517-           (318) 322-4630    (318) 332-5945
278  930 Cresswell Lane            Opelousas      LA       70570-           (318) 948-7800    (318) 948-4412
279  1081 E Laural Ave (Hwy 19     Eunice         LA       70535-           (318) 546-6700    (318) 546-0400
124  1107 Homer Rd.                Minden         LA       71055-           (318) 371-1566    (318) 371-1564
919  692 E Admiral Doyle Dr.       New Iberia     LA       70560-
125  714 S Arkansas                Springhill     LA       71075-           (318) 539-3800    (318) 539-3812
 37  3717 Jewella Rd               Shreveport     LA       71109-           (318) 631-9616    (318) 631-1211
920  1900 Cameron St               Lafayette      LA       70503-
 69  112 Blanchard St. #1          West Monroe    LA       71291-           (318) 322-3221    (318) 387-7799
 21  3125 E Texas St.              Bossier City   LA       70000-           (318) 746-2194    (318) 741-1745
918  119 Chevy Lane                Bunkie         LA       71322-
395  115 N Morrison Blvd           Hammond        LA       70401-           (504) 345-4633    (504) 345-8033
 20  2746 W 70TH ST                Shreveport     LA       71108-           (318) 631-9551    (318) 631-4559
193  3136 Louisville Ave           Monroe         LA       71201-           (318) 323-4222    (318) 323-4230
189  2764 Old Erath Hwy            Abbeville      LA       70510-           (318) 893-9333    (318) 893-4372
199  200 E Admiral Doyle Dr        New Iberia     LA       70560-           (318) 365-6333    (318) 364-1408
 68  1954 Louisville Ave.          Monroe         LA       71201-           (318) 325-9699    (318) 322-7848
194  328 West Hwy 30               Gonzales       LA       70737-           (504) 647-5555    (504) 647-0508
374  124 N Broad St                New Orleans    LA       70119-           (504) 821-2644    (504) 821-5557
192  8030 Florida Blvd             Baton Rouge    LA       70806-           (504) 925-1666    (504) 924-0823
 58  312 Dixie Plaza               Natchitoches   LA       71457-           (318) 357-1720    (318) 352-6975
268  7520 Highway 90 East          Morgan City    LA       70280-           (504) 385-9900    (504) 385-9927
389  6609 Airline Hwy              Metairie       LA       70003-           (504 737-4444     (504) 734-9753
388  4431 Chef Menteur Hwy         New Orleans    LA       70126-           (504) 288-1400    (504) 288-1114
269  1420 West Airline Highway     LaPlace        LA       70068-           (504) 651-1800    (504) 651-1804
286  359-3 N. Canal Blvd.          Thibodaux      LA       70301-
197  1419 E Prien Lake Rd          Lake Charles   LA       70605-           (318) 477-4747    (318) 474-0657
 59  210 Elizabeth                 Many           LA       71449-           (318) 256-9211    (318) 352-5395
190  205 MacArthur Dr              Alexandria     LA       71301-           (318) 442-2424    (318) 443-2949
196  1914 Cameron St               Lafayette      LA       70503-           (318) 234-6699    (318) 232-6414
195  2420 w Thomas St              Hammond        LA       70401-           (504) 542-9494    (504) 542-1017
276  1611 W Main St                Franklin       LA       70538-           (318) 828-9400    (318) 828-4944
198  358 Moreau St                 Marksville     LA       71351-           (318) 253-0033    (318) 253-0573
440  6430 Troost Ave               Kansas City    MO       64131-1          (816) 523-7775    (816) 523-5552
185  Town Plaza Shoppin Center     Cape Girardea  MO       63701-           (573) 334-3686    (573) 334-5548

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
STO  ADD1                               CITY                ST        ZIP       PHONE1         FAX
-------------------------------------------------------------------------------------------------------------
232  106 N first St                     Marble Hill         MO        63764-    (573) 238-4636 (573) 238-4481
513  3441 Noland Rd                     Independence        MO        64050-    (816) 836-8500 (816) 836-4195
186  336 Festus Center                  Festus              MO        63028-    (314) 933-0116 (314) 933-4268
453  2101 W Broadway Ste CC             Columbia            MO        65203-    (573) 446-5700 (573) 445-6350
454  2525 D Missouri Blvd               Jefferson City      MO        65101-    (573) 636-9009 (573) 636-9179
455  420 N Rangeline Rd Ste 1           Joplin              MO        64801-1   (417) 781-4443 (417) 781-9730
233  908 A Truman Blvd now              Carutherville       MO        63830-    (573) 333-0088 (573) 333-1922
188  724 Market                         Farmington          MO        63640-    (573) 756-0051 (573) 756-7167
309  1335 Ellis Ave                     Jackson             MS        39204-    (601) 353-6800 (601) 353-6631
267  3510 Main St-Hwy 613               Moss Point          MS        39564-    (228) 474-9100 (228) 474-9142
250  261 D'Evereuz Dr Ste 10-B          Natchez             MS        39120-    (601) 442-5566 (601) 442-9808
 98  1164 Ellis Ave.                    Jackson             MS        39209-6   (601) 354-4000 (601) 352-4444
253  69 Hardy Ct. Square                Gulf Port           MS        39507-    (228) 822-9188 (228) 863-5738
478  1820 Highway 1 South               Greenville          MS        38701-    (601) 335-3777 (601) 335-3797
479  404 W Park Ave                     Greenwood           MS        38930-    (601) 455-4444 (601) 455-2093
480  1229 A Sunset Dr                   Grenada             MS        38901-    (601) 226-0034 (601) 226-8206
477  1904 Clay St                       Vicksburg           MS        39180-    (601) 630-0050 (601) 636-0404
109  112-J Wilkesboro Blvd SE           Lenoir              NC        28645-    (704) 758-7368 (704) 757-3957
108  215 N Madison Blvd.                Roxboro             NC        27573-    (336) 597-4200 (336) 597-2747
105  2725-G North West Blvd.            Newton              NC        28658-    (704) 464-5028 (704) 464-6699
104  909 W Union Street                 Morgantown          NC        28655-    (704) 438-9303 (704) 438-9554
107  115 Hilltop Village.               Oxford              NC        27565-    (919) 693-4086
230  2636 Freedom DR                    Charlotte           NC        28208-    (704) 391-7770 (704) 391-9770
103  1228 - 1234 Hwy. 70 SW             Hickory             NC        28602-    (704) 324-4016 (704) 324-4501
488  1070 Haywood Rd                    Asheville           NC        28806-    (704) 285-0095 (704) 285-0076
237  2719 Isleta, SW                    Albuquerque         NM        87105-    (505) 877-1976 (505) 877-1978
235  6211 North West 4th                Albuquerque         NM        87107-    (505) 342-1367 (505) 342-1376
236  6221 Montgomery, NE                Albuquerque         NM        87109-    (505) 880-1153 (505) 837-1381
238  6000 Zuni, SE                      Albuquerque         NM        87108-    (505) 266-1600 (505) 266-1304
239  1413 West 7th St                   Clovis              NM        88101-    (505) 763-2241 (505) 763-0537
917  621 - 4th Street                   Albuquerque         NM        87105-    (505) 880-0414 (505) 342-1376
240  1230 North Solano                  Las Cruces          NM        88001-    (505) 523-4800 (505) 523-5842
241  915 North Turner St                Hobbs               NM        88240-    (505) 397-0742 (505) 379-0374
242  110 West McGaffey                  Roswell             NM        88201-    (505) 622-1915 (505) 622-3089
 65  1611 N Prince St.                  Clovis              NM        88101-    (505) 762-8900 (505) 769-3958
 67  2118 N Turner                      Hobbs               NM        88240-    (505) 393-5000 (505) 393-0389
243  524-C West Cordova                 Santa Fe            NM        87501-    (505) 983-1919 (505) 983-7308
261  560 North Nellis Blvd., Ste.       Las Vegas           NV        89110-
260  1967 Decatur Blvd.                 Las Vegas           NV        89108-
151  2301 E Lake Mead Rd.               N Las Vegas         NV        89030-    (702) 649-5000 (702) 649-8604
258  1746-1748 E. Charleston Bl         Las Vegas           NV        89104-    (702) 388-8383 (702) 388-8377
259  1370 E. Flamingo, Ste., 27         Las Vegas           NV        89119-    (702) 699-5413 (702) 699-7061
365  11500 Lorain Ave                   Cleveland           OH        44111-    (216) 479-1060 (216) 479-8685
432  5712 Glenway Avenue                Cincinnati          OH        45238-    (513) 922-5422 (513) 922-5114
328  3798 W Broad St                    Columbus            OH        43228-    (614) 276-8899 (614) 276-1688
364  7981 Euclid Ave                    Cleveland           OH        44103-    (216) 791-1200 (216) 791-8722
306  1916 Mitchell Blvd                 Springfield         OH        45503-    (513) 399-7000 (513) 399-0127

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
STO  ADD1                               CITY                ST        ZIP       PHONE1         FAX
-------------------------------------------------------------------------------------------------------------
305  3862 N Dixie Dr                    Dayton              OH        45414-    (937)275-9600  (937)275-6040
433  3491 W Siebenthaler                Dayton              OH        45406-    (937)275-1275  (937)275-5849
366  1059 Meister Rd                    Lorian              OH        44052-    (216)960-7000  (216)960-7004
445  921 High St                        Columbus            OH        43210-    (614)291-3600  (614)291-7031
363  15700 Broadway Ave                 Maple Heights       OH        44137-    (216)557-1900  (216)587-3492
339  10968 Hamilton Ave                 Cincinnati          OH        45231-    (513)742-0300  (513)742-0625
327  3252 B Cleveland Ave               Columbus            OH        43224-    (614)447-8200  (614)447-1137
312  4412 Lewis St                      Middletown          OH        45044-    (513)422-8888  (513)422-8840
333  3964 Linden Ave                    Dayton              OH        45432-    (937)254-1115  (937)254-1271
337  3855 Montgomery Rd                 Norwood             OH        45212-    (513)531-1800  (513)531-0381
335  890 S Hamilton Rd                  Columbus            OH        43213-    (614)868-1995  (614)868-0878
 78  4733 SE 29TH ST                    Del City            OK        73115-    (405)672-6300  (405)672-2997
 77  708 SW 59TH ST                     Oklahoma City       OK        73109-    (405)631-9700  (405)631-5432
 62  9 S Sheridan                       Tulsa               OK        74112-    (918)838-2764  (918)838-2767
994  8305 SW 3rd Bldg. A#104            Oklahoma City       OK        73127-    (405)495-2324
 71  5326 S PEORIA                      Tulsa               OK        74105-    (918)747-0477  (918)747-1480
 56  1011 W Main                        Durant              OK        74702-    (405)920-0288  (405)920-0297
 54  616 N Highway 81                   Duncan              OK        73533-    (405)252-0735  (405)252-9511
 73  625 S Main                         Sapulpa             OK        74066-    (918)227-4333  (918)227-7368
 72  10680 E 31ST ST                    Tulsa               OK        74135-    (918)622-3425  (918)622-9564
 18  320 N Commerce #5                  Ardmore             OK        73401-    (580)226-2732  (580)223-7245
 50  1906 Cache Rd., Ste B              Lawton              OK        73507-    (580)248-4310  (580)248-4347
 74  4449 NW 50TH St.                   Oklahoma City       OK        73112-    (405)942-3425  (405)949-9227
 55  530 E Main                         Ada                 OK        74820-    (580)332-6822  (580)332-6838
996  SERVICE CENTER                     Spartenburg         SC        29303-
254  5124 Fairfield Rd                  Columbia            SC        29203-    (803)714-0706  (803)714-0310
160  118 Garner Rd.                     Spartenburg         SC        29303-    (864)597-1700  (864)583-6078
161  765 N Church St                    Spartanburg         SC        29303-    (864)542-8888  (864)542-2559
255  2300 Taylor St.                    Columbia            SC        29204-    (803)933-0601  (803)933-9895
166  5300-7 Rivers Ave.                 Charleston          SC        29418-    (803)566-9900  (803)566-0098
165  502 N Main St.                     Anderson            SC        29621-    (864)224-7000  (864)226-4299
163  1411 Laurens Rd.                   Greenville          SC        29607-    (864)298-0055  (864)370-0647
167  1015 King St.                      Charleston          SC        29403-    (803)577-9900  (803)577-5416
287  2315 Augusta Rd., Suite 5          West Columbia       SC        29169-    (803)936-1888  (803)936-9070
489  2807 S Main St                     Anderson            SC        29624-    (864)231-6888  (864)231-0790
251  3906 Two Notch St                  Columbia            SC        29204-    (803)333-0070  (803)333-0818
162  3219 W Blue Ridge Dr.              Greenville          SC        29607-    (864)295-4400  (864)295-2935
164  710 E Wade Hampton Blvd.           Greer               SC        29651-    (864)879-7122  (864)877-8053
324  924 New Providence Blvd            Clarksville         TN        37042-    (614)553-0300  (615)645-4660
326  131 Old Hickory Blvd               Jackson             TN        38305-    (901)664-3100  (901)664-3188
344  5510 Charlotte Ave                 Nashville           TN        37209-    (615)356-6700  (615)356-9695
323  3806 Nolensville Rd                Nashville           TN        37211-    (615)781-8900  (615)331-9258
492  2675 Murfreesboro Rd               Nashville           TN        37217-    (615)367-4005  (615)367-9070
325  1019 Gallatin Rd S                 Madison             TN        37115-    (615)865-2100  (615)864-9970
 10  311 W 19th St                      San Angelo          TX        76903-    (915)658-2419  (915)653-3768
272  435-A Uvalde                       Houston             TX        77015-    (713)450-9766  (713)450-9866
271  400 Northline Mall                 Houston             TX        77022-

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
STO  ADD1                               CITY                ST        ZIP       PHONE1         FAX
-------------------------------------------------------------------------------------------------------------
 11  808 W Henderson                    Cleburne            TX        76031-    (817) 641-3387 (817) 558-8509
450  508 E Front St                     Tyler               TX        75202-    (903) 526-3336 (903) 526-1117
112  1808 WIRT RD                       Houston             TX        77055-2   (713) 290-1885 (713) 686-9912
 15  1703 NW Loop 281                   Longview            TX        75604-    (903) 759-0783 (903) 759-0931
 14  1111 S Texas Ave                   Bryan               TX        77802-    (409) 822-5778 (409) 823-3689
113  900 S Wayside #800                 Houston             TX        77023-3   (713) 921-5535 (713) 921-5623
114  9722 Fondren @                     Houston             TX        77096-3   (713) 771-4880 (713) 771-4943
 12  1429 S Beckham                     Tyler               TX        75701-    (903) 595-4388 (903) 595-4125
442  3639 Gus Thomasson Rd              Mesquite            TX        75150-    (972) 681-9271 (972) 681-3093
490  1400 F West Moore                  Terrell             TX        75160-    (972) 563-9103 (972) 551-1451
443  3217 Camp Wisdom Rd                Dallas              TX        75237-    (214) 331-3306 (214) 331-1011
135  906 Bandera                        San Antonio         TX        78228-    (210) 434-1812
133  421 Spingtown Way                  San Marcos          TX        78766-    (512) 396-5500 (512) 396-5502
132  1575 Little York Plaza             Houston             TX        77093-    (281) 590-9590 (281) 590-9764
131  743 Shotwell                       Houston             TX        77020-    (713) 672-0901 (713) 672-2314
130  1167 Edgebrook                     Houston             TX        77034-    (713) 910-6744 (713) 910-6747
 13  426 E Main                         Grand Prairie       TX        75050-    (972) 262-9905 (972) 262-4091
129  5962 Renwick                       Houston             TX        77081-    (713) 664-9304 (713) 664-9327
472  4321 Texas Blvd                    Texarkana           TX        75501-    (903) 793-6690 (903) 794-0935
 90  4102 N Navarro                     Victoria            TX        77904-    (512) 576-4574 (512) 576-6849
136  3890 S Gessner                     Houston             TX        77063-    (713) 780-7473 (713) 780-7873
140  1915 W Wheeler                     Aransas Pass        TX        78336-4   (512) 758-7646 (512) 758-3654
 91  PORT LAVACA CENTER                 Port Lavaca         TX        77979-2   (512) 552-4501 (512) 552-9213
139  10729 Eastex Frwy.                 Houston             TX        77093-    (713) 691-4892 (713) 691-2988
613  4234 Ayers                         Corpus Christi      TX        78415-    (512) 857-5842 (512) 857-8125
146  1718 E Main                        Alice               TX        78332-4   (512) 664-8888 (512) 664-6555
145  719 S 14TH ST                      Kingsville          TX        78363-4   (512) 592-1111 (512) 592-5105
612  3315 Ayers                         Corpus Christi      TX        78415-5   (512) 883-8991 (512) 882-8807
143  1502 Wildcat Drive                 Portland            TX        78374-2   (512) 643-4557 (512) 643-1845
142  3751 Leopard                       Corpus Christi      TX        78408-2   (512) 884-5977 (512) 884-5979
141  4232 Ayers                         Corpus Christi      TX        78415-5   (512) 857-0041 (512) 857-0043
147  359 W Avenue J.                    Robstown            TX        78380-    (512) 387-8568 (512) 387-1052
134  201 C IH 35 WEST                   New Braunfels       TX        78131-    (830) 629-1500 (830) 629-1511
144  3902 S Padre Island Dr.            Corpus Christi      TX        78416-2   (512) 855-4391 (512) 851-1334
137  6848 Spencer Hwy.                  Pasadena            TX        77505-    (281) 487-5881 (281) 487-3098
995  5910 Business Park Dr. #10         San Antonio         TX        78218-    (210) 666-1393
992  2305 Ave. C NO 1C                  Lubbock             TX        79404-    (806) 741-0292 (806) 793-0293
511  1322 S Buckner Blvd Ste 31         Dallas              TX        75217-    (214) 398-5174 (214) 398-5709
898  706 E Kimbrough                    Mesquite            TX        75149-    (972) 288-9327 (972) 288-7753
508  302 W Jefferson                    Dallas              TX        75208-    (217) 946-9990 (214) 346-9995
 16  208 E End Blvd                     Marshall            TX        75670-    (903) 938-8311 (903) 938-0974
 96  2010 N 10TH                        Mc Allen            TX        78501-4   (956) 630-9425 (956) 618-1257
 95  409 University Dr.                 Edinberg            TX        78539-3   (956) 383-8133 (956) 383-4036
 94  1025 N Texas Blvd., STE 1          Weslaco             TX        78596-4   (956) 969-3561 (956) 969-5925
 93  807 N 77TH                         Harlingen           TX        78550-8   (956) 425-1111 (956) 423-8507
 92  44 Paredes Line Rd.                Brownsville         TX        78521-2   (956) 544-3954 (956) 504-3470
  2  6007 Wesley                        Greenville          TX        75401-    (903) 454-6917 (903) 454-6924


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
STO  ADD1                               CITY                ST        ZIP       PHONE1         FAX
-------------------------------------------------------------------------------------------------------------
266  6118-B Scot                        Houston             TX        77021-    (713) 741-9611 (713) 741-5665
614  1926 Civic Circle                  Amarillo            TX        79109-    (806) 352-6000
393  2204 S Buckner Blvd                Dallas              TX        75227-    (214) 388-5100 (214) 388-4615
  6  222 Camp Wisdom Rd., Ste           Duncanville         TX        75116-    (972) 780-0826 (972) 780-1158
252  2013 Richey or 2015 S. Ric         Pasadena            TX        77502-    (713) 477-7202 (713) 477-0696
249  2516 34th St                       Lubbock             TX        79410-    (806) 793-8196 (806) 793-8199
248  3130 North Lee Trevino #11         El Paso             TX        79936-    (915) 590-6155 (915) 590-6586
247  105 S Festival                     El Paso             TX        79912-    (915) 584-8450 (915) 584-8716
246  8414 North Loop                    El Paso             TX        79907-    (915) 594-2777 (915) 594-3011
245  4122 Montana                       El Paso             TX        79903-    (915) 566-8666 (915) 566-0052
244  9224 Dyer St                       El Paso             TX        79924-    (915) 757-8697 (915) 757-8716
138  11209 Market St.                   Houston             TX        77029-    (713) 453-6600 (713) 450-2887
  3  2000 Loy Lake Rd                   Sherman             TX        75090-    (903) 892-0608 (903) 868-2258
 97  4842 Montana                       El Paso             TX        79903-4   (915) 562-7368 (915) 562-9466
200  490 S Eleventh St                  Beaumont            TX        77726-7   (409) 835-7667 (409) 835-1660
285  28469 Tomball Parkway              Tomball             TX        77375-
973  5250 Weber Rd., #200-E             Corpus Christie     TX        78411-    (512) 853-7976 (512) 853-8432
847  924 N Valley Mills                 Waco                TX        76710-
283  1408-A Loop 336 W                  Conroe              TX        77304-    (409) 756-8200 (409) 756-8238
282  5136 Avenue H                      Rosenberg           TX        77471-    (281) 238-0422 (281) 232-3191
  1  110 Broadmoor Plaza                Mesquite            TX        75149-    (972) 288-7611 (972) 288-8109
915  5002 Old Brwnsmill Rd              Corpus Christi      TX        78406-3   (512) 878-3000
179  6117/19/21 Telephone Rd            Houston             TX        77087-    (713) 242-9412 (713) 242-9378
177  10800 S. Post Oak                  Houston             TX        77035     (713) 723-9030 (713) 723-9594
176  12600 Bissonnet, Suite B-3         Houston             TX        77099-0   (281) 575-9021 (281) 575-9549
265  604 B South Martin or S Za         Laredo              TX        78043-    (956) 729-8669 (956) 729-8662
 44  215 E University #107              Mc Kinney           TX        75069     (972) 542-0324 (972) 542-0243
 38  2026 CROCKETT                      Palestine           TX        75801-    (903) 729-3000 (903) 729-8894
 39  330-D University                   Lubbock             TX        79415-    (806) 747-5555 (806) 747-5558
  4  106 Plymouth Park S/C              Irving              TX        75061-    (972) 986-7561 (972) 790-2353
 40  9515 N Lamar Blvd., Ste 14         Austin              TX        78753     (512) 339-8295 (512) 834-0122
 41  500 W William Cannon Rd.,          Austin              TX        78745     (512) 445-7245 (512) 445-7218
510  3701 W Northwest Hwy Ste           Dallas              TX        75220-    (214) 351-9990 (214) 351-0910
 43  1450 W Pleasant Run Rd.            Lancaster           TX        75146-    (972) 227-8076 (972) 227-8465
 34  3213-H S Western St.               Amarillo            TX        79109-    (806) 358-8551 (806) 358-8554
 45  922 Melbourne Rd.                  Hurst               TX        76053-    (817) 284-5161 (817) 284-5292
 46  902 S Ft. Hood Rd.                 Killeen             TX        76541     (254) 526-7766 (254) 526-2193
 47  3400 B Olton Rd                    Plainview           TX        79073-    (806) 296-7011 (806) 296-7056
 48  1205-B S Main                      Weatherford         TX        76086-    (817) 599-8659 (817) 613-0069
509  1449 Beltline                      Irving              TX        75061-    (972) 399-6099 (972) 399-8229
  5  1103 S Josey Ln #119               Carrollton          TX        75006-    (972) 416-1757 (972) 416-4551
 42  3909 N IH 35 BLDG G. STE           Austin              TX        78722-    (512) 454-3555 (512) 454-3549
 28  2603 Thornton Ln.                  Temple              TX        76502-    (254) 771-0888 (254) 771-0899
 17  3402 N Buckner #304                Dallas              TX        75228-    (214) 328-6666 (214) 328-6840
 19  612 W University Dr                Denton              TX        76201-    (940) 382-2611 (940) 382-7502
 22  1364 W Main Street                 Lewisville          TX        75067-    (972) 420-0833 (972) 436-3133
 23  200 N 15TH ST                      Corsicana           TX        75110-    (903) 872-3925 (903) 872-3928



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
STO  ADD1                               CITY                ST        ZIP       PHONE1         FAX
-------------------------------------------------------------------------------------------------------------
 24  1005 Kilgore Plaza                 Kilgore             TX        75662-    (903) 984-8611 (903) 983-1369
 25  153 Pleasant Grove S/C             Dallas              TX        75217-    (214) 398-2561 (214) 398-0757
 36  1600 S Cherry Lane                 White Settleme      TX        76108-    (817) 246-2406 (817) 246-2408
 27  1315 N Beach                       Fort Worth          TX        76111-    (817) 831-0777 (817) 831-2608
 35  1500 Guylane Plaza                 Dumas               TX        79029-    (806) 935-3001 (806) 935-9263
 29  3344 Franklin                      Waco                TX        76710-    (254) 754-5566 (254) 754-0440
 30  5405 E Lancaster                   Forth Worth         TX        76112-    (817) 496-3100 (817) 496-3679
 31  638 N University Drive             Nacogdoches         TX        75961-    (409) 560-0100 (409) 569-2331
 32  452 N Timberland                   Lufkin              TX        75901-    (409) 634-8296 (409) 632-7306
 33  2605 Seymour Hwy., Ste D           Wichita Falls       TX        76301-    (940) 761-5511 (940) 761-5514
 51  939 Pioneer Pkwy.                  Arlington           TX        76013-    (817) 274-7351 (817) 274-7356
 26  512 W Jefferson                    Dallas              TX        75208-    (214) 943-3333 (214) 943-3133
 89  803 Castroville Rd. #214           San Antonio         TX        78237-3   (210) 435-7368 (210) 433-2506
  7  407 N Garland Ave                  Garland             TX        75040-    (972) 276-9541 (972) 494-0197
 70  2125-B 50th Street                 Lubbock             TX        79413-    (806) 744-7368 (806) 744-0617
 86  4555 Walzem Rd., STE 1             San Antonio         TX        78218-6   (210) 653-4551 (210) 653-5634
 49  527 N Stewart                      Azle                TX        76020-    (817) 444-1090 (817) 444-0660
 52  9751 Webb Chapel, Ste. 90          Dallas              TX        75220-    (214) 351-3766 (214) 350-5985
 87  1130 SW Military Dr                San Antonio         TX        78218-    (210) 924-4100 (210) 924-9556
 85  900 Palm Valley Blvd.              Round Rock          TX        79664-    (512) 388-2244 (512) 388-5939
  8  401 North Hwy. 77                  Waxahachie          TX        75165-    (972) 937-0591 (972) 938-3535
  9  3396 N 1st. St.                    Abilene             TX        79603-    (915) 672-0953 (915) 672-0956
 66  800 N Buchanan Blvd.               Amarillo            TX        79107-    (806) 379-8133 (806) 376-8255
 64  3126 Andrews Hwy.                  Odessa              TX        79762-    (915) 363-8777 (915) 363-8790
 63  #1 Meta Drive                      Midland             TX        79703-    (915) 686-8777 (915) 686-8781
 61  1501 Clarksville                   Paris               TX        75460-    (903) 785-3312 (903) 785-8940
 53  201 N GRAND                        Gainesville         TX        76240-    (940) 665-7001 (940) 665-7093
 88  8236 Marbach Rd.                   San Antonio         TX        78227-1   (210) 673-8888 (210) 678-0375
148  769 S State St.                    Salt Lake           UT        84111-    (801) 596-1000 (801) 596-1070
150  2700 Washington Blvd.              Ogden               UT        84401-    (801) 621-6734 (801) 621-6754
149  2111 W 3500 South                  West Valley Cit     UT        84119-    (801) 973-2828 (801) 974-9430
351  2850 Riverside Dr                  Danville            VA        24540-    (804) 791-3900 (804) 799-0707
491  3506 Williamson Rd                 Roanoke             VA        24012-    (540) 366-4000 (540) 366-5378
350  2901 Memorial Ave                  Lynchburg           VA        24501-    (804) 846-1001 (804) 845-1561
348  601 21st ST NW                     Roanoke             VA        24017-    (540) 981-1000 (540) 345-7993
352  2422 Virginia Ave                  Collinsville        VA        24078-    (540) 647-3949 (540) 647-1867
353  310 Avon St Bldg 1 Ste 14          Charlottesville     VA        22902-    (804) 295-0000 (804) 295-0499
354  2542 S Crater Rd                   Petersburg          VA        23805-    (804) 733-1173 (804) 862-2892
355  4660 N Southside Plaza             Richmond            VA        23224-    (804) 233-3005 (804) 233-5130
356  3099 Mechanicsville Turnpi         Richmond            VA        23223-    (804) 643-3333 (804) 643-3565
357  439 Jefferson Davis Hwy            Fredericksburg      VA        22401-    (540) 371-2378 (540) 371-8190
349  3035 N Franklin St                 Christainsburg      VA        24073-    (540) 381-1817 (540) 381-2193
318  1315 Plaza East                    Charleston          WV        25301-    (304) 345-9100 (304) 345-6970
322  731 9th Ave                        Huntington          WV        25701-    (304) 525-9500 (304) 525-5670
347  1178 W Main St                     Bridgeport          WV        26330-    (304) 842-5476 (304) 842-2739
378  34 Riverwalk Plaza                 S Charleston        WV        25303-    (304) 744-8219 (304) 744-8357
379  926 Division St                    Parkersburg         WV        26101-    (304) 428-1900 (304) 422-2419

                                Connie Add List

STO  ADD1                               CITY               ST        ZIP       PHONE1          FAX
-------------------------------------------------------------------------------------------------------------
346  #27 By-Pass Plaza                  Beckley           WV        25801-    (304) 253-7368   (304) 253-7576

                       SCHEDULE III TO SECURITY AGREEMENT

                         DEBTOR'S CHIEF EXECUTIVE OFFICE
                                       AND
                           PRINCIPAL PLACE OF BUSINESS


Alrenco, Inc.:             714 E. Kimbrough
                           Mesquite, Texas 75185


RTO Operating, Inc.:       714 E. Kimbrough
                           Mesquite, Texas 75185


RTO Holding Co., Inc.:     850 Library Avenue
                           Suite 204-H
                           Newark, Delaware 19715


ATRO, INC.:                961 E. Main Street
                           Spartanburg, South Carolina 29302


Action Rent-To-Own
Holdings of
South Carolina, Inc.:      961 E. Main Street
                           Spartanburg, South Carolina 29302

                        SCHEDULE IV TO SECURITY AGREEMENT

                         DEBTOR'S PLACES OF BUSINESS NOT
                          LISTED ON SCHEDULE II OR III

                                     NONE.

                                                                     EXHIBIT A-1
                                                           to Security Agreement

                                    AGREEMENT
                                   (Trademark)

       THIS AGREEMENT (TRADEMARK) (this "Agreement"), dated as of _____________, 1998, among RTO Operating, Inc. ("RTO Operating" and sometimes a "Debtor") and ATRO, Inc., f/k/a RTO Trademark Company, Inc.(, "ATRO", and sometimes a "Debtor" and together with RTO Operating, the "Debtors"), and Comerica Bank in its capacity as agent for the Banks referred to below ("Secured Party").

                                   WITNESSETH


       A. WHEREAS, pursuant to that certain Alrenco Credit Agreement dated as of February 26, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement"), among the Alrenco, Inc. ("Company"), each of the financial institutions party thereto (collectively, the "Banks") and Secured Party, as Agent for the Banks, the Banks have agreed, subject to the satisfaction of certain terms and conditions, to make Advances to Company and to provide for the issuance of Letters of Credit for the account of Company, individually, or jointly and severally with certain of the other Account Parties (as such terms are defined in the Credit Agreement), as provided therein; and

       B. WHEREAS, in connection with the Credit Agreement, the Debtors has executed and delivered a Security Agreement, dated as of the date hereof (as amended or otherwise modified from time to time, the "Security Agreement"); and

       C. WHEREAS, as a condition precedent to the making of the initial Advances under the Credit Agreement, the Debtors are required to execute and deliver this Agreement and to further confirm the grant to the Secured Party for the benefit of the Banks a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Indebtedness.

       NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Banks to make Advances (including the initial Advance) to the Company pursuant to the Credit Agreement, each of the Debtors agrees, for the benefit of the Banks, as follows:

       SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

       SECTION 2. Grant of Security Interest. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Indebtedness described in the Security Agreement each of the Debtors does hereby mortgage, pledge and hypothecate to the

Secured Party for the benefit of the Banks, and grant to the Secured Party for the benefit of the Banks a security interest in, all of the following property (the "Trademark Collateral"), whether now owned or hereafter acquired or existing:

              (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark") now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including those referred to in Item A of Attachment 1 hereto;

              (b) all Trademark licenses, including each Trademark license referred to in Item B of Attachment 1 hereto;

              (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b);

              (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

              (e) all proceeds of, and rights associated with, the foregoing, including any claim by the Debtors against third parties for past, present, or future infringement or dilution of any Trademark, Trademark registration, or Trademark license, including any Trademark, Trademark registration or Trademark license referred to in Item A and Item B of Attachment 1 hereto, or for any injury to the goodwill associated with the use of any Trademark or for breach or enforcement of any Trademark license.

       SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Debtors for the purpose of registering the security interest of the Secured Party and the Banks in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party and the Banks under the Security Agreement. The Security Agreement (and all rights and remedies of the Secured Party and the Banks thereunder shall remain in full force and effect in accordance with its terms.

       SECTION 4. Release of Security Interest. Upon payment in full of all Indebtedness and commitment (whether optional or obligatory) to extend any credit under the Credit Agreement has been terminated, the Secured Party shall, at the Debtors' expense, execute and deliver to the Debtors all instruments and other documents as may be necessary or proper to release the lien on and security interest in the Trademark Collateral which has been granted hereunder.

       SECTION 5. Acknowledgment. Each of the Debtors does hereby further acknowledge and affirm that the rights and remedies of the Secured Party for the benefit of the Banks with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

       SECTION 6. Loan Documents, etc. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

       SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                          DEBTORS:

                          RTO OPERATING, INC.


                          By:
                              -------------------------------------
                          Its:
                              -------------------------------------

                          Address:          714 E. Kimbrough
                                            Mesquite, Texas 75149
                          Facsimile:        972-288-7753

                          ATRO, INC., f/k/a RTO Trademark Company, Inc.


                          By:
                              -------------------------------------
                          Its:
                              -------------------------------------

                          Address:          714 E. Kimbrough
                                            Mesquite, Texas 75149
                          Facsimile:        972-288-7753

                          COMERICA BANK, as Agent for the Banks


                          By:
                              -------------------------------------
                          Its:
                              -------------------------------------

                          Address:          One Detroit Center
                                            9th Floor, MC 3289
                                            Detroit, MI 48275-3289

                          Attention: Valerie Kin
                          Facsimile No: (313) 222-9434


                                                            SIGNATURE PAGE
                                                            TRADEMARK AGREEMENT
                                        4

                                                                    ATTACHMENT 1
                                                                              to
                                                                       Agreement
                                                                     (Trademark)

Item A.           Trademarks
                  ----------

                            REGISTERED TRADEMARKS
                            ---------------------



      Country*             Trademark               Registration No.                      Registration Date
      --------             ---------               ----------------                      -----------------


                        PENDING TRADEMARK APPLICATIONS
                        ------------------------------



      Country*             Trademark               Registration No.                      Registration Date
      --------             ---------               ----------------                      -----------------



                    TRADEMARK APPLICATIONS IN PREPARATION
                    -------------------------------------



                                                                          Expected                  Products/
      Country*             Trademark            Docket No.               Filing Date                Services
      --------             ---------            ----------               -----------                --------



    Item B.           Trademark Licenses
                      ------------------

                                                                                            Expected                   Expiration
      Country*             Trademark             Licensor              Licensee            Filing Date                    Date
      --------             ---------             --------              --------            -----------                    ----




-------------------
         * List items related to the United States first for ease of recordation. List items related to other countries next, grouped by country and in alphabetical order by country name.

                                  EXHIBIT M-1

                               PLEDGE AGREEMENT

                               (Alrenco, Inc.)



       THIS STOCK PLEDGE ("Stock Pledge") made as of this 26th day of February, 1998 by and between Alrenco, Inc., an Indiana corporation ("Company") and Comerica Bank, a Michigan banking corporation, as Agent for and on behalf of the Banks (as defined below) ("Secured Party").

       RECITALS:

       A. Pursuant to that certain Alrenco Revolving Credit Agreement dated as of February 26, 1998 (as may be amended, or otherwise modified from time to time, the "Credit Agreement") by and among Company, Secured Party as Agent and the financial institutions which are named in and are signatories to the Credit Agreement ("Banks"), the Banks have agreed to extend credit to Company on the terms set forth in the Credit Agreement.

       B. As a condition to the performance of their respective obligations under the Credit Agreement, the Banks, and Secured Party, as Agent for the Banks, have required that Company provide this Stock Pledge to Secured Party, as Agent for the Banks, granting various security interests, liens and other encumbrances as security for the Company's obligations under its Notes, the Credit Agreement and the other Loan Documents.

       C. Agent is acting as Agent for the Banks pursuant to Section 13.1 of the Credit Agreement.

       NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

       I.     Creation of Security Interest

       Company hereby grants to Secured Party, on behalf of Banks and the Agent, a security interest in the property described in paragraph II, below ("Collateral").

       II.    Collateral.

       The Collateral consists of the following:

       (a) 100% of the outstanding shares of each class of stock, (or other ownership interest) of each Subsidiary listed on Schedule A-1 hereto (as such Schedule may be revised pursuant to Section III B.1 hereof), together with all of the certificates and/or instruments representing such shares of stock (or other ownership interest), and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

       (b) 100% of any additional shares of stock, (or other ownership interest) of any of the Subsidiaries listed on Schedule A-1 hereto, at any time and from time to time acquired by the Company in any manner, all of the cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

       (c) All other property hereafter delivered to the Agent in substitution for or in addition to the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

       (d)    All products and proceeds of all of the foregoing.

         III.     Company's Obligations

       A. Payment of Secured Indebtedness. The security interest created herein is given as security for:

       (1) All of Company's obligations contained in or arising under or in connection with the Credit Agreement and the Notes issued by it from time to time pursuant to the Credit Agreement, and all obligations of Company contained in or arising under the other Loan Documents executed by Company;

       (2) All of Company's obligations contained in or arising under any and all Letter of Credit Agreements executed or to be executed by Company from time to time pursuant to the Credit Agreement, and any Letters of Credit issued or to be issued thereunder;

       (3) The obligations of Company for payment of all sums hereafter loaned, paid out, expended or advanced by or for the account of the Banks (or any of them) or by the Secured Party under the terms of this Stock Pledge, the Credit Agreement, or the other Loan Documents, in connection with the Collateral or any of the documents or instruments described in this Stock Pledge, the Credit Agreement or the other Loan Documents;

       together with interest thereon as provided for herein or therein; and also as security for all other indebtedness and liabilities, whether direct, indirect, absolute or contingent, owing by the Company to the Banks in any manner under the Credit Agreement or the Loan Documents, which hereafter become due, or that may hereafter be incurred by the Company to or acquired (pursuant to the Credit Agreement or the other Loan Documents) by the Banks, and all other future obligations of the Company to the Banks, their successors and assigns, howsoever created, arising or evidenced, whether joint or several, direct or indirect, absolute or contingent, primary or secondary, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all replacements, consolidations, amendments, renewals or extensions of the foregoing (collectively herein called the "Indebtedness").

       B.     Protection of Security Interest.

       (1) Company shall take any and all steps required to protect the Collateral, and in pursuance thereof Company agrees that Company shall deliver or caused to be delivered to Secured Party and Secured Party shall receive possession, on behalf of Banks, of certificates representing all of the pledged shares referred to in Schedule A-1, properly endorsed or with assignments separate from such certificates in blank for transfer. In addition Secured Party shall receive proof that appropriate acknowledgments, governmental approvals, share register entries, local pledge agreements, financing statements, collateral and other documents covering the Collateral have been executed and delivered by the appropriate parties and recorded on file with such Persons and in such jurisdictions as necessary to perfect the security interests, or other liens granted hereby and/or thereby. The Secured Party from time to time shall revise Schedule A-1 hereto and promptly deliver a copy thereto to Company and the Banks, on the effective date of the acquisition or creation by Company of a Subsidiary, adding to Schedule A-1 the name of each such Subsidiary so acquired or created, and upon such revision, Company shall be deemed to have pledged 100% of the capital stock (or other ownership interests) of each such Subsidiary so acquired or created to Secured Party for and on behalf of Banks.

       (2) It will not sell, transfer, assign or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of Secured Party, given at the direction of the Majority Banks, or permit anything to be done that may materially impair the value of any of the Collateral or the security intended to be afforded by this Stock Pledge.

       (3) It will, subject to the applicable terms of the Credit Agreement, pay all taxes and assessments upon the Collateral or for its use or operation before any interest or penalty for nonpayment attaches thereto unless said payment is being contested in good faith and it establishes a reserve as required by generally accepted accounting principles.

       (4) It will, subject to the applicable terms of the Credit Agreement, sign and execute alone or with Secured Party any financing statement or other document or procure any documents and pay all reasonable connected costs, necessary to protect the security interest under this Stock Pledge against the rights or interests of third persons.

       (5) It will, subject to the applicable terms of the Credit Agreement, reimburse Secured Party for all reasonable costs, including reasonable attorneys' fees, incurred for any action taken by Secured Party to remedy an Event of Default which Secured Party elects to remedy pursuant to its rights under Article VI hereof.

       (6)    It will:

                     (i) subject to the applicable terms of the Credit Agreement, allow Secured Party to examine, audit and inspect Company's books, accounts, records (including without limitation all records relating to the Collateral or the Indebtedness), ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon oral or written request of Secured Party, and to make and take away copies of any and all such books, accounts, records and ledgers. An examination of the records or properties of the Company may require revealment of proprietary and/or confidential data and information, and the provisions of Section 14.12 of the Credit Agreement are incorporated herein;

                     (ii) punctually and properly perform all of its covenants and duties under any other security agreement, mortgage, collateral pledge agreement or contract of any kind now or hereafter existing as security for or in connection with payment of the Indebtedness, or any part thereof;

                     (iii)  perform its obligations under the Loan Documents;

                     (iv) promptly furnish Secured Party with any information in writing which Secured Party may reasonably request concerning the Collateral;

                     (v) promptly notify Secured Party of any material change in any fact or circumstances warranted or represented by Company in this Stock Pledge or in any other writing furnished by Company to Secured Party in connection with the Collateral or the Indebtedness;

                     (vi) promptly notify Secured Party of any material claim, action or proceeding affecting the Collateral and title therein, or in any part thereof, or the security interest created herein, and, at the request of the Secured Party, appear in and defend, at Company's expense, any such action or proceeding; and

                     (vii) promptly, after being requested by Secured Party, pay to Secured Party the amount of all reasonable expenses, including reasonable attorneys' fees and other legal expenses, incurred by Secured Party in protecting and maintaining the Collateral or its rights hereunder, or in connection with any audit or inspection of the Collateral pursuant to the terms hereof, and in enforcing the security interest created herein.

       (7) With respect to any Collateral of a kind requiring an additional security agreement, financing statement, or other writing to perfect a security interest therein in favor of Secured Party, on behalf of Banks, Company will forthwith execute and deliver to Secured Party on behalf of Banks, whatever the Secured Party or the Majority Banks shall deem necessary or proper for such purpose. Should any covenant, duty or agreement of Company fail to be performed in accordance with its terms hereunder, Secured Party may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of Company, and any amount expended by Secured Party in such performance or attempted performance shall become part of the Indebtedness, and, at the request of Secured Party, Company agrees to pay such amount to Secured Party upon demand at Secured Party's office in Detroit, Michigan together with interest thereon at the highest rate which interest accrues on amounts after the same become due pursuant to the terms of any note executed pursuant to the Credit Agreement from the date of such expenditure by Secured Party until paid. With respect to any Collateral in which Company acquires any rights subsequent to the date hereof and which, under applicable law, a security interest is or can be perfected by possession, Company agrees to deliver possession of such Collateral to Secured Party immediately upon its acquisition of rights therein.

       (8) Company will hold the proceeds of any of the Collateral in trust for Secured Party on behalf of the Banks, will not commingle said proceeds with any other funds, and, after an Event of Default, will deliver such proceeds to Secured Party at its request.

       (9) If Secured Party, acting in its sole discretion, redelivers any Collateral to Company or Company's designee for the purpose of

                     (i)    the ultimate sale or exchange thereof, or

                     (ii) presentation, collection, renewal, or registration of transfer thereof,

such redelivery shall not constitute a release of Secured Party's security interest therein or in the proceeds thereof unless Secured Party, with the consent of the Majority Banks, specifically so agrees in writing.

       (10) If Company requests any such redelivery, Company will deliver with such request a duly executed financing statement in form and substance satisfactory to Secured Party.

       IV.    Default

       The term "Event of Default", as used herein, means the occurrence of any Event of Default under the Credit Agreement.

       V.     Consequence of Default.

       Upon an Event of Default, Secured Party shall be entitled, subject to applicable law, to all of its remedies specified herein, in the Credit Agreement, or in any other document executed in connection with the Credit Agreement or this Stock Pledge, or provided by law. Additionally, upon an Event of Default and subject to applicable law, Secured Party will be entitled to receive all dividends payable in respect of the pledged shares evidencing the Collateral pledged under this Stock Pledge, and may change the registration of any registerable Collateral to any other name or form and is hereby authorized to appoint any officer or agent of Secured Party as Company's true and lawful proxy and attorney-in-fact, with power, upon the occurrence of any Event of Default (exercisable so long as such Event of Default is continuing), to exercise all voting rights in respect of the shares evidencing the Collateral pledged hereby; to endorse Company's name or any of its officers' names or agents' names upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of the Secured Party in full or part payment of any amounts owing to the Banks; to give written notice to such office and officials of the United States Post Office to effect such change or changes of address so that all mail addressed to Company may be delivered directly to Secured Party; to execute on behalf of Company any financing statements, amendments, subordinations or other filings pursuant to the Credit Agreement; granting unto Secured Party on behalf of the Banks, as the proxy and attorney-in-fact of Company, full power to do any and all things necessary to be done in and about the premises as fully and effectually as Company might or could do, and hereby ratifying all that said proxy and attorney shall lawfully do or cause to be done by virtue hereof. The proxy and power of attorney described herein shall be deemed to be coupled with an interest and shall be irrevocable for the term of the Credit Agreement, and all transactions thereunder and thereafter as long as any Indebtedness or any of the commitments to lend remain outstanding. The Secured Party shall have full power, subject to applicable law to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof on behalf of the Banks in its own name or in the name of Company provided that Secured Party shall act in a commercially reasonable manner.

       VI.    Secured Party's Rights and Remedies.

       Secured Party shall have available to it (subject to applicable law) the following rights and remedies upon occurrence of an Event of Default:

       A. Right to Assign. Secured Party may assign this Stock Pledge only as provided in the Credit Agreement and if Secured Party does assign this Stock Pledge, the assignee shall be entitled to the performance of all of Company's obligations and agreements under this Stock Pledge, and the assignee shall be entitled to all the rights and remedies of Secured Party under this Stock Pledge.

       B. Right to Discharge Company's Obligations. Secured Party may (i) with the approval of the Majority Banks, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral which are superior to the security interest herein granted, (ii) remedy or cure any default of Company under the terms of any lease, rental agreement, land contract or other document which in any way pertains to or affects Company's title to or interest in any of the Collateral, (iii) pay for insurance on the Collateral, and (iv) pay for the maintenance and preservation of the Collateral, unless with respect to the obligations under clauses (i) or (ii) Company is contesting in good faith such obligations, and Company agrees to reimburse Secured Party, on demand, for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, with interest, which payments and expenses shall be secured by the security intended to be afforded by this Stock Pledge.

       C. Remedies and Enforcement. Secured Party shall have and may exercise any and all rights of enforcement and remedies afforded to a secured party under the Uniform Commercial Code as adopted and in force in the State of Michigan, to the extent permitted by applicable law, on the date of this Stock Pledge or the date of Company's default together with any and all other rights and remedies otherwise provided and available to Secured Party by law unless such application would result in the invalidity or unenforceability of any provision hereof, in which case the law of the state in which any of the Collateral is located shall apply to the extent necessary to render such provision valid and enforceable; and, in conjunction with, in addition to, or substitution for those rights, at Secured Party's discretion, Secured Party may:

              (1) Apply any of the Collateral against any of the Indebtedness secured hereby;

              (2) Waive any default, or remedy any default in any reasonable manner, without waiving its rights and remedies upon default and without waiving any other prior or subsequent default;

              (3) Without any notice to Company, notify any parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) the indebtedness thereunder or evidenced thereby. Upon request of the Secured Party, Company will, at its own expense, notify any parties obligated to Company on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder. Company agrees that Secured Party shall not be liable for any loss or damage which Company suffers or may suffer as a result of Secured Party's processing of items or its exercise of any other rights or remedies under this Stock Pledge, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party not related to or affiliated with Company arising out of or in connection with the processing of items (excluding only the claims of such third parties in connection with the processing of items based solely upon the gross negligence or willful misconduct of Secured Party) or the exercise of any other rights or remedies hereunder. Company further agrees to indemnify and hold Secured Party harmless from and against all such third party claims, demands or actions, including without limitation litigation costs and reasonable attorneys' fees.

       D.     Right of Sale.

              (1) Company agrees that upon the occurrence of an Event of Default (taking into account applicable periods of cure, if any), Secured Party may, at its option, sell and dispose of the Collateral at public or private sale without any previous demand of performance. Company agrees that notice of such sale sent to Company's address, as set forth in the Credit Agreement, by certified or registered mail sent at least five (5) days prior to such sale, shall constitute reasonable notice of sale. The foregoing shall not require notice if none is necessary under applicable law. The proceeds of sale shall be applied in the following order:

                     (i) to all reasonable costs and charges incurred by Secured Party in the taking and causing the removal and sale of said property, including such reasonable attorneys' fees as shall have been incurred by Secured Party;

                     (ii) to the Indebtedness, including all accrued interest thereon; and

                     (iii) any surplus of such proceeds remaining shall be paid to the Company, or to such other party who shall lawfully be entitled thereto.

              (2) At any sale or sales made pursuant to this Stock Pledge or in a suit to foreclose the same, the Collateral may be sold en masse or separately, at the same or at different times, at the option of the Secured Party or its assigns. Such sale may be public or private with notice as required by the Uniform Commercial Code as then in effect in the state in which the Collateral is located, and the Collateral need not be present at the time or place of sale. At any such sale, the Secured Party or the holder of any note hereby secured may bid for and purchase any of the property sold, notwithstanding that such sale is conducted by the Secured Party or its attorneys, agents, or assigns.

       E. Miscellaneous. Secured Party shall have the right at all times to enforce the provisions of this Stock Pledge on behalf of Banks in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Secured Party in refraining from so doing at any time or times. The failure of Secured Party at any time or times to enforce its rights under said provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Stock Pledge or as having in any way or manner modified the same. All rights and remedies of Secured Party and Banks are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

       VII.   Representations and Warranties of Company.

       Company represents and warrants, as continuing representations and warranties so long as the Credit Agreement remains in effect, that:

       A. The individual signatory hereto has authority to execute and deliver this Stock Pledge on behalf of Company.

       B. No financing statement covering the Collateral, or any part thereof, has been filed with any filing officer other than in favor of Secured Party.

       C. No other agreement, pledge or assignment covering the Collateral, or any part thereof, has been made and no security interest, other than the one created hereby or pursuant to pledges and security agreements previously made in favor of Secured Party on behalf of the Banks, has attached or been perfected in the Collateral or in any part thereof.

       D. No material dispute, right of setoff, counterclaim or defenses exist with respect to any part of the Collateral.

       E. All information supplied and statements made in any financial or credit statements or application for credit prior to the execution of this Stock Pledge are true and correct as of the date hereof in all material respects.

       F. The Collateral, (1) in the case of each Subsidiary, constitutes all the issued and outstanding capital stock (or other ownership interests) of each of the Subsidiaries, (2) have been duly authorized and issued to Company,
(3) is fully paid and non-assessable, (4) is freely and validly assignable by Company, and (5) is not subject to any option, warrant right to call or commitment of any kind or nature.

       G. At the time Secured Party's security interest attaches to any of the Collateral or its proceeds, Company will be the lawful owner with the right to transfer any interest therein, and that Company will make such further assurances as to prove its title to the Collateral as may be reasonably required and will defend the Collateral and its proceeds against the lawful claims and demands of all persons whomsoever. The delivery at any time by Company to Secured Party of Collateral or financing statements covering Collateral shall constitute a representation and warranty by Company under this Stock Pledge that, with respect to such Collateral, and each item thereof, Company is owner of the Collateral and the matters heretofore warranted in this paragraph are true and correct.

       VIII.  Mutual Agreements.

       Company and Secured Party mutually agree as follows:

       A. "Company" and "Secured Party" as used in this Stock Pledge include the successors and permitted assigns of those parties.

       B. To the extent permitted by applicable law, except as otherwise provided herein, the law governing this secured transaction shall be that of the State of Michigan.

       C. This Stock Pledge includes all amendments and supplements hereto and assignments hereof and Company and Secured Party shall not be bound by any amendment or undertaking not expressed in a writing executed by each of them.

       D. All capitalized terms not specifically defined herein which are defined in the Credit Agreement are used as defined in the Credit Agreement.

       E. This Stock Pledge shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is reduced to zero) and Secured Party's security interest in the Collateral as granted herein shall continue in full force and effect until all of the Indebtedness is indefeasibly repaid and discharged in full and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remains outstanding.

       F. The parties hereto acknowledge that this Stock Pledge is subject to the mutual waiver of jury trial contained in Section 14.15 of the Credit Agreement and to the consent to jurisdiction provisions contained in Section
14.2 of the Credit Agreement.

       G. This Stock Pledge has been executed and delivered pursuant to the Credit Agreement and in the event of any conflict between this Stock Pledge and the Credit Agreement, the Credit Agreement shall govern.


                     [SIGNATURES FOLLOW ON SUCCEEDING PAGE]

         IN WITNESS WHEREOF, Company and Secured Party have executed this Stock Pledge on the day and year first above written.


                               COMPANY:

                               ALRENCO, INC., an Indiana corporation



                               By:
                                   ------------------------------------
                               Its:
                                   ------------------------------------



                               ACCEPTED BY SECURED PARTY:

                               COMERICA BANK, as Agent for the Banks



                               By:
                                   ------------------------------------
                               Its:
                                   ------------------------------------















                                                               SIGNATURE PAGE
                                                               PLEDGE AGREEMENT

                                  SCHEDULE A-1



                                         Shares Issued
        Subsidiaries                    and Outstanding          Shares Pledged
        ------------                    ---------------          --------------
RTO Operating, Inc.                           100                     100

RTO Holding Co., Inc.                         100                     100

Action Rent-to-Own Holdings of               1,000                   1,000
South Carolina, Inc.

                                  EXHIBIT M-2

                                PLEDGE AGREEMENT

                            (RTO Holding, Co., Inc.)



       THIS STOCK PLEDGE ("Stock Pledge") made as of this 26th day of February, 1998 by and between RTO Holding, Co., Inc., a Delaware ("Pledgor") and Comerica Bank, a Michigan banking corporation, as Agent for and on behalf of the Banks (as defined below) ("Secured Party").

       RECITALS:

       A. Pursuant to that certain Alrenco Revolving Credit Agreement dated as of February 26, 1998 (as may be amended, or otherwise modified from time to time, the "Credit Agreement") by and among Company, Secured Party as Agent and the financial institutions which are named in and are signatories to the Credit Agreement ("Banks"), the Banks have agreed to extend credit to Company on the terms set forth in the Credit Agreement.

       B. As a condition to the performance of their respective obligations under the Credit Agreement, the Banks, and Secured Party, as Agent for the Banks, have required that Pledgor provide this Stock Pledge to Secured Party, as Agent for the Banks, granting various security interests, liens and other encumbrances as security for the Company's obligations under its Notes, the Credit Agreement and the other Loan Documents.

       C. Agent is acting as Agent for the Banks pursuant to Section 13.1 of the Credit Agreement.

       NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

       I.     Creation of Security Interest

       Pledgor hereby grants to Secured Party, on behalf of Banks and the Agent, a security interest in the property described in paragraph II, below ("Collateral").

       II.    Collateral.

       The Collateral consists of the following:

       (a) 100% of the outstanding shares of each class of stock, (or other ownership interest) of each Subsidiary listed on Schedule A-1 hereto (as such Schedule may be revised pursuant to Section III B.1 hereof), together with all of the certificates and/or instruments representing such shares of stock (or other ownership interest), and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

       (b) 100% of any additional shares of stock, (or other ownership interest) of any of the Subsidiaries listed on Schedule A-1 hereto, at any time and from time to time acquired by the Pledgor in any manner, all of the cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

       (c) All other property hereafter delivered to the Agent in substitution for or in addition to the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

       (d)    All products and proceeds of all of the foregoing.

       III.   Pledgor's Obligations

       A. Payment of Secured Indebtedness. The security interest created herein is given as security for:

       (1) All of Company's obligations contained in or arising under or in connection with the Credit Agreement and the Notes issued by it from time to time pursuant to the Credit Agreement, and all obligations of Company contained in or arising under the other Loan Documents executed by Company;

       (2) All of Company's obligations contained in or arising under any and all Letter of Credit Agreements executed or to be executed by Company from time to time pursuant to the Credit Agreement, and any Letters of Credit issued or to be issued thereunder;

       (3) The obligations of Pledgor for payment of all sums hereafter loaned, paid out, expended or advanced by or for the account of the Banks (or any of them) or by the Secured Party under the terms of this Stock Pledge or the other Loan Documents, in connection with the Collateral or any of the documents or instruments described in this Stock Pledge or the other Loan Documents;

       together with interest thereon as provided for herein or therein; and also as security for all other indebtedness and liabilities, whether direct, indirect, absolute or contingent, owing by the Company to the Banks in any manner under the Credit Agreement or the Loan Documents, which hereafter become due, or that may hereafter be incurred by the Company to or acquired (pursuant to the Credit Agreement or the other Loan Documents) by the Banks, and all other future obligations of the Company to the Banks, their successors and assigns, howsoever created, arising or evidenced, whether joint or several, direct or indirect, absolute or contingent, primary or secondary, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all replacements, consolidations, amendments, renewals or extensions of the foregoing (collectively herein called the "Indebtedness").

       B.     Protection of Security Interest.

       (1) Pledgor shall take any and all steps required to protect the Collateral, and in pursuance thereof Pledgor agrees that Pledgor shall deliver or caused to be delivered to Secured Party and Secured Party shall receive possession, on behalf of Banks, of certificates representing all of the pledged shares referred to in Schedule A-1, properly endorsed or with assignments separate from such certificates in blank for transfer. In addition Secured Party shall receive proof that appropriate acknowledgments, governmental approvals, share register entries, local pledge agreements, financing statements, collateral and other documents covering the Collateral have been executed and delivered by the appropriate parties and recorded on file with such Persons and in such jurisdictions as necessary to perfect the security interests, or other liens granted hereby and/or thereby. The Secured Party from time to time shall revise Schedule A-1 hereto and promptly deliver a copy thereto to Pledgor and the Banks, on the effective date of the acquisition or creation by Pledgor of a Subsidiary, adding to Schedule A-1 the name of each such Subsidiary so acquired or created, and upon such revision, Pledgor shall be deemed to have pledged 100% of the capital stock (or other ownership interests) of each such Subsidiary so acquired or created to Secured Party for and on behalf of Banks.

       (2) It will not sell, transfer, assign or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of Secured Party, given at the direction of the Majority Banks, or permit anything to be done that may materially impair the value of any of the Collateral or the security intended to be afforded by this Stock Pledge.

       (3) It will, subject to the applicable terms of the Credit Agreement, pay all taxes and assessments upon the Collateral or for its use or operation before any interest or penalty for nonpayment attaches thereto unless said payment is being contested in good faith and it establishes a reserve as required by generally accepted accounting principles.

       (4) It will, subject to the applicable terms of the Credit Agreement, sign and execute alone or with Secured Party any financing statement or other document or procure any documents and pay all reasonable connected costs, necessary to protect the security interest under this Stock Pledge against the rights or interests of third persons.

       (5) It will, subject to the applicable terms of the Credit Agreement, reimburse Secured Party for all reasonable costs, including reasonable attorneys' fees, incurred for any action taken by Secured Party to remedy an Event of Default which Secured Party elects to remedy pursuant to its rights under Article VI hereof.

       (6)    It will:

                     (i) subject to the applicable terms of the Credit Agreement, allow Secured Party to examine, audit and inspect Pledgor's books, accounts, records (including without limitation all records relating to the Collateral or the Indebtedness), ledgers and assets and properties of every kind and description wherever located at all reasonable times during normal business hours, upon oral or written request of Secured Party, and to make and take away copies of any and all such books, accounts, records and ledgers. An examination of the records or properties of the Pledgor may require revealment of proprietary and/or confidential data and information, and the provisions of Section 14.12 of the Credit Agreement are incorporated herein;

                     (ii) punctually and properly perform all of its covenants and duties under any other security agreement, mortgage, collateral pledge agreement or contract of any kind now or hereafter existing as security for or in connection with payment of the Indebtedness, or any part thereof;

                     (iii)  perform its obligations under the Loan Documents;

                     (iv) promptly furnish Secured Party with any information in writing which Secured Party may reasonably request concerning the Collateral;

                     (v) promptly notify Secured Party of any material change in any fact or circumstances warranted or represented by Pledgor in this Stock Pledge or in any other writing furnished by Pledgor to Secured Party in connection with the Collateral or the Indebtedness;

                     (vi) promptly notify Secured Party of any material claim, action or proceeding affecting the Collateral and title therein, or in any part thereof, or the security interest created herein, and, at the request of the Secured Party, appear in and defend, at Pledgor's expense, any such action or proceeding; and

                     (vii) promptly, after being requested by Secured Party, pay to Secured Party the amount of all reasonable expenses, including reasonable attorneys' fees and other legal expenses, incurred by Secured Party in protecting and maintaining the Collateral or its rights hereunder, or in connection with any audit or inspection of the Collateral pursuant to the terms hereof, and in enforcing the security interest created herein.

       (7) With respect to any Collateral of a kind requiring an additional security agreement, financing statement, or other writing to perfect a security interest therein in favor of Secured Party, on behalf of Banks, Pledgor will forthwith execute and deliver to Secured Party on behalf of Banks, whatever the Secured Party or the Majority Banks shall deem necessary or proper for such purpose. Should any covenant, duty or agreement of Pledgor fail to be performed in accordance with its terms hereunder, Secured Party may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of Pledgor, and any amount expended by Secured Party in such performance or attempted performance shall become part of the Indebtedness, and, at the request of Secured Party, Pledgor agrees to pay such amount to Secured Party upon demand at Secured Party's office in Detroit, Michigan together with interest thereon at the highest rate which interest accrues on amounts after the same become due pursuant to the terms of any note executed pursuant to the Credit Agreement from the date of such expenditure by Secured Party until paid. With respect to any Collateral in which Pledgor acquires any rights subsequent to the date hereof and which, under applicable law, a security interest is or can be perfected by possession, Pledgor agrees to deliver possession of such Collateral to Secured Party immediately upon its acquisition of rights therein.

       (8) Pledgor will hold the proceeds of any of the Collateral in trust for Secured Party on behalf of the Banks, will not commingle said proceeds with any other funds, and, after an Event of Default, will deliver such proceeds to Secured Party at its request.

       (9) If Secured Party, acting in its sole discretion, redelivers any Collateral to Pledgor or Pledgor's designee for the purpose of

                     (i)    the ultimate sale or exchange thereof, or

                     (ii) presentation, collection, renewal, or registration of transfer thereof,

such redelivery shall not constitute a release of Secured Party's security interest therein or in the proceeds thereof unless Secured Party, with the consent of the Majority Banks, specifically so agrees in writing.

       (10) If Pledgor requests any such redelivery, Pledgor will deliver with such request a duly executed financing statement in form and substance satisfactory to Secured Party.

       IV.    Default

       The term "Event of Default", as used herein, means the occurrence of any Event of Default under the Credit Agreement.

       V.     Consequence of Default.

       Upon an Event of Default, Secured Party shall be entitled, subject to applicable law, to all of its remedies specified herein, in the Credit Agreement, or in any other document executed in connection with the Credit Agreement or this Stock Pledge, or provided by law. Additionally, upon an Event of Default and subject to applicable law, Secured Party will be entitled to receive all dividends payable in respect of the pledged shares evidencing the Collateral pledged under this Stock Pledge, and may change the registration of any registerable Collateral to any other name or form and is hereby authorized to appoint any officer or agent of Secured Party as Pledgor's true and lawful proxy and attorney-in-fact, with power, upon the occurrence of any Event of Default (exercisable so long as such Event of Default is continuing), to exercise all voting rights in respect of the shares evidencing the Collateral pledged hereby; to endorse Pledgor's name or any of its officers' names or agents' names upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of the Secured Party in full or part payment of any amounts owing to the Banks; to give written notice to such office and officials of the United States Post Office to effect such change or changes of address so that all mail addressed to Pledgor may be delivered directly to Secured Party; to execute on behalf of Pledgor any financing statements, amendments, subordinations or other filings pursuant to the Credit Agreement; granting unto Secured Party on behalf of the Banks, as the proxy and attorney-in-fact of Pledgor, full power to do any and all things necessary to be done in and about the premises as fully and effectually as Pledgor might or could do, and hereby ratifying all that said proxy and attorney shall lawfully do or cause to be done by virtue hereof. The proxy and power of attorney described herein shall be deemed to be coupled with an interest and shall be irrevocable for the term of the Credit Agreement, and all transactions thereunder and thereafter as long as any Indebtedness or any of the commitments to lend remain outstanding. The Secured Party shall have full power, subject to applicable law to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof on behalf of the Banks in its own name or in the name of Pledgor provided that Secured Party shall act in a commercially reasonable manner.

       VI.    Secured Party's Rights and Remedies.

       Secured Party shall have available to it (subject to applicable law) the following rights and remedies upon occurrence of an Event of Default:

       A. Right to Assign. Secured Party may assign this Stock Pledge only as provided in the Credit Agreement and if Secured Party does assign this Stock Pledge, the assignee shall be entitled to the performance of all of Pledgor's obligations and agreements under this Stock Pledge, and the assignee shall be entitled to all the rights and remedies of Secured Party under this Stock Pledge.

       B. Right to Discharge Pledgor's Obligations. Secured Party may (i) with the approval of the Majority Banks, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral which are superior to the security interest herein granted, (ii) remedy or cure any default of Pledgor under the terms of any lease, rental agreement, land contract or other document which in any way pertains to or affects Pledgor's title to or interest in any of the Collateral, (iii) pay for insurance on the Collateral, and (iv) pay for the maintenance and preservation of the Collateral, unless with respect to the obligations under clauses (i) or (ii) Pledgor is contesting in good faith such obligations, and Pledgor agrees to reimburse Secured Party, on demand, for any payment made or any expense incurred by Secured Party pursuant to the foregoing authorization, with interest, which payments and expenses shall be secured by the security intended to be afforded by this Stock Pledge.

       C. Remedies and Enforcement. Secured Party shall have and may exercise any and all rights of enforcement and remedies afforded to a secured party under the Uniform Commercial Code as adopted and in force in the State of Michigan, to the extent permitted by applicable law, on the date of this Stock Pledge or the date of Pledgor's default together with any and all other rights and remedies otherwise provided and available to Secured Party by law unless such application would result in the invalidity or unenforceability of any provision hereof, in which case the law of the state in which any of the Collateral is located shall apply to the extent necessary to render such provision valid and enforceable; and, in conjunction with, in addition to, or substitution for those rights, at Secured Party's discretion, Secured Party may:

              (1) Apply any of the Collateral against any of the Indebtedness secured hereby;

              (2) Waive any default, or remedy any default in any reasonable manner, without waiving its rights and remedies upon default and without waiving any other prior or subsequent default;

              (3) Without any notice to Pledgor, notify any parties obligated on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) the indebtedness thereunder or evidenced thereby. Upon request of the Secured Party, Pledgor will, at its own expense, notify any parties obligated to Pledgor on any of the Collateral to make payment to the Secured Party of any amounts due or to become due thereunder. Pledgor agrees that Secured Party shall not be liable for any loss or damage which Pledgor suffers or may suffer as a result of Secured Party's processing of items or its exercise of any other rights or remedies under this Stock Pledge, including without limitation indirect, special or consequential damages, loss of revenues or profits, or any claim, demand or action by any third party not related to or affiliated with Pledgor arising out of or in connection with the processing of items (excluding only the claims of such third parties in connection with the processing of items based solely upon the gross negligence or willful misconduct of Secured Party) or the exercise of any other rights or remedies hereunder. Pledgor further agrees to indemnify and hold Secured Party harmless from and against all such third party claims, demands or actions, including without limitation litigation costs and reasonable attorneys' fees.

       D.     Right of Sale.

              (1) Pledgor agrees that upon the occurrence of an Event of Default (taking into account applicable periods of cure, if any), Secured Party may, at its option, sell and dispose of the Collateral at public or private sale without any previous demand of performance. Pledgor agrees that notice of such sale sent to Pledgor's address, as set forth in the Credit Agreement, by certified or registered mail sent at least five (5) days prior to such sale, shall constitute reasonable notice of sale. The foregoing shall not require notice if none is necessary under applicable law. The proceeds of sale shall be applied in the following order:

                     (i) to all reasonable costs and charges incurred by Secured Party in the taking and causing the removal and sale of said property, including such reasonable attorneys' fees as shall have been incurred by Secured Party;

                     (ii) to the Indebtedness, including all accrued interest thereon; and

                     (iii) any surplus of such proceeds remaining shall be paid to the Pledgor, or to such other party who shall lawfully be entitled thereto.

              (2) At any sale or sales made pursuant to this Stock Pledge or in a suit to foreclose the same, the Collateral may be sold en masse or separately, at the same or at different times, at the option of the Secured Party or its assigns. Such sale may be public or private with notice as required by the Uniform Commercial Code as then in effect in the state in which the Collateral is located, and the Collateral need not be present at the time or place of sale. At any such sale, the Secured Party or the holder of any note hereby secured may bid for and purchase any of the property sold, notwithstanding that such sale is conducted by the Secured Party or its attorneys, agents, or assigns.

       E. Miscellaneous. Secured Party shall have the right at all times to enforce the provisions of this Stock Pledge on behalf of Banks in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Secured Party in refraining from so doing at any time or times. The failure of Secured Party at any time or times to enforce its rights under said provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific provisions of this Stock Pledge or as having in any way or manner modified the same. All rights and remedies of Secured Party and Banks are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

       VII.   Representations and Warranties of Pledgor.

       Pledgor represents and warrants, as continuing representations and warranties so long as the Credit Agreement remains in effect, that:

       A. The individual signatory hereto has authority to execute and deliver this Stock Pledge on behalf of Pledgor.

       B. No financing statement covering the Collateral, or any part thereof, has been filed with any filing officer other than in favor of Secured Party.

       C. No other agreement, pledge or assignment covering the Collateral, or any part thereof, has been made and no security interest, other than the one created hereby or pursuant to pledges and security agreements previously made in favor of Secured Party on behalf of the Banks, has attached or been perfected in the Collateral or in any part thereof.

       D. No material dispute, right of setoff, counterclaim or defenses exist with respect to any part of the Collateral.

       E. All information supplied and statements made in any financial or credit statements or application for credit prior to the execution of this Stock Pledge are true and correct as of the date hereof in all material respects.

       F. The Collateral, (1) in the case of each Subsidiary, constitutes all the issued and outstanding capital stock (or other ownership interests) of each of the Subsidiaries, (2) have been duly authorized and issued to Pledgor,
(3) is fully paid and non-assessable, (4) is freely and validly assignable by Pledgor, and (5) is not subject to any option, warrant right to call or commitment of any kind or nature.

       G. At the time Secured Party's security interest attaches to any of the Collateral or its proceeds, Pledgor will be the lawful owner with the right to transfer any interest therein, and that Pledgor will make such further assurances as to prove its title to the Collateral as may be reasonably required and will defend the Collateral and its proceeds against the lawful claims and demands of all persons whomsoever. The delivery at any time by Pledgor to Secured Party of Collateral or financing statements covering Collateral shall constitute a representation and warranty by Pledgor under this Stock Pledge that, with respect to such Collateral, and each item thereof, Pledgor is owner of the Collateral and the matters heretofore warranted in this paragraph are true and correct.

       VIII.  Mutual Agreements.

       Pledgor and Secured Party mutually agree as follows:

       A. "Pledgor" and "Secured Party" as used in this Stock Pledge include the successors and permitted assigns of those parties.

       B. To the extent permitted by applicable law, except as otherwise provided herein, the law governing this secured transaction shall be that of the State of Michigan.

       C. This Stock Pledge includes all amendments and supplements hereto and assignments hereof and Pledgor and Secured Party shall not be bound by any amendment or undertaking not expressed in a writing executed by each of them.

       D. All capitalized terms not specifically defined herein which are defined in the Credit Agreement are used as defined in the Credit Agreement.

       E. This Stock Pledge shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is reduced to zero) and Secured Party's security interest in the Collateral as granted herein shall continue in full force and effect until all of the Indebtedness is indefeasibly repaid and discharged in full and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remains outstanding.

       F. The parties hereto acknowledge that this Stock Pledge is subject to the mutual waiver of jury trial contained in Section 14.15 of the Credit Agreement and to the consent to jurisdiction provisions contained in Section
14.2 of the Credit Agreement.

       G. This Stock Pledge has been executed and delivered pursuant to the Credit Agreement and in the event of any conflict between this Stock Pledge and the Credit Agreement, the Credit Agreement shall govern.


                     [SIGNATURES FOLLOW ON SUCCEEDING PAGE]

         IN WITNESS WHEREOF, Pledgor and Secured Party have executed this Stock Pledge on the day and year first above written.


                                      Pledgor:

                                      RTO HOLDING, CO., INC., a Delaware
                                      corporation



                                      By:
                                         ---------------------------------
                                      Its:
                                         ---------------------------------



                                      ACCEPTED BY SECURED PARTY:

                                      COMERICA BANK, as Agent for the Banks



                                      By:
                                         ---------------------------------
                                      Its:
                                         ---------------------------------














                                                                 SIGNATURE PAGE
                                                               PLEDGE AGREEMENT

                                  SCHEDULE A-1



                                  Shares Issued
     Subsidiaries                and Outstanding              Shares Pledged
     ------------                ---------------              --------------
ATRO, Inc.                             100                             100

                                    EXHIBIT N

                                INTERCOMPANY NOTE

                         [RTO OPERATING, INC., AS MAKER]
                       [RTO HOLDINGS CO., INC., AS HOLDER]


                                                               February 26, 1998

         ON DEMAND, FOR VALUE RECEIVED, RTO OPERATING, INC., a Delaware corporation ("MAKER") promises to pay to the order of RTO HOLDINGS CO., INC., a Delaware corporation ("HOLDER") at such place as shall be designated from time to time by Maker to Holder, in lawful money of the United States of America or in such other currencies applicable to any particular advance made hereunder (each an "Advance" and, collectively, the "Advances") which may, from time to time, be outstanding hereunder or on the books of the Holder the aggregate amount of such Advances as may from time to time have been advanced by Holder to Maker and then be outstanding hereunder, together with interest thereon as hereinafter set forth.

         Each Advance shall bear interest at a per annum rate as the Maker and the Holder shall mutually agree to.

         Interest on the unpaid balance of all Advances shall be payable in immediately available funds quarterly commencing on April 1, 1998 and on the first day of each calendar quarter thereafter. Interest accruing shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed.

         This Note is a note under which advances, repayments and readvances may be made from time to time, subject to the Funds Flow Agreement dated as of February 26, 1998 by and among (inter alia) the Maker, the Holder and Comerica Bank, as Agent (as such term is defined below). This Note is secured by liens granted pursuant to that certain Security Agreement dated as of the February 26, 1998 between Maker as debtor and Holder as secured party.

         Upon the occurrence and during the continuance of an Event of Default, as defined in that certain Alrenco Revolving Credit Agreement dated as of February 26, 1998 (as amended, or otherwise modified from time to time, the "Credit Agreement") by and among Alrenco, Inc.("Company"), certain financial institutions from time to time signatory thereto (the "Banks") and Comerica Bank, as Agent for the Banks (the "Agent"), and following receipt of notice from the Agent, (A) no payments may be made of the principal of or interest on this Note, and (B) this Note shall be fully subordinated in all respects to the Indebtedness (as defined in the Credit Agreement).

         During the period when payments of interest hereon are not permitted by the preceding paragraph, interest shall accrue and be added to principal on each interest payment date.

         Maker agrees, and Holder by accepting this Note agrees, that: (A) the obligations evidenced by this Note are subordinated in right of payment, to the prior payment in full of all the Indebtedness; the subordination is for the benefit of the holders of the Indebtedness, and each holder of Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Indebtedness in reliance upon the covenants and provisions contained in this Note; (B) if Maker is prohibited by the terms of this Note from making any payment of principal, interest or any other sum under or in respect of this Note when due, and therefore the Maker shall fail to pay when due any such sum, such failure shall not constitute a default or event of default under and in respect of this Note (provided that interest shall continue to accrue as provided herein and be added to principal as herein set forth); and
(C) no revision to any provision of this Note applicable or relevant to the subordination of this Note to the Indebtedness shall be made or become effective until approved in writing by the holders of the Indebtedness.

         Holder waives notice of acceptance of this Note and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default and diligence in collecting any Indebtedness. This Note is immediately binding on the Holder. Holder further waives any and all other notices to which Holder might otherwise be entitled. Holder acknowledges and agrees that the Agent's rights under this Note are not conditioned upon pursuit by the Agent of any remedy the Agent may have against the Company or any other person or any other security. The absence of the Company's signature at the end of this Note shall in no way impair or affect the validity of this Note.

         The relative priorities of the Agent and Holder in the Collateral as set forth in this Note control irrespective of the time, method or order of attachment or perfection of the liens and security interests acquired by the parties in the Collateral and irrespective of the priorities as would otherwise be determined by reference to the Uniform Commercial Code or other applicable laws.

         Possession by the Agent of any note or other evidence of indebtedness made, endorsed or guaranteed by Borrower shall be conclusive evidence (but not the only means of establishing) that Borrower is indebted to the Agent and that this indebtedness is covered by this Note.

         This Note shall constitute a continuing agreement of subordination, even though at times Borrower is not indebted to the Agent. The Agent may continue, in reliance on this Note, without notice to Holder, to lend monies, extend credit, modify, renew or make other financial accommodations, to or for the account of Borrower. From time to time, the Agent may enter into any agreements with the Borrower or any party who may have pledged property or be responsible for payment of any Indebtedness, as the Agent may determine, extending the time of payment or renewing or otherwise altering the terms of all or any of the Indebtedness and the agreements related to it or the Collateral or affecting any security (including without limit the Collateral), pledge, or guaranty for it, or may exchange, sell, release, surrender or otherwise deal with any such security (including without limit the Collateral), pledge, or guaranty or may release any balance of funds of the Borrower with the Agent, without notice to the Holder and without in any way impairing or affecting this Note.

         Upon any distribution (whether cash, securities or other property, by setoff or otherwise) to creditors of Maker in a liquidation or dissolution of Maker or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Maker or its property: (A) holders of Indebtedness shall be entitled to payment in full of all obligations with respect to the Indebtedness (including interest after the commencement of any such proceeding at the rates specified for the applicable Indebtedness) to the date of payment of the Indebtedness before Holder shall be entitled to receive any payment of any obligations with respect to this Note; and (B) until all obligations with respect to the Indebtedness are paid in full, any distribution to which Holder would be entitled shall be made to holders of Indebtedness as their interests may appear.

         No right of any holder of Indebtedness to enforce the subordination of the indebtedness evidenced by this Note shall be impaired by any act or failure to act by the Maker or by its failure to comply with the terms and conditions of this Note.

         This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Michigan.

         Maker hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note.

         Nothing herein shall limit any right granted Holder by any other instrument or by law.

                                             RTO OPERATING, INC.

                                             By:
                                                 ------------------------------

                                             Its:
                                                 ------------------------------

                                   EXHIBIT O

                                 STORE LISTINGS